EDINBURGH PARTNERS

GROUP COMPLIANCE MANUAL

Index

Section	Topic
1	Regulators
2	Company Structure and Permissions
3	Principles
4	Senior Management Arrangements, Systems and Controls
5	Code of Ethics
6	Regulatory Registrations
7	Client Classification
8	Anti Money Laundering
9	New Clients
10	Portfolio Management and Dealing
11	Market Abuse and Insider Dealing
12	Conflicts of Interest Policy
13	Employee Service as Outside Director
14	Execution Policy
15	Proxy Voting
16	Complaint Handling
17	Inducements
18	Anti Bribery Policy
19	Anti Corruption Policy
20	Whistleblowing
21	FRI Blackout Policy
22	PA Dealing
23	Record Keeping
24	Information Security
25	Breach and Incident Management
26	Disaster Recovery
27	Advertising
28	Operational Risk
29	Training and Competence
30	Political Contributions and Lobbying
31	Research Policy
32	Schedule 1
33	Schedule 2
34	Schedule 3
35	Schedule 4
36	Schedule 5
37	Schedule 6
38	Schedule 7
39	Schedule 8

Group Compliance Manual Introduction

It is the policy of Edinburgh Partners (EP) that all operations are to be conducted in compliance with any applicable laws and with the highest ethical standards. This policy applies to all employees and others working on behalf of EP wherever located. Each employee of EP has an obligation to act at all times in an honest and ethical manner and with the highest integrity in dealings with clients and/or any third party.

The purpose of the compliance manual is to provide all employees and others working on behalf of EP the key policies and procedures which set out the standards that are expected.

This manual takes into account the regulations of the various regulators which EPL and its subsidiaries are regulated by.

EP's policies, governmental regulations and industry standards relating to these policies and procedures can change over time, therefore EP will modify these policies and procedures as and when required. Should EP significantly revise any section within this manual, staff will receive written notification from the Chief Compliance Officer or their representative. It is the responsibility of each employee to become familiar with any modifications to the manual.

1. Regulators

EPL is registered with the following regulators:

  The Financial Conduct Authority in the UK (FCA);
  The Securities and Exchange Commission (SEC) in the US;
  Australian Securities and Investment Commission (ASIC) – as Non Registered Entity under a class exemption for International Advisers;
  The British Columbia Securities Commission (BCSC) in Canada;
  The Ontario Securities Commission (OSC) in Canada;
  Nova Scotia Securities Commission (NSSC) in Canada;
  Quebec - Autorite des Marches Financiers (AMF) in Canada; and
  Financial Services Commission (FSC) in Korea.

EPL acts as an Investment Advisor to Edinburgh Partners Opportunities Fund plc (EPOF), an Irish registered Investment Company. There are currently five sub funds and these are recognised by the Central Bank of Ireland in the Republic of Ireland. The five sub funds are:

  Edinburgh Partners Global Opportunities Fund
  Edinburgh Partners European Opportunities Fund
  Edinburgh Partners Pan European Opportunities Fund
  Edinburgh Partners Emerging Opportunities Fund
  Edinburgh Partners Worldwide Opportunities Fund

EPAL is authorised and regulated by the Financial Conduct Authority and acts as AIFM to two UK listed Investment Companies and to the EP Emerging Markets Portfolio LP (3C7 Fund).

EPNA is registered as an investment adviser with the Securities and Exchange Commission (SEC) in the US. EPNA acts as a sub-adviser to the EPOF Worldwide Opportunities sub-fund, the EPOF Global Opportunities sub-fund, the EPOF European sub-fund and the Pan European sub-fund.

Regulators

It is the role of the Regulatory and Operational Risk department to ensure that the regulated firms within EP conduct their business in compliance with relevant rules. However, it is the responsibility of all staff to be aware of and comply with those rules contained in the Compliance Manual that impact their area.

EPL is regulated by a number of regulators who have adopted rules which impose additional obligations to that required by the FCA. Whilst all individuals within EPL are required to meet FCA’s requirements in terms of behaviour including the additional requirements placed on Approved Persons, individuals are also required to maintain a standard of business conduct which reflects our fiduciary obligations. Other behaviours which regulations stipulate as unacceptable are the following:

  to employ any device, scheme or artifice to defraud our clients to make an untrue statement of a material fact to our clients or omit to state a material fact, or provide misleading information to engage in any act, practice or course of business that operates or would operate as fraud or deceit to our clients to engage in any manipulative practice with respect to our clients.

In addition, all staff are required to comply with applicable US and Canadian securities laws. At EP we aim to achieve this by translating all the relevant requirements into the procedures and guidelines which are set up within the Group. Thus, if employees are complying with the compliance manual requirements and all the relevant internal procedures they should meet these standards.

The SEC Fiduciary duty rule

As registered investment advisers, EPL, EPNA and their staff have fiduciary and other obligations to clients. This means EPL and EPNA must, among other things, (i) render disinterested and impartial advice; (ii) make suitable investment decisions (or recommendations) for clients in light of their investment objectives and restrictions; (iii) exercise a high degree of care to ensure that adequate and accurate representations and other information about investments are made to and selected for clients; (iv) have an adequate basis in fact for any and all recommendations, representations, and forecasts; (v) refrain from actions or transactions that conflict with interests of any client, unless the conflict has first been disclosed to the client and the client has (or may be considered to have) waived the conflict; and (vi) treat all clients fairly and equitably.

A breach of any of these duties or obligations may, depending on the circumstances, expose EPL and EPNA, their supervisory personnel and any employee involved to SEC or Canadian disciplinary actions and to potential criminal and civil liability, as well as subject the employee to the firm's sanctions up to and including termination of employment.

2. Company Structure and Permissions

Edinburgh Partners Limited (EPL), was established in 2003 and has four subsidiaries.; Edinburgh Partners AIFM Ltd (EPAL), which acts as the AIFM to two UK listed Investment Companies and the EP Emerging Markets Portfolio LP (3C7 Fund), Edinburgh Partners North America, Inc. (EPNA), an SEC registered investment adviser which also performs activities relating to sales, marketing and client service for US and Canadian clients of EPL, Edinburgh Partners EM GP LLC, which is a US entity established to set up the 3C7 Fund and Theseus Investment Partners Ltd, a dormant company. This group of companies will be collectively referred to as Edinburgh Partners (EP). EPL is a wholly owned subsidiary of Franklin Resources, Inc.

The executive directors of EPL are Sandy Nairn,Kenneth Greig and Jeremy Young. There are also four non-executive directors of EPL who are Adrian White, William Jackson, Martyn Gilbey and Paul John Brady. A structure chart is contained in schedule 1.

EPAL is a limited company and is 100% owned by EPL. It has three executive directors: Sandy Nairn, Kenneth Greig and Jeremy Young. The company has no staff, all services (with the exception of risk management) are either bought in from other Group companies or provided by external parties.

EPNA is wholly owned by EPL. It has three directors, Neil Devlin, Sandy Nairn and Tom Dickson.

Governance and Oversight

The primary responsibility for the development and maintenance of EP's internal control environment lies with the respective Boards.

To ensure that the Boards can manage EP's business in a timely and effective manner, EP has a committee structure in place which provides the framework within which its activities can be managed and monitored successfully:

  Executive Management Committee;
  Operational Management Committee;
  Broker Review Committee; and
  Product Governance Committee

This structure is shown in Schedule 1.

- Executive Management Committee (EMC)

Business and strategic management matters are addressed at monthly meetings of the EMC. This Committee monitors the operating performance of EPL and ensures that there is appropriate allocation of resource and responsibilities to each functional area of EPL. The EMC has oversight and governs material matters raised at the Operations Management Committee (OMC), the Broker Review Committee (BRC) and the Product Governance Committee (PGC).

Membership of this Committee comprises of the Legal Partner, Chief Operating Officer, Client Service & Sales Partner, Operations Partner, Investment Partner, Head of Regulatory and Operational Risk and Head of Projects.

- Operations Management Committee (OMC)

The OMC meets quarterly. The purpose of this Committee is to carry out oversight of policies and procedures, operational risk processes and outsourcing arrangements of EP, in accordance with strategy and policy as developed by the Boards and EMC. This Committee is responsible for the review and challenge of the Risk Assessment of the Group, which is then approved by the EPL Board of Directors.

Membership of this Committee comprises the Heads of the main operating departments. Any issues arising from this meeting are raised at the EMC.

- Broker Review Committee (BRC)

The BRC meets on a quarterly basis to review the approved broker list and to review operational performance, transaction costs and commission paid to each of the brokers during the previous quarter. The Committee comprises representatives from Investment Management, Fund Operations and Regulatory and Operational Risk. Any issues arising from this meeting are raised at the EMC.

- Product Governance Committee (PGC)

The PGC meets on an annual basis and on an ad hoc basis to review the appropriateness of existing products and services for EP’s current and potential client base. In addition, it reviews new products. Membership of this Committee comprises of the Chief Operating Officer and representatives from Client Services and Sales, Regulatory and Operational Risk. Fund Operations and Legal. Any issues arising from this meeting are raised at the EMC.

FCA Permissions

Edinburgh Partners Limited (EPL)

EPL is permitted to carry on the following activities subject to the conditions and restrictions set out below:

Managing Investments - This permission allows the Company to manage investments on behalf of customers.

Advising on Investments - This permission permits the Company to advise customers.

Dealing in Investments as agent - This permission allows the Company to deal in investments on behalf of customers.

Arranging (bringing about) deals in Investments - This permission allows the Company to arrange deals on behalf of customers.

Making arrangements with a view to transactions in Investments - This permission is an extension of permission 4 above and allows the Company to put in place arrangements in relation to persons entering into transactions in investments.

Agreeing to carry on a regulated activity - This permission allows the Company to agree to carry on any of the regulated activities mentioned above.

There are restrictions on the activities that EPL can undertake:

  EPL is not permitted to hold client money
  EPL is not permitted to hold client assets
  EPL is not permitted to arrange custody or safekeeping for clients
  EPL is only permitted to have either Eligible Counterparties or Professional Clients as its customers.

Edinburgh Partners AIFM Ltd (EPAL)
EPAL is authorised to perform the following:

Managing unauthorised AIFs - This allows EPAL to perform the activities necessary to comply with AIFMD.

Agreeing to carry on a regulated activity - This permission allows the Company to agree to carry on the regulated activity mentioned above.

EPL and EPAL are authorised to undertake the Regulated Activities detailed above.

Edinburgh Partners North America, Inc. (EPNA)

EPNA is registered as an Investment Adviser with the SEC. discretionary Investment Management services in the US.

It is permitted to provide

Edinburgh Partners EM GP LLC

This entity is NOT permitted to carry on Regulated Activities. The EP Emerging Markets Portfolio LP is an unregistered fund through reliance on an exemption from registration within section 3C7 of the Investment Companies Act 1940.

Theseus Investment Partners Ltd

Theseus is NOT permitted to carry on Regulated Activities.

3. Principles

The FCA sets out 11 principles for business which are a general statement of fundamental obligations of firms authorised under the FSMA. EP considers these to be the minimum standard of practice to be adopted by EP and its employees in relation to dealings with customers and the FCA. It follows that breach of any of the Principles will expose that individual to disciplinary action.

Integrity - EP must conduct its business with integrity.

Skill, Care and Diligence - EP must conduct its business with due skill, care and diligence.

Management and Control - EP must take reasonable care to organise and control its affairs responsibly and effectively, with adequate risk management systems.

Financial Prudence - EP must maintain adequate financial resources.

Market Conduct - EP must observe proper standards of market conduct.

Customers’ Interests - EP must pay due regard to the interests of its customers and treat them fairly.

Communications with Clients - EP must pay due regard to the information needs of its clients, and communicate information to them in a way which is clear, fair and not misleading.

Conflicts of Interest - EP must manage conflicts of interest fairly, both between itself and its customers and between a customer and another client.

Customers; Relationships of Trust - EP must take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely upon its judgement.

Clients’ Assets - EP must arrange adequate protection for clients’ assets when it is responsible for them.

Relations with Regulators - EP must deal with its regulators in an open and co-operative way, and must disclose to the FCA appropriately anything relating to the Company of which the FCA would reasonably expect notice.

The Statements of Principle for Approved Persons

In addition to the Principles for Business, all staff who are registered with the FCA as Approved Persons must comply with a series of high level principles over and above any detailed rules that must be complied with. Please refer to section 6 'Regulatory Registrations'.

4. Senior Management Arrangements, Systems and Controls

The FCA is clear that senior management hold responsibility for ensuring that the firms authorised by the FCA are run in accordance with FCA regulations. As a result, the FCA handbook requires those companies to take reasonable care to maintain a clear and appropriate apportionment of significant responsibilities among their directors and senior managers in such a way that:

  it is clear who has which of those responsibilities; and
  the business and affairs of EP can be adequately monitored and controlled by the directors, relevant senior managers and the board of the Companies.

EP takes reasonable care to establish and maintain systems and controls which are appropriate to its business. In particular, its systems and controls to cover:

Organisation - The organisation of EP's business, including reporting lines, delegation, outsourcing and segregation of duties.

Employees and Agents - EP ensures that there are adequate procedures in place to ensure that all employees are suitable for employment within EP.

Compliance - EP takes reasonable care to establish and maintain effective systems and controls for compliance with applicable requirements and standards under the regulatory system and for countering the risk that EP may be used to further financial crime. The Chief Compliance Officer is responsible for the oversight of the compliance systems and controls of EP.

Risk Assessment - Risk assessment is performed by the Heads of Departments and is overseen by the relevant EP Board or Committee.

Management Information - It is essential that the Committees and Boards of the EP Companies have sufficient management information to identify measure, manage and control the risks or regulatory concerns. The organisational structure of EP is intended to ensure that the Committees and Boards receive such information.

Outsourcing: - EP has the necessary processes and controls in place to effectively manage the oversight risk associated with the outsourcing of activities to services providers

Record Keeping - EP takes reasonable care to make and retain adequate records of matters and dealings (including accounting records) which are the subject of requirements and standards under the regulatory system.

Conflicts of Interest - EP takes reasonable steps to put in place adequate procedures for identifying, managing and recording conflicts of interest which may arise.

Group Risk Systems and Controls: - Proportionate to the nature, scale and complexity of the EPs business, there are adequate, sound and appropriate risk management processes and internal control mechanisms for the purpose of assessing and managing EP’s exposure to group risk, including sound administrative and accounting procedures,

Remuneration Code: - EP, has established, implements and maintains remuneration policies and practices for Code staff that are consistent with, and promote, sound and effective risk management and do not encourage risk-taking which is inconsistent with the risk profile of their clients.

5. Code of Ethics

Rule 204A-1 of the Advisers Act of 1940, as amended, requires EPL and EPNA to adopt written code of ethics. Similar to the Code of Conduct required by the FCA, this Code sets forth standards of conduct expected of advisory personnel, addresses safeguarding material non-public information about client transactions, and addresses conflicts that arise from personal trading by advisory personnel.

It is EP policy that all operations are to be conducted in compliance with any applicable laws and with the highest ethical standards. This policy applies to all employees and others working on behalf of EP wherever located. Each employee of EP has an obligation to act at all times in an honest and ethical manner and with the highest integrity in dealings with clients and/or any third party.

The foundation of the Code consists of five underlying principles:

1.	Employees must at all times place the interests of clients first. In other words, as a fiduciary staff must scrupulously avoid serving their own personal interests ahead of the interests of the clients.
2.	Employees must make sure that any errors relating to clients portfolios are reported to their Departmental Head and the Chief Compliance Officer immediately on discovery. The priority is to minimise/crystallise any potential loss as quickly as possible and return the position to what would have been had the error not occurred. Clients will retain any profit as a result of our error and will not be financially disadvantaged.
3.	Employees must make sure that all personal securities transactions are conducted consistent with the Personal Account dealing policy and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual’s position of trust and responsibility.
4.	Employees should not take inappropriate advantage of their positions. The receipt of investment opportunities or gifts from persons seeking business with EP could call into question the exercise of an employee’s independent judgment.
5.	All staff are required to promptly report any violations of this Code to the Chief Compliance Officer.

As with all policies and procedures, this code of ethics is designed to cover a variety of circumstances and conduct; however, no policy or procedure can anticipate every potential conflict of interest that can arise in connection with personal trading. Consequently, employees are expected to abide not only by the letter of the Code but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, staff must conduct their activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest.

Because EP policies, governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, EP will modify these policies and procedures as and when required. Should EP revise this section or any section within this manual, staff will receive written notification from the Chief Compliance Officer. It is the responsibility of each employee to become familiar with any modifications to the manual.

General Fiduciary Principles

The following represent some of the general fiduciary principles applicable to EP and its employees:

Disinterested Advice – EP takes discretionary investment decisions or provides advice that is suitable and in the best interest of the client.

Disclosure of Conflicts of Interest – All documents provided to investors including the ADV Brochure detail in writing all material facts regarding discretionary management and advisory services being provided to a client along with any actual or potential conflicts of interest that may arise from providing such services.

Confidentiality – A client’s records and financial information are treated with strict confidentiality. Under no circumstances should any such information be disclosed to a third-party that has not been granted a legal right from the client to receive such information.

Fraud – EP and its employees shall not employ any device, scheme, or artifice to defraud a client or prospective client nor shall EP engage in any transaction, practice, or course of business which defrauds a client or prospective client.

6. Regulatory Registrations

Financial Conduct Authority

EP has identified a number of key roles within the UK regulated firms which we consider to be controlled functions, and these are regulated by the FCA's Approved Persons Regime. In order to carry out a controlled function an individual will require prior approval from the FCA, thereby becoming an Approved Person. Individuals that are registered to perform controlled functions under the Approved Persons Regime can be held personally liable for their actions relating to the controlled function(s) for which they are registered, and are subject to discipline by the FCA.

The controlled functions are split into two categories:

  Significant influence functions; and
  Customer-dealing functions.

Controlled functions include the following activities: FCA governing functions

1.	holding the position of a Director, Non-executive director, or Chief Executive;
2.	FCA required functions holding the position of Chief Compliance Officer of the Company;
3.	holding the position of Money Laundering Reporting Officer;

Systems and controls functions

     4. holding the position of Systems and Controls; Customer Function and Customer Dealing Function.

5. holding the position of Portfolio Manager.

Note that holding positions as described in items 1 - 4 above are 'Significant Influence' functions and the position of portfolio manager is 'Customer' function.

- Registration

Any individual who falls within the roles set out above which are required to be approved must apply to become an Approved Person prior to commencing the role. Whenever any person intends to commence a Controlled Function, Head of Regulatory and Operational Risk must be informed immediately and the relevant Company must make an application for approval of such person as an Approved Person to the FCA.

The FCA will only approve a person as an Approved Person if they are fit and proper which consists of three areas:

  Honesty, integrity and reputation
  Competence and capability
  Financial soundness

Chapter FIT of the FCA handbook sets out the test applied by the FCA in determining fitness and propriety.

- Changes to existing registration

If an existing FCA Approved Person’s role changes and they will be performing one or more FCA controlled functions different from those for which approval has already been granted, then the Head of Regulatory and Operational Risk must be informed and the relevant Company must make an application to the FCA for approval for the staff member to perform them.

If an FCA Approved Person will no longer be performing the FCA controlled function for the company that approval was sought, but will be performing the same or a different FCA controlled function for a different company (whether or not the new company is part of EP Group), the new company will be required to make a fresh application for the performance of the FCA controlled function by that person. Head of Regulatory and Operational Risk must be informed and the relevant Company must make an application to the FCA for approval for the staff member to perform them.

- De-registering existing registrations

The relevant company must notify the Head of Regulatory and Operational Risk and the FCA as soon as practicable after they become aware, or has information which reasonably suggests, that a FCA Approved Person;

  has been dismissed, or suspended;
  has resigned; or
  is no longer deemed fit and proper,

- Principles

The Statements of Principle must be complied with by all Approved Persons. The Code of Practice sets out descriptions of conduct which, in the opinion of the FCA, do not comply with the Statements of Principle. The Statements of Principle (APER2.1A) are as follows:

Principle 1

An Approved Person must act with integrity in carrying out his accountable functions.

Principle 2

An Approved Person must act with due skill, care and diligence in carrying out his accountable functions.

Principle 3

An Approved Person must observe proper standards of market conduct in carrying out his accountable functions.

Principle 4

An Approved Person must deal with the FCA, the PRA and other regulators in an open and co-operative way and disclose appropriately any information of which the FCA or the PRA would reasonably expect notice.

Principle 5

An Approved Person performing an accountable higher management function must take reasonable steps to ensure that the business of the Company for which he is responsible in his accountable function is organised so that it can be controlled effectively.

Principle 6

An Approved Person performing an accountable higher management function must exercise due skill, care and diligence in managing the business of the Company for which is responsible in his accountable function.

Principle 7

An Approved Person performing a accountable higher management function must take reasonable steps to ensure that the business of the Company for which he is responsible in his accountable function complies with the relevant requirements and standards of the regulatory system.

Statements of Principle 1 to 4 apply to all Approved Persons and Statements of Principle 5 to 7 apply only to those Approved Persons who carry out accountable higher functions.

- Code of Practice

The Code of Practice for Approved Persons should be carefully read by all and complied with in every respect. This sets out examples of the types of behaviours which FCA considers to be appropriate or not acceptable for an Approved Person. This Code can be found in chapter APER of the FCA handbook.

Canadian Registrations

Canadian Securities laws require EPL to register certain individuals that have significant authority within the Company or are managing client portfolios.

EPL has registered the following roles:

  Ultimate Designated Person - This position is currently held by EPL's Chief Executive Officer, Sandy Nairn.
  Officers - EPL's Legal Director (Kenny Greig) and EPL’s Chief Operating Officer and Director (Jeremy Young) are registered.
  Chief Compliance Officer - This position is held by the Head of Regulatory and Operational Risk, Stewart Brown.

  Advising Representatives - Currently, there are six EPL Portfolio Managers registered as Advising Representatives (Craig Armour, Tony Mather, Sandy Nairn, Peter Reid, Robin Weir and Lauran Halpin).

Before a Portfolio Manager can manage assets for a Canadian client they must first be registered as either an Advising Representative or Associate Advising Representative. In order to be registered as an Advising Representative the Portfolio Manager must meet the conditions on experience and proficiency as set out in NI31-103. Where a Portfolio Manager does not meet these requirements they may be able to be registered as an Associate Advising Representative which allows them to perform duties under appropriate supervision until the requirements are met.

Requests for Portfolio Managers to commence managing assets of Canadian clients must be sent to Regulatory and Operational Risk who will prepare the application to the regulator.

US Registration

Before EPL or EPNA can manage assets in the US they are required to register with the US Securities and Exchange Commission (SEC) and possibly state securities authorities. EPL and EPNA maintain a Form ADV as Investment Advisors and provide annual updates with any material changes to the brochure. The form requires information about the firms’ business, ownership, clients, employees, business practices, affiliations, and any disciplinary events of the firms’ or their employees.

In addition both firms must provide a brochure supplement that discloses information about supervised persons, acting on behalf of the firms, who actually provide the investment advice to the client.

EPL and EPNA currently provide details for:

EPL

  Dr. Sandy Nairn, Chief Executive and Investment Partner
  Craig Armour, Investment Partner
  Tony Mather, Investment Partner
  Peter Reid, Investment Partner
  Robin Weir, Investment Partner
  James Brooks, Investment Manager
  Lillian Li, Investment Manager
  Richard Spalton, Investment Manager

EPNA

  Neil Devlin, Investment Partner (President)
  Eric Howe, Investment Manager
  Dr. Sandy Nairn, Investment Partner (Director)

7. Client Classification

EP is obliged to take reasonable steps to establish the status of clients or potential clients. A client is any person with or for whom EP conducts or intends to conduct investment business or any other regulated activity.

It is essential that the classification of each and every potential client is established immediately on contact with such potential client. The three categories of classification are:

  Retail;
  Professional; and
  Eligible Counterparty.

EPL

Under EPL’s present scope of permissions, EPL is only entitled to engage in investment business or a regulated activity with a professional client or an eligible counterparty. It may not engage in any regulated activities with a retail client.

EPAL

Under the EPAL’s present scope of permissions, EPAL is authorised to manage AIF’s, its clients are two UK listed Investment Trusts and the EP Emerging Markets Portfolio LP (3C7 Fund) .

EPNA

EPNA is registered as an Investment Adviser and is allowed to provide discretionary and advisory investment services to clients in the US.

Retail Client

A retail client is one who is neither a professional client or an eligible counterparty; i.e. an individual who is acting for purposes which are outside his trade, business or profession.

Local Authorities

Following the introduction of MiFID II from 03 January 2018, firms may no longer categorise a local public authority or a municipality as a “per se professional client” or elective professional client for both MiFID and non-MiFID scope business. Instead, all local authorities must be classified as “retail clients” unless they are opted-up by firms to an “elective professional client” status.

Furthermore, the FCA has exercised its discretion to adopt gold-plated opt-up criteria for the purposes of the quantitative opt-up criteria, which local authority clients must satisfy in order for firms to reclassify them as an elective professional client.

Professional Client

A professional client is either a per se professional client or an elective professional client.

A per se professional client is a client which meets one of the following:

  A client who is required to be authorised or regulated to operate in the financial markets, i.e.
o	Bank
o	Investment firm
o	Insurance company
o	Collective Investment Scheme
o	Pension Fund (apart from a local public authority Pension Fund)
A client who meets two of the following criteria:
o	Balance sheet of €20m
o	Net turnover of €40m
o	Own funds of €2m
A client who is a:
o	National or regional government
o	Public body that manages public debt
o	Central Bank
o	International or Supranational institution i.e World Bank, IMF.

An elective professional client is a client that EP has chosen to treat as a professional client, who has agreed to be classified as such and who complies with the requirements (as detailed in the FCA handbook).

Before presenting to a local public authority EP will seek to opt the client up to elective professional status.

Eligible Counterparty

A client can only be classified as an eligible counterparty where the firm is executing orders on behalf of the client, dealing on own account or receiving and transmitting orders on behalf of the client. This excludes providing investment advice or investment management, therefore the Company does not classify any of its institutional clients as Eligible Counterparties.

Client Agreements

EP classifies its potential clients prior to making a presentation to them, this ensures that only compliant and appropriate financial promotions and marketing information is provided. A record is made in the Client Services and Sales system and the classification is also documented in the client agreement. The FCA rules require that EP provides its terms of business to each of its customers. Due to the nature of EP’s investment business and the types of customer for which it will act, it is expected that in all cases these terms of business will take the form of a full client agreement and that the client agreement will be signed by both parties prior to managing client assets.

With respect to SEC regulation, a key disclosure requirement within an EP client agreement is the fee arrangement and the qualification of such client. Under Rule 205-3 of the Advisers Act, in order for EP to collect a performance based fee from a U.S. client, it is necessary that the investor meets the “Qualified Client” standard and that full and fair disclosures are made of material information, including any conflicts of interest inherent in performance based or incentive fee arrangements. For US 'qualified clients' this is documented in their client agreement.

Each agreement requires the client to advise EP of any changes in its circumstances which may affect its classification. A client may change classification and must be advised that this is possible. However, any reclassification will mean that the client must be informed of any potential protections which may be lost and this must be done in writing. While clients have the right to request reclassification to a retail client, EPL does not have permission to deal with these clients.

Annual Review of Classification

On an annual basis EP reviews its clients and their current status.

8. Anti-Money Laundering

Edinburgh Partners (EP) is committed to combating financial crime, as well as complying with all applicable legal and regulatory obligations. There are various sources of legislation and regulation relating to anti-money laundering (AML) and counter terrorist financing (CTF) with which EP must comply. These include the FCA Systems and Controls Principles, The Money Laundering Regulations 2017(ML Regulations) and the Joint Money Laundering Steering Group Guidance Notes (JMLSG guidance). Although the SEC has not imposed specific AML obligations on investment managers, it strongly encourages adherence to best practices similar to those promulgated by the FCA.

Anti-Money Laundering

Money laundering can take many forms which can include the following:

  Trying to turn money raised through criminal activity into ‘clean’ money (classic money laundering);
  Handling the benefit of acquisitive crimes such as theft, fraud and tax evasion;
  Handling stolen goods;
  Being directly involved with any criminal or terrorist property, or entering into arrangements to facilitate the laundering of criminal or terrorist property; and
  Criminals investing the proceeds of their crimes in the whole range of financial products.

There are three groups of offences related to money laundering that firms need to avoid committing. These are:

  Knowingly assisting in concealing or entering into arrangements for the acquisition, use, and/or possession of, criminal property;
  Failing to report knowledge, suspicion, or where there are reasonable grounds for knowing or suspecting, that another person is engaged in money laundering; and
  Tipping off, or prejudicing an investigation.

It is also a separate offence under the ML Regulations not to establish adequate and appropriate policies and procedures in place to forestall and prevent money laundering, irrespective of whether or not money laundering actually takes place.

Terrorist Activity

There can be similarities between the movement of terrorist property and the laundering of criminal property. Terrorist groups are known to have well established links with organised criminal activity. There are two main differences between terrorist property and criminal property:

  Only small amounts are required to commit individual terrorist acts, thus increasing the difficulty of tracking the terrorist property; and

  Terrorists can be funded from legitimately obtained income, including charitable donations, and it is extremely difficult to identify the stage at which legitimate funds have become terrorist property.

In combating terrorist financing the obligation on firms is to report any suspicious activity to the authorities. This allows the law enforcement agencies to freeze property where there are reasonable grounds for suspecting that such property could be used to finance terrorist activity.

Senior management responsibility and offences

The JMLSG guidance emphasises the responsibility of senior management to manage the firm’s money laundering and terrorist financing risks, which should be carried out on a risk-based approach. Senior management must be fully engaged in the decision making processes and must take ownership of the risk-based approach.

Senior management must ensure the firm’s policies, controls and procedures are appropriately designed and implemented, and are effectively operated to manage the firm’s risks. This includes taking steps to identify and assess the risks of money laundering which the firm is subject to. The risk assessment must be documented and kept up to date and contain appropriate documentation of its risk management policies and risk profile including documentation of its application of the policies. The section on Policies and Procedures identifies individuals and functions responsible for implementing aspects of the policy and how senior management undertakes its assessment of the AML risks and how they are managed.

Senior management must approve the firm’s policies, controls and procedures for mitigating and managing risks of money laundering and terrorist financing. The EPL board reviews and approves EPs AML Policy and the Financial Crime Risk Assessment. Senior management can be held accountable and criminally liable if the firm or an officer commits an offence. This also applies where the offence is attributable to the lack of control or supervision on the part of the officer. Additionally, senior management must ensure that there are adequate resources devoted to AML/CTF within the firm.

To ensure senior management are fully aware of the level of money laundering risk the firm is exposed to, any proposed high-risk business relationships will be escalated to a Director before they are entered into.

The offences of money laundering and the obligation to report knowledge or suspicion of possible money laundering affects all members of staff. Edinburgh Partners provides its staff with appropriate levels of training to ensure staff can recognise and deal with transactions and activities associated with money laundering in an appropriate manner. See section on Training.

Reporting

On at least an annual basis a report is prepared on the operation and effectiveness of the relevant policies, procedures and controls that are in place and this report is presented to the relevant Board. The report covers those matters recommended by the JMLSG.

Independent testing of, and reporting on, the development and effective operation of the firm’s risk based approach should be conducted by such a party that is not involved in the implementation or operation of the firm’s AML/CTF compliance programme. Ernst and Young complete an annual audit of EPs control environment which includes testing whether due diligence has been performed but not the effectiveness of the policy. The Regulatory Risk Department perform monitoring of the AML activities within EP.

MLRO

In FCA regulated firms a director or senior manager must be allocated overall responsibility for the establishment and maintenance of the firm’s AML systems and controls. In addition, an individual must be allocated responsibility for oversight of a firm’s compliance with the FCA’s rules on systems and controls against money laundering – this is the firm’s Money Laundering Reporting Officer (MLRO). Within the EP group of Companies Stewart Brown performs both of these roles. The Compliance Manager deputises for the MLRO.

The MLRO responsibilities include:

  The production of an annual report to the Board(s). This includes an assessment of the operation and effectiveness of the firm’s systems and controls in relation to money laundering risks and any necessary action to remedy deficiencies identified by the report in a timely manner;
  Submission of an Annual Financial Crime Report to the FCA;
  Maintaining an awareness of FCA enforcement findings; and
  Documentation of the firm’s risk management policies and risk profile.

Policies and Procedures

Edinburgh Partners ensures that its policies, procedures and controls are appropriate and proportionate to the money laundering risks identified and reflect current legal and regulatory requirements. EP ensures that customers’ identities are verified before the firm accepts them as customers and that it knows its customer throughout the relationship.

Edinburgh Partners policies and procedures:

  are designed to enable it to identify, assess, monitor and manage money laundering and terrorist financing risks;
  are comprehensive and proportionate to the nature, scale and complexity of its activities;
  include appropriate training for its employees;

include providing appropriate provision of information to relevant Boards and Committees (including at least an annual report on the operation and effectiveness of the policies, procedures and controls that are in place);
include providing to the FCA, the required annual Financial Crime Report, in respect of our financial year ending on the latest accounting reference date (single report if more than one firm will suffice).
include providing appropriate documentation of its risk management policies and risk profile in relation to money laundering and terrorist financing; and
ensure that the risk is managed in relation to:
o	the development of new products,
o	the taking on of new clients,
o	changes in business profile,
o	geographical areas of operation.

Edinburgh Partners business is conducted with Professional clients only, a number of which are regulated entities themselves. It has a small number of high value customers and client turnover rates are low, with clients usually remaining as such for a number of years. EP only provides one portfolio management service – long only equity management. Clients can be based anywhere although the main geographic regions are Europe and North America.

Clients may approach EP directly or via an investment consultant and will normally conduct an RFP process.

Due to the client type, number and sources of business EP believes it is at the lower end of risk for being used for money laundering or terrorist financing activities. However, EP maintains an appropriate set of policies and procedures in accordance with its AML/CTF responsibilities.

All subsidiaries and non UK branches adhere to the same ML policies and procedures as EP (EPNA has no clients). EPOF maintains its own AML policy and is represented by Duff and Phelps and Northern Trust and is therefore not subject to this policy.

A firm must complete a risk assessment of the risk inherent in its business. The EP Financial Crime Risk Assessment contains an outline of the risks that EP faces and control measures in place to mitigate the risk. The risk assessment is reviewed annually by the OMC and 6 monthly by the MLRO.

Section 28 of the Group Compliance Manual outlines the risk management framework in place for EP.

Training

The quantity, type and method of anti-money laundering training received by each staff member will vary depending on their role.

Basic training for all staff will include: an introduction to anti-money laundering provided by the Regulatory and Operational Risk Team during induction, on-the-job training depending on their role, and bulletins or memos distributed on legislative and regulatory changes as they arise.

For staff whose roles include direct client contact, and particularly account take-ons or handling client instructions, extra training will be provided. At a minimum, these individuals will be required to take some refresher training on an ongoing basis. They also receive specific role-related training from their line manager and additional bulletins on subjects that affect them directly.

It is the line manager’s overall responsibility to ensure that each member of staff who reports to them receives adequate training and support based on their role and level of experience or knowledge. The content and timing of any training received is recorded. The subject of anti-money laundering training, both that completed and any required, should be part of each employee’s professional development planning process.

Suspicious Activity

Although relatively few individuals are directly involved in account opening and the handling of payments and receipts, it is the responsibility of all staff to be aware of the issue of money laundering and terrorist financing, to follow the established procedures related to its prevention and detection, and to report promptly any suspicions.

A suspicion of money laundering can arise at any stage of the client relationship and may come to light in any department within EP. Staff in those areas with client contact are EP’s first line of defence; however, all staff play an important role in the prevention of financial crime. The situations that might cause someone to become suspicious are wide and varied.

Once staff have reported their suspicion to the appropriate person, they have fully satisfied the statutory obligation. It is important to note that in the event that any member of staff fails to make a report envisaged above without reasonable excuse they will be subject to EP’s disciplinary procedures.

The Proceeds of Crime Act 2002 (POCA) protects those reporting suspicions of money laundering from claims in respect of any alleged breach of client confidentiality. In addition, EP must report certain transactions to the Financial Transactions and Reporting Analysis Centre of Canada (FINTRAC). Please refer to the Supplement section at the end of this policy for further details.

While not exhaustive, the following is a list of features that should, or may, merit suspicion:

  Customer’s or their agent’s inability or unwillingness to provide adequate evidence of identity (‘agents’ may include lawyers, accountants, actuaries, banks or trustees);

Transactions originating in, or passing through, a jurisdiction without anti-money laundering controls equivalent to that of the UK (i.e. territories not on the Financial Action Task Force (FATF) list);
Excessive size of transaction for the type of customer or product;
Indications of intention to invest, or disinvest, uneconomically;
Settlement by person(s) with no apparent valid connection with the client;
Request for disposal proceeds to be settled in favour of person(s) with no apparent valid connection with the registered owner of the assets; and
Where there is already a business relationship;
o	size of transaction inconsistent with customer’s normal activities;
o	transaction irrational in context of customer’s activities;
o	pattern of transactions altered; or
o	for an international transaction, absence of an obvious reason for the customer’s conducting business with the other country involved.

If staff have any questions about a suspicious situation or behaviour they should discuss it with their manager or the MLRO promptly.

An individual having a suspicion should complete an internal Suspicious Transaction Report (STR) Form which can be found on the regulatory page of the intranet under 'Forms'. The report must be passed to the MLRO immediately and a copy retained by the individual making the report.

If the MLRO feels that there are sufficient grounds for suspicion a Suspicious Activities Report (SAR) will be completed and submitted to the National Crime Agency (NCA). If there is suspicion before a transaction is completed and a SAR has been raised, the transaction must NOT be completed until the MLRO advises that this is allowed. The Proceeds of Crime Act stipulates that if a SAR is submitted to the NCA, all pending transactions must be immediately suspended. If the MLRO concludes that an internal report does give rise to suspicion the MLRO must report to the NCA as soon as practicable after making that decision.

After completing an initial assessment of the SAR, the NCA will advise EP within seven days as to whether or not we are allowed to proceed with the transaction. However, whether or not the NCA allows us to continue with the transaction, EP must also make a business decision about whether to proceed based on the risk factors associated with the individual case.

If consent is refused, the NCA and its law enforcement partners have a further 31 calendar days to further the investigation into the reported matter and take further action e.g. restrain or seize funds. The 31 days includes weekends and public holidays.

If a person knows or suspects that a disclosure has been made to the MLRO then it is an offence for that person to inform or suggest to the person that is the subject of suspicion, or any third party that such a disclosure has been made. Tipping off is punishable by imprisonment or a fine, or both.

Client Identification

When a new client is won, EP ensures that the client is subject to the full range of AML checks and that the required documentation to evidence those checks is collated and retained. This is performed by using the AML Know Your Customer sign-off checklist (AML/KYC checklist).

Due diligence on any new client is completed before a business relationship is established or the carrying out of a transaction. If EP assesses that verification of the customer and its beneficial owners would interrupt the normal conduct of business and there is little risk of money laundering and terrorist financing, verification may be completed as soon as practicable during the establishment of a business relationship. Note of this is made in the AML/KYC checklist.

If, during the due diligence process a member of staff identifies any risk of money laundering or terrorist financing they should consider whether an STR should be submitted to the MLRO, see the above section Suspicious Activity.

In completing KYC checks EP does not place any reliance on third parties to carry out due diligence checks.

Risk Based Approach

The ML Regulations and JMLSG Guidance recognise the need to take a risk based approach when tackling money laundering and terrorist financing. As such a risk based approach is adopted to allow appropriate and proportionate policies and procedures to be put in place. EP’s policies and procedures take into consideration a range of risk factors including those relating to its customers, countries or geographical areas in which it operates, products, services, transactions and delivery channels.

This risk based approach extends to the level of due diligence being applied.

To determine the level of due diligence required EP will carry out a risk assessment on the investor. The most common and applicable risk criteria for measuring money laundering risk within EP are Country Risk (i.e. domicile of investor) and Customer Risk (i.e. investor type). The AML documentation Process documented in the New Client Take on Process provides further details of the risk assessment and can be found on the Regulatory part of the intranet.

Country risk is reviewed when a new client is taken on to determine the appropriate risk classification.

Customer Due Diligence (CDD)

When completing due diligence EP will carry out a number of checks to identify the client and assess the risk of money laundering or terrorist financing attached to the client. Appropriate documents will be obtained and retained to evidence this. The New Client Take on Process and AML/KYC checklist outlines all documents that should be obtained when completing due diligence on a new client.

EP must understand the purpose and intended nature of the business relationship and, where relevant, collect information about the beneficial owner. EP seeks to understand and document on the AML/KYC checklist the client’s expected frequency of cash in and outflows.

Northern Trust International Fund Administration Services (Ireland) Limited (NTIFASIL) is responsible for AML compliance for EPOF.

Simplified Customer Due Diligence (SDD)

There are circumstances where EP may apply simplified or reduced CDD. This is when the investor presents a low degree of money laundering and terrorist financing risk taking into consideration the results of the risk assessment on the investor.

For example as per FATF recommendation 5 where the investment vehicle is a:

  regulated pension scheme, superannuation or similar scheme in an EU Member State or equivalent jurisdiction that provides for retirement benefits to employees and where the rules of the scheme do not permit a members interest under the scheme to be re-assigned, charity trustee or
  beneficial owners of pooled accounts held by designated non-financial businesses or similar structure,

provided they are subject to requirements to combat money laundering and terrorist financing consistent with FATF Recommendations and are supervised for compliance with those controls, EP will treat these clients or products as lower risk.

If EP has assessed a client or product as low risk it may apply simplified due diligence. When applying SDD EP may adjust the extent, timing or type of measures it would have taken when applying CDD. The level of checks completed as a result of SDD being applied will be determined on a case by case basis and justified within the AML/KYC checklist.

Enhanced Customer Due Diligence (EDD)

Enhanced due diligence will be applied to any client or product that poses a higher risk of money laundering or terrorist financing. EDD will be applied to a customer or product to mitigate the risks arising from high risk third countries, relationships with Politically Exposed Persons or in any case where EP feels that there is a higher risk of money laundering presented. The heightened level of checks completed as a result of EDD being applied will be determined on a case by case basis and justified within the AML/KYC checklist.

Under the Fourth Money Laundering directive, the European Commission is empowered to identify high risk third world countries with strategic deficiencies in the area of anti-money laundering or countering terrorist financing. Countries may also be assessed by EP using publicly available indices such as: HM Treasury Sanctions, FATF high-risk and non-cooperative jurisdictions, Moneyval evaluations, Transparency International Corruption Perceptions Index, FCO Human Rights Report, UK Trade and Investment overseas country risk pages and quality of regulation.

http://hmt-sanctions.s3.amazonaws.com/sanctionsconlist.pdf http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions http://www.coe.int/t/dghl/monitoring/moneyval http://cpi.transparency.org/cpi2013/results http://www.hrdreport.fco.gov.uk/ http://www.ukti.gov.uk/export/howwehelp/oberseasbusinessrisk/countries.html http://www.state.gov/eb/rls/othr/ics/2013/index.htm

On-going Customer Due Diligence

On-going due diligence is primarily performed through the annual client review process which includes a review and update to the AML/KYC checklist. This also includes a check against sanctions lists and a review of the list of high risk jurisdictions for AML purposes.

Politically Exposed Persons (PEPs) Screening

The Money Laundering Regulations define PEPs as individuals who are or have, at any time in the preceding year, been entrusted with a prominent public function. The definition extends to such individual’s immediate family members or known close associates.

Where the client or product does not fall into a lower risk category that allows for simplified CDD, EP’s full range of checks take into consideration that governmental, supranational and state-owned organisations will be managed and controlled by individuals who may qualify as PEPs and due to their position and influence, recognises the risk that the funds of such sources may be used for improper purposes. However, establishing whether individuals/legal entities qualify as PEPs is not always straightforward.

EP carries out PEP checks on clients. Where appropriate, an internet search engine, or relevant reports and databases on corruption risk published by specialised national, international, non-governmental and commercial organisations will be consulted to establish if any of the directors or officers and authorised signatories are PEPs. The necessary approval from the MLRO and the Board will be sought prior to the on-boarding of any PEP client.

Sanctions

Financial sanctions orders prohibit EP companies from carrying out transactions with a prohibited person or organisation. A breach of a financial sanctions order may be a criminal offence.

As EP has clients domiciled in several countries, it is necessary to keep abreast of sanctions imposed. EP checks all new clients against each list prior to providing any new services. In addition, EP has a process in place to monitor any new or amended sanctions imposed. This monitoring may prompt an update of existing restrictions on our front office system. Restrictions on our front office system cannot be overridden by the Portfolio Manager and require to be referred to Regulatory and Operational Risk.

Annual screening of customers against sanctions lists during the annual client review process is undertaken. In addition countries are screened on a monthly basis to establish whether any restrictions should be placed on our investable universe. EP also screens its key suppliers on an annual basis.

In addition, EP is required to report to the Canadian Securities Administrators (CSA) on a monthly basis to confirm that EP does not have or act for clients listed on the various sanctions lists.

Record Keeping and Data Protection

In completing KYC checks to protect against money laundering and terrorist financing, EP will obtain documents and data containing individuals’ personal information. This personal information is retained in line with the Money Laundering, Terrorist Financing and Transfer of Funds(Information on the Payer) Regulations 2017 and the Data Protection Act 2018. See section 21, “Information Security”, of the Compliance Manual and the Staff Handbook for further information on compliance with the Data Protection Act 2018.

Copies of any documents and information obtained to satisfy any due diligence requirements along with sufficient supporting records are retained for a period of 5 years beginning on the date that the transaction is complete or the business relationship between the client and EP comes to an end. EP may extend this period to 10 years only if the data subject has given consent to the retention of that data or EP has reasonable grounds for believing that records containing the person data need to be retained for the purpose of legal proceedings.

At the end of the retention period all personal data is deleted.

Any personal data obtained for the purposes of these regulations will only be processed for the purposes of preventing money laundering and terrorist financing.

Supplement - Canadian Requirements

EP must report certain transactions to the Financial Transactions and Reporting Analysis Centre of Canada (FINTRAC):

1.	A report should be made in respect of a financial transaction that occurs or is attempted, and for which there are reasonable grounds to suspect that the transaction is related to the commission or attempted commission of a money laundering or terrorist activity financing offence.
2.	EP must also report to FINTRAC when they know that they have property in their possession or control that is owned or controlled on behalf of a terrorist group.
3.	EP must also report to FINTRAC any large cash transactions involving amounts of $10,000 or more received in cash.

FINTRAC also requires that certain records of transactions and clients be kept in a readily accessible format. The list of these records is set out in FINTRAC's Guidelines.

9. New Clients

When an EP Company wins a new client, there are a number of items which need to be established and processes followed to ensure that the client is taken on board in the most effective and efficient manner including completing all the required documentation. Predominately the procedures that are required relate to the administrative set-up. Most of the items below will help the relevant Company fulfil the regulatory requirements to understand the customer and establish what may be suitable for them as well as assisting in providing information for Portfolio Manager’s (PM’s) to manage the portfolio on a day to day basis.

When a new client is taken on, the Fund Operations department completes a Client Take On checklist which includes the client's requirements and each key operational stage required before the portfolio can be set to 'live' status.

Consideration required when taking on a new client

Establish how the current assets are managed including asset allocation, investment objective, whether it is to be a segregated account or through investment fund vehicles.

1. In Specie

Obtain a list of securities from the client to ascertain whether any of the portfolio should be taken inspecie. At the same time establish which securities will need to be sold via a programme trade or other strategy.

2. Restrictions

Establish written guidelines and restrictions which the client has in terms of managing their money. This should include such items as their attitude towards:

  percentage in one stock
  whether there are any sectors barred
  any range restrictions
  any other specific investment restrictions
  overdrafts
  stocklending
  benchmark and tracking error to be used for the fund
  requirements for directed commission

3. Cash Flows

Establish procedure for cash flows both in and out for client.

4. Fees

Agree fee billing rate and procedure.

5. Administrative requirements

Administrative requirements also need to be established, for example who will be the client's Custodian.

It should be ensured that any custody agreement signed by the client provides the facility for the appointed EP company to operate the client’s accounts with the Custodian. In addition, an authorised signatories list should be provided to the Custodian detailing who may provide instructions over the client’s account and a copy of these signatories should also be retained on the client file.

6. Reporting Requirements

The regular and ad hoc reporting requirements for the client need to be established in detail and should be detailed in the client agreement In addition, client reports must cover the detailed requirements under MiFID II. These are set out in FCA Conduct of Business Sourcebook, chapter 16A4.4.

7. Authorised Signatory Lists

It is important to establish how the client intends to give instructions to EP with regard to its portfolio. In addition, EP need to know who may give instructions on behalf of the client. To ascertain this EP will require a list of authorised signatories together with the appropriate signature beside it certified by the client. A member of the Legal team can provide a template for this document if required. The original version of this should be sent to Legal who will retain this. A pdf version will be circulated to each relevant department.

On an annual basis thereafter the client will need to be contacted to ensure that the signatories list provided remains up-to-date. This process will be initiated by the Regulatory and Operational Risk team.

On receipt of instructions from a client the signatory should be compared to that on the authorised signatories list prior to instructions being given in accordance with the client’s wishes.

Anti-Money Laundering

The Money Laundering Regulations 2017 and the Joint Money Laundering Steering Group Guidance Notes recognise the need to take a risk based approach when tackling money laundering and terrorist financing. As such a risk based approach is adopted to allow appropriate and proportionate policies and procedures to be put in place. EP’s policies and procedures take into consideration a range of risk factors including those relating to its customers, countries or geographical areas in which it operates, products, services, transactions and delivery channels.

This risk based approach extends to the level of due diligence being applied.

To determine the level of due diligence required EP will carry out a risk assessment on the investor. The most common and applicable risk criteria for measuring money laundering risk within EP are Country Risk (i.e. domicile of investor) and Customer Risk (i.e. investor type). For further details refer to the Anti-Money Laundering section of the Compliance Manual.

For new clients, the Regulatory and Operational Risk team are responsible for collating the required documentation.

Client Agreements

Each client must have in place a client agreement detailing how the individual account should be handled. It is a matter of policy that this agreement should be signed and completed prior to the client’s funds being dealt for. When a client is won then they should be given a copy of the standard client agreement. The Legal team will provide a draft agreement which will incorporate as much relevant detail as is available at the time. This will be sent to the client for review and comment.

The Legal team will liaise with Portfolio Management, Finance, Performance, Regulatory and Operational Risk, Fund Operations and Client Sales and Service, as well as with the client, to agree the final form of the client agreement, which must be approved by the Legal team. When finalised, the agreement must be signed on behalf of the relevant Company by a Director.

10. Portfolio Management and Dealing

When dealing, managing or advising a customer, in addition to the principle of treating customers fairly, EP must ensure that the decisions taken are suitable.

Portfolio construction and management is the responsibility of the named portfolio manager (PM). However, EP operates a team-based approach so the portfolio managers are not competing against each other in order to achieve the best performance. This means that, while portfolio managers have some discretion, there are controls in place to ensure that portfolios with similar objectives and guidelines are largely the same, irrespective of who manages them. Each member of the investment team is responsible for researching their own global sector

Portfolio Maintenance

Each stock has a price target when they are accepted onto our Approved Purchase List and they are reviewed automatically when they approach it. The portfolio is regularly subjected to a series of checks to ensure due account has been taken of risks associated with the stocks owned as well as comparing them to those that are not.

The risk:reward profile of portfolios are formally reviewed on a monthly basis by product type (Global/EAFE, Europe and Emerging Markets). The data for these portfolio reviews is independently produced by the Applied Research Team and the Performance Team. Any exceptions to the agreed ranges/boundaries are referred to the Portfolio Review Group and copied to the Regulatory and Operational Risk team.

Investment Guideline Monitoring

For each new client, their portfolio restriction details are loaded into our front office system. Each restriction is entered on our front office system by Fund Operations, reviewed and signed-off by a member of the Regulatory and Operational Risk team before going live.

Each PM is responsible for the contents of any orders which they place on to the system. Fund Operations will review the trade for reasonableness on receipt of it from the PM. Exceptions highlighted by the front office system will be investigated by a member of the Regulatory and Operational Risk team as part of their monitoring procedures.

The Regulatory and Operational Risk team run reports on a twice daily basis to test all portfolio positions against their investment/regulatory restrictions. In addition this action reviews all PM overrides. The following procedures are performed:

1. A daily report of portfolio exceptions is produced each morning. This report tests all the positions within each portfolio. Any exceptions are collated into a daily report and those instances flagged are highlighted to the appropriate PM. Any action is agreed and then monitored. A checklist is completed by a member of the Regulatory and Operational Risk team; and

2. A review of all overrides completed through the day is completed in the afternoon. Any issues are investigated with the relevant party. A checklist is completed by a member of the Regulatory and Operational Risk team,

In addition, on a monthly basis each portfolio manager is required to review and complete a month end checklist to confirm that all trades during the period have complied with the restrictions set out within the client mandate. In addition, the PM will attest that the restrictions have not been amended within the reporting month. This exercise is owned by the Regulatory and Operational Risk team.

Pre Deal arrangements

To implement a decision to deal for a client account, the PM who wishes to deal (the “Dealer”) must:

  Notify all other PMs (verbally or by email) of the proposal to deal;
  Confirm verbally whether any other PM wishes to deal for another client in the security at the same time (see below for when other PMs not available);

If so:

  Aggregate all PM indications of interest into a combined order; and
  Obtain confirmation of the information from each other PM who wishes to participate which enables the Dealer to set up a new order on thinkFolio.
  Then set up a new order on thinkFolio.

If the required PM is not available, his designated deputy should be consulted. If the designated deputy is also unavailable another of the PMs should be contacted.

Process for instructing a deal

Only those PMs that are approved Controlled Function 30 with the Financial Conduct Authority or detailed in the EPL or EPNA brochure supplement are set up on thinkFolio (EP's front office system) with the ability to create orders. Access to thinkFolio is restricted via the use of a unique username and password. Only approved securities which are listed in thinkFolio can be traded.

All orders are placed on thinkFolio by a PM. thinkFolio automatically carries out a number of pre-trade checks and the order is reviewed by the Fund Operations team to confirm whether it can proceed. Upon successful completion of these checks this team sets the status to 'authorised' on thinkFolio and the trade is then reviewed for a final time by the PM. Once the order has been approved the PM takes the trade to 'working' status. There are two different ways of the broker being instructed with the order, FIX and non-FIX. For a FIX broker, once the trade reaches working status, a member of the Fund Operations team will 'send' the order electronically via FIX to the broker and get an electronic acknowledgement of receipt. For the limited number of trades with a non-FIX broker, when the trade reaches 'working' status, an email is sent to the broker.

US based PMs’ are not setup on thinkFolio, therefore trade instruction are issued to EPL to place on thinkFolio on their behalf. All trading follows the same process as described above.

When the order has been completed the broker sends EP an execution report. This execution report is received electronically in thinkFolio for FIX brokers, and via email from non-FIX brokers. thinkFolio is updated by the Fund Operations team and trade details are then sent electronically via File Transfer Protocol (FTP) to Northern Trust International Fund Administration Services (Ireland) Limited (NTIFASIL), who provide trade matching and settlement services to EP.

NTIFASIL match the trade details electronically with the counterparty confirmation through Omgeo Central Trade matching. A trade instruction is sent to the clients' custodian via SWIFT to settle the trade in the market. NTIFASIL is responsible for monitoring trades through to settlement and for reporting exceptions to EP.

For further details, please refer to Fund Operations Manual which is maintained on the intranet under the Operations section.

Customer Order Priority

Each customer should be dealt for fairly and in due turn. This means in practice that where an order remains unexecuted in a specific stock for a customer, no further orders may be placed in that same stock until the first order is completed.

In exceptional circumstances, a customer order may be postponed but only in the event that postponing the existing order and executing another customer order in front of the original one is likely to improve the terms of the existing order. The onus is on the PM to ensure that the customer executing first in these circumstances is not disadvantaged.

In practice it may be necessary to amend the order in which deals are conducted in the event that a client has urgent need for cash to be returned. In these circumstances the existing order should be cancelled and a new order created accordingly. In these circumstances a note should be placed within the system setting out the reasons for the amendment.

Finally, two or more orders may be merged to create a new order in certain circumstances. For example, where a decision is part of the same investment decision as the original order (i.e where the portfolio manager was not available when the original decision was taken and order generated) or where there is a separate investment decision and the impact of this new investment decision is low. In this case, the amount of the original order which has been filled should be booked out and a new order created by merging the outstanding balance and the amount of the new order. In any other case, the second order will have to wait until the first order is completed.

Best Execution

The aim of the best execution procedures is to ensure that the PM obtains the best terms available to the firm given the kind and size of transaction.

The duty of best execution is owed to all clients in all circumstances including in the execution of programme trades and FX trades.

On a daily basis, Fund Operations area reviews all trades undertaken to monitor best execution. Any exceptions highlighted are investigated. In addition, results are published on the Dashboard and reported to the Broker Review Committee on a quarterly basis.

Fund Operations monitor and review execution of foreign exchange transactions undertaken by clients’ custodian banks FX rates against agreed benchmark or guidelines for each bank.

The Execution policy can be found within Section 14 of this document.

Allocation Procedure

All allocations should be on a pro-rata basis except where such an allocation would prove uneconomic in terms of the size of fund.

The main purpose of a non pro-rata allocation is to avoid any client portfolio being left with a very small position in a stock, as might happen if a small partial execution is done, then the order is not completed because the price moves outside a limit which the portfolio manager has specified.

Where this applies, the allocation will be made using the thinkFolio ‘Random Allocation’ option. This works as follows:

  The system picks one account at random and uses the units bought to fill that client’s allocation
  If there are remaining units, the system will pick a second account at random and attempt to fill its allocation
  This continues until the trade is fully allocated

Allocations must also be made promptly and in a timely fashion. Allocations should all be made as soon as possible after the execution of a deal or part thereof but by no later than one business day after the transaction.

In the event that a reallocation is required i.e. due to an error in the intended basis of allocation or actual allocation, then the PM must complete the reallocation within one business day of the error being identified, by asking Fund Operations to reverse the previous allocation, then creating a new order on the system. In addition, the reasons for the reallocation must be recorded as a note on the thinkFolio. The price of a reallocated transaction must be the price paid for each investment or a volume weighted average of the prices.

Initial Public Offering (IPO) allocation

Initial Public Offering (IPO), this is the first time that owners of a company offer up part of that ownership to stockholders. Fund Operations have a procedure that allows us to reflect the financial commitment of our funds prior to any announcement of our allocation when participating in an IPO or Placing. The original application may be scaled back due to oversubscription. The PM may wish to revise the original allocations depending on the allocation received.

Line of Stock Offer

Where a line of stock is offered by a broker the same procedures must be adhered to as for any other deal, as set out above. In any event, other PMs who may be interested in taking the stock should be consulted and a pre allocation completed.

Underwriting

Underwriting may only be undertaken for those clients who have the relevant permission to do so within their client agreements. It is the PM’s responsibility to consult client restrictions prior to any take up. Otherwise, the procedures for participating in underwriting are exactly the same as those for a normal deal as set out above. As a general rule, where the underwriting is of sufficient size then it will be pro rated between all clients eligible. However, where there is insufficient size to pro rate then it will be allocated across the clients on a strict pro-rota basis.

Cross Trading

No cross trades may be undertaken for any ERISA clients. For any other clients cross trades may be undertaken but only via an external broker, at mid market price and rationale should be documented as to fairness to both parties.

Programme Trades

Programme trades should in essence be conducted in exactly the same way as any other trade in accordance with the procedures laid out above. In circumstances where a variation of the normal commission rates has been agreed with the broker for this type of deal the agreed variation should be noted on the dealing instruction. In all other deals, the standard commission rates should be used which have been agreed at the outset of the relationship with the broker.

Foreign Exchange Transaction

Generally standing instructions are setup to ensure that the appropriate foreign exchange transaction is completed to effect settlement, either with the custodian or through State Street, where EP set up third party FX arrangements. In some situations foreign exchange transactions have to be instructed manually in these cases they are instructed by Fund Operations.

Portfolio Cash Management

The PM is responsible for ensuring that cash within a client’s portfolio is managed in the best interests of the client. This means that where there is surplus cash within the portfolio then the PM may wish to place the cash on deposit. Fund Operations should be consulted as often clients’ custodians can offer an automatic overnight sweep facility for any uninvested cash balances. If they do (and the client mandate allows us to use such a vehicle) then this facility will have been be set up as part of the normal custodian set up process. However, there are some Clients who do their own cash management in which case EP only need to record any interest payments being received. In all cases, Fund Operations should be liaised with.

Review of Brokers Terms and Conditions

On an annual basis, a member of the Regulatory and Operational Risk team will issue a communication to each Broker currently on the approved Brokers list to confirm that previously agreed terms remain unchanged. The results of this exercise are reported to the Broker Review Committee. See the Regulatory and Operational Risk team for further details.

11. Market Abuse and Insider Dealing

This section applies to all staff and is designed to comply with the relevant regulation and legislation predominately in the UK but also in relation to meet the SEC's and Canadian requirements. Where there is a suspicion of inside information or market abuse, the Chief Compliance Officer must be notified immediately.

Market Abuse

The EU Market Abuse Regulation (MAR) prohibits behaviour that constitute market abuse.

Articles 14 and 15 of MAR require that a person shall not:

  Engage or attempt to engage in insider dealing,
  Recommend or induce another person to engage in insider dealing,
  Unlawfully disclose inside information, and
  Engage or attempt to engage in market manipulation.

MAR does not require the person engaging in the behaviour in question to have intended to commit market abuse.

Each type of Market Abuse behaviour is described below.

Insider Dealing

Insider dealing is where an insider deals or attempts to deal in an investment on the basis of inside information.

Inside information means information which:

  relates directly or indirectly to one or more issuers or to one or more financial instruments;
  is of a precise nature;
  has not been made public; and which
  if it were made public, it would be likely to have a significant effect on the prices of the financial instruments or on the prices of related derivative financial instruments.

Information is deemed to be of a precise nature where it is specific enough to enable a conclusion to be drawn as to the effect on the prices of the financial instruments. Information that would be likely to have a significant effect on the prices of financial instruments means information a reasonable investor would be likely to use as part of their investment decisions.

The following behaviours are examples of insider dealing;

  dealing on the basis of non-public ‘inside information’.
  the use of inside information by cancelling or amending an order containing a financial instrument to which the information relates where the order was placed before the firm was made inside. (but see below)

  Recommending or inducing another person to engage in the above behaviours is also ‘insider dealing’

The following are examples of behaivours that are not insider dealing:

  If the decision to deal or attempt to deal can be demonstrated to have been made before the person possessed the inside information; or
  If the person is dealing to satisfy a legal or regulatory obligation which came into being before he possessed the inside information.

The regulations prohibit the amending or cancelling of an order where the order was placed prior to the receipt of inside information. It is Edinburgh Partners policy, that once an order has been placed with a broker for execution and we are subsequently made insiders in that security, the order will remain with the broker for execution. No changes to the original order instructions may be given to the broker. For example, any price limit or trading instruction has to remain as originally instructed.

Where part of an order has been given to the broker that part should be left with the broker to continue until complete. No changes may be made. Once the part already given to the broker has been completed, the remaining part will not be given to the broker until Edinbugh Partners is no longer inside and the stock removed from the restricted list.

Where orders or part orders remain incomplete at the close of business we have instructed brokers to await our instruction to continue trading the following day. Where we are inside on a security within an existing order, it is Edinburgh Partners policy that the broker will be instructed to continue with the order the following day under exactly the same instructions as were given previously.

Fund Operations staff will be made aware of securities where we are insiders to ensure no changes are made to any original trade instructions.

The following, non-exhaustive list contains examples of inside information:

  Tender offers, merger or acquisition plans;
  Earnings or earnings estimates, and changes in previously released earnings or estimates;
  Dividend or dividend changes;
  Redemptions or purchases of a company’s own securities;
  Changes in key personnel and other management developments;
  Proposed expansions or curtailments of operations;
  Actual or threatened litigation, government investigations or other enforcement actions;
  Debt rating changes;
  Acquisition or loss of a major contract;
  Significant increases or decreases in orders;

  Recapitalisations or restructuring;
  Significant financing transactions;
  New products, investions or discoveries;
  Unpublished research reports.

The FCA advises that the following factors should be taken into account in determining whether or not a person could reasonably be expected to know that information in their possession is inside information and therefore whether they are an insider the person who has inside information would or should have known that the person they received the information from was an insider. E.g. information received from a consultant in relation to a listed company they had recently worked for.
  If the person who has inside information would or should have known that it was insider information. E.g. Information relating to a potential takeover of a company received from a family friend that was employed by the company involved in the takeover bid.

The following are examples of insider dealing

  X, a director at B PLC has lunch with a friend, Y. X tells Y that his company has received a takeover offer that is at a premium to the current share price at which it is trading. Y enters into a spread bet priced or valued by reference to the share price of B PLC based on his expectation that the price in B PLC will increase once the takeover offer is announced.
  An employee at B PLC obtains the information that B PLC has just lost a significant contract with its main customer. Before the information is announced over the regulatory information service the employee, whilst being under no obligation to do so, sells his shares in B PLC based on the information about the loss of the contract.

Wall Crossing/Sounding

In the event a call is received for wall crossing/sounding the broker is required to obtain our consent to receive the inside information before providing it. Staff receiving such calls should always ensure they are asked for their consent. The broker is also required to make a record of those firms and individuals who have been made inside. Where the information received is inside information the company will be added to the restricted list and the information will be limited to only those who need to know. Once the information ceases to be inside information the broker should inform us as soon as possible. Once we have received confirmation the company will be removed from the restricted list.

Despite the obligation to inform us and obtain our consent to receive inside information we still have an obligation to to assess for ourselves whether we are in possession or cease to be in possession of inside information.

There may be occasions where the information received is not of itself inside information but when combined with other information in our possession becomes inside information, In this case the company should be placed on the restricted list.

The FCA may ask brokers for their records on who have been made insiders and may seek to reconcile those records with those of the insiders. It is therefore important that our restricted list is updated promptly and accurately.

Where the broker has provided minutes or notes of an unrecorded meeting or unrecorded telephone conversation, the Portfolio Manager who received the call, should, within five working days after receipt:

  Sign and send back to the broker those minutes or notes, where they agree upon their content; or
  Provide the broker with their own version of those minutes or notes duly signed where they do not agree upon their content
  Edinburgh Partner should keep a copy of the signed minutes on file.

Company specific Research

Thought should be given as to whether it is appropriate to meet with companies during close periods. Generally if meetings occur the company is accompanied by a compliance person, however if in doubt as to whether insider information has been received portfolio managers should consult with the Regulatory and Operational Risk team. Records are kept of both internal and external meetings held with companies and analysts at brokers, detailing who attended the meeting, the investee company or broker and a note of who the meeting was with.

Restricted List

As soon as a member of staff receives inside information, a member of the Regulatory and Operational Risk team should be notified. On receipt of this information the company is immediately added to the restricted list. Details of the inside information should not be disclosed beyond people that ‘need to know’ (e.g. the person with the inside information and the Regulatory and Operational Risk team.) Once the security is restricted on thinkFolio compliance rules prohibit any transactions in that security until the company has been removed from the restricted list (this includes Personal Account Dealing).

Securities that have been placed on the restricted list are reviewed at least weekly and removed if they are no longer considered to be restricted.

Investment Decision

Documenting the rationale for investment decisions before trading is good practice. Fundamental stock research drives the EP Investment process. The investment team complete a research process that includes the creation of a research template that is presented to the rest of the team at the weekly research meeting. All assumptions are made explicit and scrutinised by the other analysts at this point. Only those stocks that pass this review process will progress to the Buy/Hold/Sell list. The list of approved stocks is recorded in EPICentre and automatically updated across to thinkFolio on a daily basis. The documented trade rationale is also essential in the event the regulator’s trade monitoring unit contact the firm seeking information on transactions effected by us.

If you become an insider both you and Edinburgh Partners are forbidden from dealing in that investment or related investments of the same issuer. All inside securities will be placed on the restricted list. If there are any pending or current orders in the security you should consult with Regulatory and Operational Risk before proceeding with any action.

If it is not clear that information is in the public domain staff should contact the individual who provided us with the information and request confirmation that the information is in the public domain. If it turns out that the information is not in the public domain, or there is doubt, we should encourage the company to make it public. In the meantime staff must not deal in the securities until it is clear the information has been made public.

If staff are at all in doubt as to whether they have been made an insider they should discuss the matter with the Head of Regulatory and Operational Risk.

Unlawful disclosure

Improper disclosure is where an insider discloses inside information to another person other than in the proper course of the exercise of his employment, profession or duties.

Behaviours which the FCA considers to be unlawful disclosure are:

  disclosure of inside information by the directors of an issuer to another in a social context; and
  selective briefing of analysts by directors of issuers or others who are persons discharging managerial responsibilities.

Market Manipulation

Market Manipulation consists of effecting transactions or orders to trade which give, or are likely to give a false or misleading impression as to the supply of, or demand for, or as to the price of a financial instrument or secure the price of one or more financial instrument at an abnormal or artificial level.

Examples of Market Manipulation

  Any behaviour which gives or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a financial instrument, or secures the price of a financial instrument at an abnormal or artificial level,

  Any behaviour which affects the price of a financial instrument by using any form of deception or contrivance,
  Disseminating information which gives false or misleading signals as to the supply, demand or price of a financial instrument including the dissemination of rumours,
  Behaviour to secure a dominant position over the supply of or demand for a financial instrument which has the effect of fixing purchase or sale prices or creates other unfair trading conditions,
  Buying or selling financial instruments at the opening or closing of the market which has the effect of misleading investors acting on the basis of the prices displayed,
  Behaviour which disrupts or delays the functioning of a trading venue or making it difficult for other persons to identify genuine orders on the trading system,
  Profiting from the impact of opinions made on the price of a financial instrument already held without having previously disclosed the conflict of interest,

The following indicators will be taken into account by the FCA when it is reviewing transactions or orders for Market Manipulation:

  The extent to which the transaction or order represents a significant proportion of the daily volume of the financial instrument, in particular when there was a significant change in the price,
  Whether the transaction led to no change in beneficial owner,
  The extent to which transactions or cancelled orders include position reversals in a short time period and represent a significant proportion of the daily volume ,
  The extent to which orders or transactions are concentrated within a short time span in the trading session and lead to a price change which is subsequently reversed,
  The extent to which orders or transactions represent best bid or offer prices and are removed before they are executed,
  The extent to which orders or transactions are undertaken at or around a specific time when reference prices are calculated and lead to price changes.

The following are examples of forms of deception or contrivance:

  Whether orders or transactions are preceded or followed by dissemination of false or misleading information by the same person or firm,
  Whether orders or transactions before or after the production of investment recommendations which are influenced by conflicts of interest.

Suspicious Transaction Reporting

Firms are required to establish and maintain effective arrangements, systems and procedures to detect suspicious transactions and orders and to report them to the FCA without delay. This applies to orders whether or not they have been executed as well as transactions that might constitute abuse or attempted market abuse.

A suspicious transaction or order is one in which there are reasonable grounds to suspect it might constitute market abuse, such as insider dealing or market manipulation.

If any employee suspects that the transaction or order might be suspicious, or subsequently becomes suspicious in light of new events or information, they should notify a member of the Regulatory and Operational Risk Team who will determine whether a Suspicious Transaction and Orders Report (STOR) needs to be filed. Staff making a report to Regulatory and Operational Risk do so in confidence and the fact a suspicion has been raised should not be disclosed to anyone who does not need to know about the suspicion. The Head of Regulatory and Operational Risk will determine who is able to be informed.

A STOR is required to be submitted using the standard ESMA templatewhich can be found under the Regulatory page of the intranet within the ‘Forms’ section. The report is filed with the FCA by the Head of Regulatory and Operational Risk using the electronic reporting tool on the FCA website.

These suspicious transaction reports help the FCA identify possible market abuse.

The case against Mark Lockwood provides an example of where the FSA (the FCA’s predecessor) brought enforcement action against an individual at a firm for failing to make the relevant notification in circumstances in which the FSA considered that the defendant should have known or suspected that a trade placed through him was based on inside information. In failing to make the report, the FSA found that the defendant had failed to observe proper standards of market conduct and was fined. Details of the case can be found here: (www.fsa.gov.uk/pubs/final/mark_lockwood.pdf)

Investment Recommendations

Persons who produce or disseminate investment recommendations or other information recommending or suggesting an investment strategy concerning one or more financial instruments must take care to ensure that such information is objectively presented and to disclose their interests or indicate conflicts of interest to which that information relates.

Where any such information or recommendation is to be published or provided, staff should consult with the Regulatory and Operational Risk team to establish the extent of any disclosures required. The financial promotions sign off process will also provide for regulatory review of any relavent comments being made in marketing materials.

Training

All new employees receive a compliance induction and part of this is in relation to the controls in place regarding Market Abuse. Ongoing compliance training is provided to relevant EP staff on a periodic basis.

Appendix 1 Market Abuse Cases

Dresdner traders, Morton and Parry censured.

Darren Morton and Christopher Parry were portfolio managers at Dresdner’s Structured Investment vehicle, K2, which had in its portfolio, $65m of a Barclays floating rate note (FRN) issue. At 10am on 15 March 2007, Morton was given inside information about a potential new issue of Barclays FRNs, on more favourable terms than the previous issue. Morton shared this information with Parry.

Acting on this inside information, Morton and Parry agreed to sell K2’s entire holding of the previous issue to two different counterparties. Both counterparties to the trades were unaware of the proposed new issue of FRNs. At 15.15 on the same day, the new issue of FRNs was announced and the counterparties to the trades made losses of $66k. They also independently complained to K2 about the circumstances of the trades.

Both Morton and Parry were censured by the FSA for committing market abuse on the basis they sold the FRNs on the inside information about the new issue. Morton and Parry believed they were acting in accordance with market practice – the FSA did not accept that was reasonable. Morton and Parry argued that practices in the bond market meant it was always acceptable to trade after being ‘sounded out’ on a new issue. This was found not to be the case and market participants need always be alert to the possibility that inside information is being passed.

CSFB salesman, Pignatelli fined.

Sean Pignatelli worked as an equity salesman for CSFB. On 24 May 2005 he received an email about Boston Scientific Corp (BSX), a US medical supplies company.

The email contained comments such as ‘quick heads up ahead of tomorrow’s analyst meeting’ and ‘don’t want to get into trouble, keep between us for now’. After receiving the email, Pignatelli called eight people to discuss the matter including four clients who later short sold BSX.

It was later discovered the email did not contain any price sensitive news. CSFB’s compliance department picked up the email and reported Pignatelli’s actions. He was dismissed by CSFB for serious misconduct and breaching their compliance policies and was fined £20,000 by the FSA.

The FSA argued that Pignatelli had breached principle 2 (Acting with due skill, care and diligence) by failing to discuss the e-mail with his compliance department or senior management. He also breached principle 3 (Management control) by passing on the information. The FSA concluded that Pignatelli had failed to consider whether he had received inside information before he passed it on.

Richard Joseph sentenced to four years

Joseph’s trading resulted in a net profit of £591,000 on trades September 2007 and July 2008. The former futures trader was provided with confidential and price sensitive information from two investment banks concerning proposed or forthcoming takeover bids. The information was provided by Ersin Mustafa, a print room manager at JPMorgan Cazenove. During the time he was trading, Joseph transferred a substantial amount of money to Mustafa.

Attempts were made to disguise the receipt of this information including the use of numerous pay as you go mobile telephones, one of which was purchased using a false name and address, and webmail ‘drop boxes’. Having received the information, Joseph then placed spread bets in the expectation that once the information became public the share price would rise.

Mustafa was also found to be a source of inside information in the prosecution of 6 others who were convicted for a separate case in 2012.

Head of Tax at Morrisons sentenced to 12 months

Paul Coyle, the former Group Treasurer and Head of Tax at Wm Morrisons pleaded guilty to 2 counts of insider dealing. He was sentenced to 12 months imprisonment and ordered to pay £15,000 costs as well as confiscation order for £203,000.

Between 24 January and 17 May 2013, Coyle was regularly privy to confidential price sensitive information about Morrisons ongoing talks regarding a joint venture with Ocado Group. Coyle took advantage of this information by trading in Ocado shares between 12 February and 17 May using two online accounts which were in the name of his partner.

Logica PLC Group reporting and financial planning manager sentenced to 10 months

Ryan Willmott, the former group reporting and financial planning manager for Logica PLC, pleaded guilty to 3 counts of insider dealing on 26 February 2015. He was sentenced to 10 months imprisonment and ordered to pay £6,122 towards prosecution costs and a Confiscation Order in the sum of £23,239.75.

Mr Willmott held inside information relating to a potential takeover of Logica by CGI through his employment at the group. Willmott set up a trading account in the name of a former girlfriend, without her knowledge, to carry out the trading. He also disclosed the inside information to a family friend, Mr Carver, who then went on to deal on behalf of Willmott and himself. Mr Carver was fined £35,212 for knowingly dealing on inside information.

When CGI publicly announced its intention to make a cash acquisition of Logica at a significant premium it caused Logica share price to increase by 59.8%.

12. Conflicts of Interest

EP has a duty to take all appropriate steps to identify and to prevent or manage conflicts of interest which can arise between a firm, its employees and its clients as well as those conflicts which exist between different clients of a firm.

This Policy is designed to meet EP’s regulatory requirements in relation to the identification, prevention and management of conflicts of interest and to ensure EP always act in the best interests of its clients.

The FCA sets out in SYSC 10 areas where conflicts may arise. Where a firm or any employee:

  Is likely to make a financial gain, or avoid a loss, at the expense of the client;
  Has an interest in the outcome of a service or transaction conducted on behalf of a client which is distinct from the client’s interest;
  Has an incentive to favour one client over another;
  Carries on the same business as a client; or
  Receives an inducement from a person other than the client and
  Including those conflicts caused by the firm’s own remuneration and incentive structures.

Similarly, Section 206 of the Advisers Act imposes a fiduciary duty on Investment Advisers. The purpose of this duty is to eliminate conflicts of interest and prevent an adviser from overreaching or taking unfair advantage of a client’s trust.

Responsibility

All members of staff are responsible for considering the business activities within their area and the possibility for conflicts to arise. Where a possible conflict of interest arises, staff should report this immediately to the Regulatory and Operational Risk team who will consider what action (if any) requires to be taken. Depending on the situation this could require the disclosure of the conflict to clients, refraining from taking a course of action or documenting the potential conflict in the firm’s conflicts matrix.

Outside Business Interests/Activities

All members of staff must receive prior written permission from the relevant EP company Board before engaging in an outside business interest/activity during their employment with EP. This is detailed in each individual's contract. An outside business interest/activity includes:

  Directorships;
  Being employed by, or acting as a consultant for, another person or entity;
  Receiving compensation from another person or entity for business activities including, for example, a family business;
  Receiving fees for an external work product, such as an article or speech; and
  Holding elected or appointed political or governmental position.

Outside interests/activities must not interfere with your EP role and you must not use any of EP’s property (including communications via email or the internet) for purposes of any other company or business (whether or not a competitor).

Outside interests/activities that in the judgement of EP may pose a conflict with its business interests will generally not be approved. Approval of an outside business interest/activity will also consider where the position is in the best interest of the EP and its clients and if the position provides leadership of professional development opportunities for the employee.

If approval is not provided then you may be required to resign from any outside interest or activity position you hold. If approval is received from the relevant EP Board in relation to any outside business interests, the Regulatory and Operational Risk team will log this on the External Interests register.

You must seek new clearance for a previously approved interest/activity whenever there is any material change in relevant circumstances, whether arising from a change in your job within EP or in your role with respect to that interest/activity. You must also notify the Head of Regulatory and Operational Risk when any approved outside interest/activity terminates.

In addition, publications and speaking engagements relating to the business of EP must be pre-cleared by the Regulatory and Operational Risk team. Examples of this include delivering a speech to external parties about role at Edinburgh Partners or what Edinburgh Partners do (external parties include business forums and educational establishments).

All members of staff are required to attest on an annual basis that they have disclosed any outside business interest/activity and that any subsequent changes have also been advised to Regulatory and Operational Risk team.

Disclosure of the interest/activity may be required to Committees/Boards of EP and/or to clients.

Any employee who holds an outside director position, who is considered a portfolio person, may not accept any compensation or indirect benefit as a result of this outside director position. This applies to any cash or non cash benefit. The policy also applies to any immediate family members that the employee provides financial support to. If compensation cannot be declied it shall be donated to charity. This does not prevent an employee from accepting reimbursement of reasonable expenses.

A portfolio person is an employee of EP who in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund or any other client, or if his or her functions relate to the making of any recommendations about those purchase or sales.

Non-portfolio persons who are approved to serve as outside directors may be allowed to accept compensation or other direct or indirect benefits provided:

1.	That it would not be inconsistent with the purposes and objectives of thispolicy;
2.	Approval is granted by the Regulatory and Operational Risk team; and

3.	The non-portfolio persons board service is not associated with representing Franklin Templeton Investment or EPL client investment interests.

Any exceptions to the non portfolio persons compensation rules shall be documented in writing, including the basis for the decision, and a copy will be kept by the Regulatory and Operational Risk team and the Code of Ethics Administrator.

Conflicts Matrix

EP’s primary objective is to identify and prevent conflicts before they are realised within the organisation. In order to support this it has identified a number of possible areas for conflicts to arise. These are documented in the Group’s conflicts matrix (see Schedule 2) and reviewed annually by the Operational Management Committee. In addition, the Regulatory and Operational Risk team conducts monitoring activity over a number of potential conflicts and their controls.

Conflicts Control Framework

Conflicts of interest have the potential to arise across EP’s activities. The Group has a series of policies and procedures designed to identify, prevent and manage conflicts of interest. The policies and procedures in place include:

- Insider Dealing and Market Abuse

EP has an Insider Dealing and Market Abuse policy. It is also included in Regulatory and Operational Risk training for new staff and is further enforced via EP's Personal Account Dealing policy and the use of a restricted list.

- Personal Account Dealing

EP has a Personal Account Dealing policy, and these rules are signed off as understood by all staff on an annual basis. Permission has to be sought for any deal prior to dealing and permission is only granted for a limited time period. EP maintains a list of restricted stocks, at no time may any employee place a personal trade any stock from this restricted list.

- Inducements

EP has an Inducements policy. All permissible gifts, entertainment and minor non-monetary benefits provided or received by EP staff are subject to the Inducements policy. With the exception of very minor items, no entertainment or gifts may be accepted or provided without permission. All relevant items of gifts or hospitality are required to be recorded in a central log.

- Anti-Bribery

EP has a zero tolerance policy towards bribery and has a commitment to provide business in a fair, open and honest manner. An Anti-bribery policy is in place which prohibits all staff from offering, promising, giving, requesting or accepting a bribe.

- Broker Research

EP carries out internal research and supplements this through the use of research produced by third parties. EP has a separate Research policy which sets out how the firm uses and pays for research through its own resources.

- Aggregation and allocation of client orders

In order to ensure as fair treatment as possible for clients, EP's Execution policy ensures that a strict order priority system is utilised. No portfolio manager may place an order for a stock which is already being worked until the first order is completed unless there are exceptional circumstances which are closely defined. The allocation of a deal is undertaken on a pro rata basis with the only exceptions being for de minimis orders for clients. In these circumstances the random allocation facility within the front office system is utilised.

- Confidentiality

EP has in place processes and procedures to ensure that any information disclosed to it are kept both confidential and secure.

-Political Contributions (US only)

EP has a Political Contributions policy. Staff are permitted to make contributions up to $350 to an official for whom they can vote or up to $150 for any other official.

Franklin Templeton Investments (“FTI”)

Employee Service as an Outside Director Policy

Effective as of December 1, 2016

I. Objectives and Summary of the Policy

The Policy set forth below applies to any employee of Franklin Resources, Inc., its affiliates or subsidiaries, collectively Franklin Templeton Investments (“FTI”) who wishes to serve as a director or trustee, of a non-affiliated, for-profit, public or private company or entity (“Company”) (“Outside Director”) [1], in order to avoid and/or resolve possible conflicts that may arise.

Additionally, local regulations may impose further requirements or limitations affecting the FTI employee serving as an Outside Director.[2] As an Outside Director, the FTI employee may face conflicts among his or her fiduciary responsibilities and duties (i) to FTI clients, (ii) to the Company and (iii) to FTI. The Policy supplements the FTI Personal Investments and Insider Trading Policy (“FTI Code of Ethics”).

It is the policy of FTI that no employee may serve as an Outside Director of a Company without receiving prior written approval from (i) the appropriate member of the FTI Executive Committee or their designee[3] and (ii) the Director of Global Compliance or his designee (“FTI CCO”).

Factors considered in evaluating a request to serve as an Outside Director include, but are not limited to, whether the service (i) represents an unacceptable conflict of interest; (ii) may detract from the employee’s fulfillment of duties at FTI (iii) is in the best interest of FTI clients when the appointment is a Portfolio Person[4] and (iv) provides leadership or professional development opportunities for the employee.

Approval given to an FTI employee to serve as an Outside Director under prior policies and procedures remains in force. However, the Outside Director will be provided a copy of the Policy and will be required to certify at least annually to the Code of Ethics Department to his/her compliance with the requirements contained in the Policy.

Questions regarding this Policy should be directed to the Code of Ethics Department. Certifications required by this Policy are submitted via the Code of Ethics monitoring system PTA (“PTA”).

[1]	Outside Director includes equivalent or similar positions, e.g. service on Boards of Supervisors.
[2]	For example, a director of Templeton Asset Management, Ltd. must promptly report all of his directorships to the

Monetary Authority of Singapore (“MAS”). Additionally, in Canada, portfolio managers of Canadian funds are prohibited from serving on boards of companies held by the funds.

3 The Executive Committee is currently comprised of Vijay Advani, Greg Johnson, Jenny Johnson, Ken Lewis, Craig Tyle, Michael Hasenstab, Chris Molumphy and Ed Perks.

4 Portfolio Persons has the same meaning as in the FTI Code of Ethics. They are employees of FTI, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales.

CONFIDENTIAL INFORMATION. This document is the proprietary product of Franklin Templeton Investments. It may NOT be distributed outside the company unless it is made subject to a non-disclosure agreement and such release receives authorization by an FTI Chief Compliance Officer. Any unauthorized use, reproduction or transfer of this document is strictly prohibited. Franklin Templeton Investments ©2016. All Rights Reserved.

II.
Scope of Policy

The scope covered by this Policy is:

Global	U.S.	Canada	Europe	Asia	Latin America

It is the responsibility of the employee who is serving as an Outside Director to understand and comply with any Company requirements associated with serving as an Outside Director. Portfolio Persons serving as an Outside Director are also required to notify their local CCO and Investment Compliance (“IC”) of ‘blackout periods’, trading restrictions, or reporting requirements to ensure appropriate supervisory procedures have been implemented. Supplemental policies and procedures specific to requirements of Portfolio Persons serving as Outside Directors (either required by the Company or by local regulators) may be imposed, monitored, and complied with by the CCO of the applicable FTI Adviser.
III.	Access to Information

Definitions and Description of Approach

The Outside Director’s activities as a director of the Company will likely result in their receiving material non-public information about the Company (i.e., information that would be significant to a reasonable investor in deciding whether to trade in the securities of the Company). It is both unlawful in the U.S. and in most foreign jurisdictions, and a violation of the FTI Code of Ethics and the FTI Code of Ethics and Business Conduct for any person or any Client to effect transactions in a security while in possession of material non-public information or to transmit such information to others. Therefore, even the Company’s consent to the Outside Director’s sharing of material non-public information with an employee or client of FTI would not be sufficient to permit its use for trading.

Confidentiality of Company Information and Attendance at Company Meetings

The Outside Director must keep confidential any material, non-public information received as a director of the Company, including both information about the Company itself and information about third parties that have material business or financial relationships with the Company. The Outside Director should exercise extreme caution when discussing information pertaining to the Company with other FTI employees so as not to inadvertently disclose material, non-public information or violate policies of the Company. [5] Particular caution should be exercised immediately preceding or following a Company Board Meeting and the Outside Director is encouraged to notify Trading Desk Compliance if he/she has received material non-public information as a result of attending a Company meeting. The Outside Director is encouraged to seek advice of counsel before discussing matters involving the Company.

Confidentiality of Franklin Templeton Investments Information

All information regarding FTI’s portfolio investments (including information regarding Franklin Resources, Inc., and any Franklin Templeton advisory entity or Client) must be kept strictly confidential. The Outside Director is prohibited from disclosing this information to the Company, even where it may be useful or of critical importance to the Company.

5 For example, the Company, if it is a US public company, will have its own policies, such as Regulation FD policies, which will be applicable to the FTI employee who is serving as an Outside Director. Public or private companies in other jurisdictions may have similar policies.

Conflicts Between FTI and the Company’s Interests

The Outside Director should seek advice of FTI counsel if he/she believes that there is a conflict between FTI’s and the Company’s respective interests.

Based on the advice of counsel, who may consult with FTI’s General Counsel, it may be necessary or appropriate for the Outside Director to recuse him or herself from any Company board actions on the matter or to resign from the Company’s board.

Additionally, the Outside Director must advise the Company’s Board of Directors in writing of his or her employment relationship, including investment responsibilities, if any, held with FTI. (See Appendix A)

IV. Methodology, Detailed Process, Activities or Tasks

Trading In Company Securities

The FTI Adviser that employs the Outside Director must exercise due care whenever it trades securities of the Company on behalf of its funds and clients. Generally, the FTI Adviser (“the Adviser”) that employs the Outside Director must obtain prior approval (i.e., pre-clearance) from Trading Desk Compliance before trading the securities of the Company, who may consult with Legal or Global Compliance before permitting any trading in the securities. The appropriate Trading Desk Compliance personnel may permit trading in the securities of the Company upon verification that the transaction does not violate prohibitions contained in the Securities Watch List Policy and Procedures.

Trading In Securities of Third Parties

As a director of the Company, the Outside Director also may obtain non-public information about third parties, such as entities with which the Company has or is considering material business or financial relationships, e.g., a business that is being awarded or considered for a major contract, another investor in the Company or a merger or joint venture partner (“third parties”).

Like confidential information about the Company, any such information the Outside Director may receive about third parties belongs to the Company and may not be used to benefit anyone else. In addition, if the information is material and non- public, it must not be used to trade in securities of either the Company or of the third party nor may this information be transmitted to others. Further, the Outside Director should be cautious when discussing information about third parties that pertains to the Company with other FTI employees so as not to inadvertently disclose material, non-public information. The Outside Director is encouraged to seek advice of FTI counsel before discussing matters involving the Company or third parties.

Personal Securities Trading in Company Securities

The requirements in this section of the Policy cover all personal securities interests of the Outside Director in the Company, including any circumstance where the Outside Director has “beneficial ownership” as defined in the FTI Code of Ethics. Generally, the Outside Director has “beneficial ownership” in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person’s immediate family sharing the same household. The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-

law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Interest in Company Securities: The Outside Director may buy and sell securities of the Company in accordance with the steps set forth below:

  At all times the Outside Director must follow the policies and procedures set forth in the FTI Code of Ethics.
  The Outside Director must seek prior approval from Code of Ethics Administration for any transactions involving non-publicly traded securities of the Company.
  The Outside Director will provide an initial holdings report of ownership in the Company. The initial report must be made within 30 days of becoming an Outside Director.
  The Outside Director will certify compliance with this Policy on an annual basis by February 15th for the prior calendar year.

Certifications must include a report of the Outside Director’s holdings in the Company, if any, and all transactions executed since the last certification was completed. Reports must contain similar information as required by the Holdings Reports required by the FTI Code of Ethics. An Outside Director who is also an Access Person as defined in the FTI Code of Ethics and who has provided holding and transaction reports in accordance with the FTI Code of Ethics is not required to make separate reports of his/her holdings and transactions in securities of the Company.

Initial and Annual Certifications should be made to Code of Ethics Administration via PTA.

Additionally, the Outside Director must also abide by any personal trading policies and procedures that the Company may have established with respect to trading in the shares of the Company’s stock. For example, the Company may have established ‘black-out’ periods immediately preceding and following its financial reporting dates, which may restrict trading in the Company’s securities.

Changes in Outside Director’s or Company’s status

  All Outside Directors must report to Code of Ethics Administration any material changes in the Company as related to the Outside Director appointment or to the conditions under which the position as Outside Director was approved.
  The Outside Director must inform Code of Ethics Administration if a Company for which he/she serves as an Outside Director, changes from private to publicly-traded.

Compensation, Expense Reimbursement and other Benefits

As a general policy, Outside Directors who are designated as Portfolio Persons or whose service is associated with FTI duties may not accept any compensation or other direct or indirect benefits for their services as a Company director. The Policy applies to cash and non-cash compensation, including indirect benefits such as Company-provided products and services at discounted rates if the receipt of such would be inconsistent with FTI’s policies on gifts and entertainment. The Policy also applies to the Outside Director’s immediate family for whom he/she provides financial support. If compensation cannot be declined, it shall be donated to a charity.

As an exception to the general policy noted above, Non-Portfolio Persons who are approved to serve as Outside Directors may be allowed to accept compensation or other direct or indirect benefits for their services as a Company director under limited circumstances and provided:

1.	that it would not be inconsistent with the purposes and objectives of the Policy and
2.	approval is granted by their immediate supervisor and division head, in addition to the standard approvals required in Section I6 and
3.	the Non-Portfolio Person’s board service is not associated with representing FTI client investment interests.

Approval for Non-Portfolio Person compensation exceptions shall be documented by the FTI CCO in writing, shall include the basis for the decision, and a copy will be provided to Code of Ethics Administration.

The Policy does not prevent the Outside Director from accepting reimbursement of reasonable expenses associated with attendance at Company board meetings and other Company events to which board members are invited to attend consistent with the Company’s policies and procedures.

Resignation as a Company Director

The Outside Director is required to promptly resign as a Company director if asked to do so by FTI’s CCO.

Consultations with FTI Legal Personnel

It is not possible to predict all situations the Outside Director may encounter. The Outside Director should contact FTI’s CCO, General Counsel, either Deputy General Counsel, other designated FTI Legal personnel, or designated counsel for the Company if the Outside Director becomes aware of any conflict of interest or the appearance of a conflict or has any doubts as to whether a set of facts or proposed activities would present a conflict of interest.

Violations of the Policy

An employee failing to abide by the Policy (other than isolated, technical or inadvertent failures) will be presumed to have violated the Statement of Principles contained in the FTI Code of Ethics. Such violations will be referred to FTI’s CCO, General Counsel or Deputy General Counsel and disciplinary action commensurate with the violation, if warranted, will be imposed. A violation of the Policy resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the appropriate board of directors, termination of employment and/or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

V. Preventative	1.	Code of Ethics Administration
Key Controls		• Administers the approval, initial and annual certifications certification
		process;

6 Approvals from (i) the appropriate member of the FTI Executive Committee or their designee and (ii) the FTI CCO or his designee.

  Distributes Policy with Respect to Serving as a Director to employees when informed of their election to the board of directors of a Company;
  Communicates Outside Director status to interested parties within FTI; and
  Maintains appropriate records for 7 years in a secure location.

	2.	Trading Desk Compliance
		•	Maintains a list of restricted securities (‘Securities Watch List’);
		•	Applies restrictions in trading systems;
		•	Records comments in Charles River when clearing trades;
		•	Maintains appropriate records for 7 years in a secure location; and
		•	Escalates issues to the FTI CCO.

VI.	1.	Code of Ethics Administration
Detective Key		•	Reviews holdings disclosure and advises the appropriate FTI CCO if the
Controls			Outside Director owns securities of the Company;
		•	Prepares reports at least quarterly that compare changes in Client holdings in companies in which FTI employees are serving as Outside Directors, analyzes the changes and provides a report to the Fund CCO;
		•	Receives annual certifications from the Outside Directors; and
		•	Receives reports from the Outside Director of any material changes in the
Company as related to the Outside Director appointment or to the conditions under which FTI granted permission to serve.

	2.	Trading Desk Compliance
		•	Maintains a list of restricted securities (‘Securities Watch List’);
		•	Applies restrictions in trading systems;
		•	Records comments in Charles River when clearing trades; and
		•	Monitors Client trading of public companies where FTI employees are serving as Outside Directors.

	3.	Other
		•	FTI’s CCO, General Counsel, either Deputy General Counsel, other designated FTI Legal personnel, or counsel for the Company is advised by the Outside Director when he/she becomes aware of any conflict of interest or the appearance of a conflict or has any doubts as to whether a set of facts or proposed activities would present a conflict of interest.

VII.	1. The FTI employee (serving as an Outside Director) found to have violated the

Corrective Key Controls

Policy will be referred to the FTI CCO, General Counsel or Deputy General Counsel for appropriate disciplinary action. A violation of the Policy that is also a violation of law will be severely sanctioned, including termination of employment or referral to the appropriate regulatory agency.

2.	The FTI employee must recuse himself in situations that present a conflict of interest.
3.	The FTI employee (serving as an Outside Director) is required to promptly resign as a Company director if asked to do so by the CCO of FTI.

VIII.	Code of Ethics Administration and Investment Compliance have primary functional

Administration	responsibility for the operation of this Policy. FTI’s CCO and FTI’s General
Counsel, either Deputy General Counsel or other designated FTI Legal personnel, are consulted with material or substantive changes to the Policy.

IX.
Edit Log	Created by:	Date: September 1, 2004
	Amended by:	Date: December 2005
	Amended by: Maria Abbott, Anna-Marie Chavez-	Date: April 2012
Rey, Breda Beckerle, Jim Davis
	Amended by: Maria Abbott, Anna-Marie Chavez-	Date: May 1, 2013
Rey, Breda Beckerle
	Amended by: Maria Abbott, Breda Beckerle, Anna-	Date: May 1, 2015
Marie Chavez-Rey
	Amended by: Maria Abbott, Selena Holmes	Date: December 22, 2015
	Amended by: Maria Abbott, Anna-Marie Chavez-	Date: December 1, 2016
Rey

“Appendix A”

[Chairman, Board of Directors,
Company]

Dear Mr./Ms. Chairman:

As you are aware, I am a [director/officer/employee] of [FT entity], a subsidiary of Franklin Resources, Inc. a global investment management company operating as Franklin Templeton Investments (“FTI”), as well as a director of [Company]. Securities issued by [Company] are held or could be potentially held by FTI’s funds and/or accounts (“Clients”). Franklin Templeton Investments has adopted a policy that governs my serving on the board of [Company] (“Policy”). In accordance with FTI’s Policy, I am advising you of the following:

(1)	Confidentiality of Franklin Templeton Investments Information. As a director/officer/employee of FTI, I may be aware of information relating to the investment of accounts managed by FTI affiliated advisors. You should be aware that I have a fiduciary obligation to keep this investment information strictly confidential, and will not be able to share it with you or any other person associated with [Company], even if the information would prove to be of critical importance to [Company].
(2)	Conflicts of Interest. From time to time, a conflict may arise between my responsibilities as an employee of FTI and my responsibilities as a director of [Company]. You should be aware that, in the event of any conflict, I will recuse myself from acting on either entities behalf and, as a result of such conflict, may be required to resign as a director of the Company.
(3)	Compensation, Expense Reimbursements and Other Benefits. Please be aware that, under the Policy, I am not permitted to accept any compensation or other benefits, other than reimbursement of reasonable expenses associated with attendance at Company board meetings and other Company events to which board members are invited to attend for serving as a director of the Company without prior written approval of Franklin Templeton Investments.

If you have any questions regarding these disclosures, please do not hesitate to contact me. Thank you for your attention to this matter.

Sincerely,

[Your Name] cc:[Chief Compliance Officer, Franklin Templeton Investments]

14. Execution Policy

The intention of this document is to set out Edinburgh Partners (EP) policies and procedures in relation to the management of trading and its associated costs on behalf of clients.

Dealing Venues and Methods

Our investment approach is long-term and focused on absolute valuation. We believe that adequately diversified, concentrated equity portfolios have the highest probability of generating good absolute returns. The execution of any transaction has two principal elements. Firstly, the security has to be priced at a sufficient discount to EP’s estimate of fair value. Secondly, EP aims to ensure that the execution itself is done on the best possible terms. There is often a trade-off between the price of a security relative to the volume of the security traded.

EP places deals with approved brokers, on an agency basis. EP maintains broking relationships with a number of global brokers who it believes are capable of accessing sufficient levels of liquidity. These brokers are generally multi-national entities with the ability to trade in most global markets and access multiple sources of liquidity. EP believes that each broker on its approved list is capable of providing the best possible result for the order placed with it. In some instances the choice of broker may be more relevant than others, for example when placing orders in less liquid or emerging market stocks. In these cases the choice of broker and method of trading is dictated by the portfolio manager’s view of who will be able to fulfil the trade in the most timely and efficient manner taking into account price, cost and likelihood of completion and settlement.

EP may also place orders through a buy-side trading venue. This system allows us to trade blocks with other buy-side institutions. This is used to supplement our broker venues. Orders can be placed on a buy-side venue at the same time as being placed with brokers.

Once an order has been passed for execution EP regularly reviews that order’s progress. If the order is taking longer to execute than expected or is being traded at prices which appear to be high we will seek to understand why that may be the case and if necessary look for an alternative execution venue.

Programme or block trades are used for investing money for new clients or if there is a material inflow to, or outflow from, a client’s account. A programme trade is frequently a more efficient and cost effective way of transacting. Savings can result primarily from lower execution rates, as brokers sometimes wish to buy market share and price trades accordingly.

On any occasion where the portfolio manager feels that it is the most efficient method of transacting and it is not prohibited by the client agreement, stock may be crossed between clients by using a third party in the market. This eliminates the cost of the spread between bid and offer prices and reduces the market impact. Crossing stock can, however, give rise to a potential conflict of interest as the same agent will be acting for both buying and selling parties. EP will place the order with an approved broker and apply the principles of best execution to both sides of the transaction.

As noted earlier, the definition of best execution falls within constraints, primarily dictated by liquidity. There are two conflicting elements. A narrow definition of best execution concentrates on the price achieved on a particular day relative to all the trades that took place that day. Assuming no sharp share price movements during the period this gives an indication of the extent to which the broker was able to execute the trade without disturbing the market price. The reason this is a narrow definition is that the smaller the amount that is executed the lower the risk of disturbing prices. However, a trade could easily show up as well executed in terms of the daily volume weighted average price (VWAP) whilst actually disadvantaging the client. This would occur if the trade took an extended time to complete during which an adverse price movement affected the aggregate execution, or indeed the security moved out of the price range where the Portfolio Manager felt that the transaction should actually take place. Each individual trade is assessed within the narrower and broader contexts. Put another way, any trade is a balance between costs of execution and the potential opportunity cost of not executing.

EP places orders with brokers or buy-side trading venues who may execute those orders on one or more trading venues. These venues include Regulated markets, Multilateral trading facilities (MTF) or Organised trading facilities (OTF), Systematic internalisers and Investment Firms acting as market makers or other liquidity providers. Where orders are executed outwith a Regulated market, MTF or OTF clients should be aware that those transactions will not have the benefits of the rules of those venues or the protections provided by them such as a central counterparty and buy-in rights.

Orders are currently sent to brokers electronically. Dealing details are input within the front office system which then generates a FIX message or email to the selected counterparty when the trade has been authorised.

Broker Selection and Review

A central list of approved brokers is maintained within the front office system and is reviewed on a regular basis by the Broker Review Committee (BRC). The BRC consists of a portfolio manager and senior representatives from Operations and Regulatory and Operational Risk. In order for a broker to be put forward for the approved broker list the BRC must be satisfied that the broker can provide the best possible result on a consistent basis.. The principal criteria to be eligible for inclusion on the execution broker list are:

  Proven execution capability – we will select brokers we have traded with previously and who have had no ‘red flags’ resulting from our previous best execution / TCA monitoring or operational issues.
  Wide coverage – brokers must have access to substantially all the execution venues within each market where we intend to use them.
  Cost – there will be a maximum acceptable execution per market.

  PT desk – the ability to offer a programme trading desk is an advantage.
  Assisted trade reporting – we require brokers to support assisted trade reporting. This requires brokers to use an APA with interconnectivity with BATS or to execute our trades as a Systematic Internaliser.

The Regulatory and Operational Risk and Legal teams check financial background and legal terms. The broker is then put before the BRC for review of the factors listed above and approval.

In addition to brokers we use a buy-side trading venue as it allows us to trade blocks with other buy-side firms at ‘mid’ price with no information leakage.

EP will review reports produced by its approved brokers. These reports are used on an ongoing basis to review our assessment of our broker’s ability to be able to provide the best results for any order we chose to place with that broker.

Trading market access, best execution, provision of liquidity, settlement efficiency and other operational services are all important factors in the assessment of the quality of broker execution services. The execution elements of a broker’s service are monitored and reviewed on a quarterly basis by the Broker Review Committee.

Dealing Efficiency

Each trade is unique with the main areas of focus being recent price movement and daily trading volumes in the stock. The choice of which broker to place the order with is to an extent of secondary importance especially among our larger and non-specialised brokers where liquidity may be more broadly consistent. Typically, our trades are placed with a volume limit with the express objective of avoiding moving the price through our own actions. However, where a broker can cross a stock (where they have a natural buyer or seller on the other side of the transaction) we will be happy to do so at the prevailing market price or even at the daily volume weighted average price as this should not impact the price. Price limits may be placed if the price reflects a level where it is not at sufficient discount to our fair value assessment.

We recognise there is often a trade-off between the price of a security relative to the volume of the security traded. For purchases, the price of the security is important in so far as the price paid must at all times be below EP valuation indicated target.

In addition, EP utilises the services of an external provider of Transaction Cost Analysis (TCA). TCA reports provide analysis of the interval VWAP i.e the price at which EP deals in comparison to the VWAP for the duration of a trade; and implementation shortfall i.e the price at which EP deals compared to the price at the time the original order was placed. This data is then compared by the TCA provider against data which it holds relating to trades within the market thus providing a benchmark for EP deals. The TCA reports are reviewed by the Broker Review Committee at its meetings.

Conflicts of Interest

EP maintains a conflicts of interest policy document which documents the conflicts of interest whether real or potential which may affect the company. The conflicts of interest policy is reviewed by the Operations Management Committee. EP has no associations or affiliations to counterparties with whom it transacts when dealing for its clients. As a result, the scope for conflicts of interest is limited and portfolio managers are able to deal with whichever counterparty will provide the best execution for our clients.

A further area where there may be a conflict of interest is in the undertaking of orders for multiple clients and the subsequent allocation which takes place. When placing orders a strict order priority system is utilised. No portfolio manager may place an order for a stock which is already being worked until the first order is completed unless there are exceptional circumstances which are closely defined e.g. unexpected cash inflows or outflows from a client. The allocation of a deal is undertaken on a pro-rata basis with the only exceptions being for de minimis orders for clients. In these circumstances the random allocation facility within the front office system is utilised. Non-pro-rata allocations and any overrides of restrictions are reviewed by EP’s Regulatory and Operational Risk team on a regular basis. Finally, the crossing of a trade may provide a conflict of interest as noted earlier above.

EP has execution arrangements with a number of brokers who also provide us with research. We also have execution arrangements with brokers who do not provide research. These are referred to as ‘Execution Only Brokers’. To check that the execution costs paid to brokers are not subsidising research the execution costs are reviewed to ensure costs are comparable between both sets of brokers.

Some documents produced by brokers which do not classify as research can also assist our portfolio managers in making investment decisions. These items are either paid for directly by EP or may be classified as a minor non-monetary benefit and therefore able to be received for free. Other minor non-monetary benefits may be received by Edinburgh Partners providing they are capable of enhancing the quality of service to a client. These include: the participation in training events on the benefits and features of a specific financial instrument or service, hospitality of a reasonable de minimis value and third party research during a trial period.

IPOs and Underwritings

Initial Public Offerings (“IPOs”) and underwritings will be undertaken unless clients advise EP otherwise. In all other respects procedures for participation in either an IPO or an underwriting would be exactly the same as for a normal deal and subject to the same procedures for ensuring the fair treatment of clients.

Placing of Deposits

EP’s current policy is to use deposit facilities with a client’s custodian where possible, but will use deposits with a third party bank if this is necessary to achieve acceptable rates.

Time deposits are used to access enhanced rates where appropriate. Cash levels are monitored daily. All deposits, whether at the Custodian or 3rd Party Bank are in the name of the client.

Foreign Exchange

Foreign exchange transactions are only undertaken as required by specific deals, corporate actions or to repatriate income. Generally these are transacted with clients’ custodian banks but may be transacted with a third party. EP has a policy of asking custodians to put in place benchmarked pricing of FX deals, where the custodian prices FX deals at an agreed spread over a benchmark rate, thus providing transparency (This does not apply for accounts where the client has agreed FX pricing directly with the custodian).

Forward foreign exchange transactions (forwards) can be used to reduce or remove a portfolio’s exposure to a particular currency. Forwards are generally transacted with the clients’ custodian bank in order to reduce operational risk, although may be also be transacted with a third party. Regardless of the counterparty exchange rates quoted by the counterparty are checked to an independent source for reasonableness prior to effecting the transaction.

Instructions from Clients

Specific instructions from a client in relation to an order may prevent EP taking the steps it has designed in this policy and may result in EP not obtaining the best possible result for that order.

15. Proxy Voting

EP aims to vote all shares where possible and where we have been given discretion by our clients. In exercising any authority delegated to it by clients, EP follows the relevant applicable regulatory and legislative requirements both in the UK and other relevant jurisdictions. The guiding principles in performing this service are to make proxy voting decisions which favour proposals designed to maximise a company’s shareholder value and are free from the influence of conflicts of interest.

This policy does not apply in any instance where a client has not granted EP discretionary voting authority either because the client has retained voting discretion, granted discretion to a third party or directed EP to vote proxies in a particular manner.

Use of third parties

EP uses an independent service provider to assist it in determining EP Proxy Voting Policy and in implementing its proxy voting decisions. The provider EP uses is ISS. Specifically ISS assists EP in the proxy voting and corporate governance oversight process by developing and updating the ISS proxy voting guidelines and by providing research and analysis, recommendations regarding votes, delivery of proxy instructions and recordkeeping and reporting services. EP’s decision to retain ISS is based principally on the view that the services ISS provides, subject to EP’s oversight, will generally result in proxy voting decisions which are favourable to shareholders’ interests. EP’s portfolio managers will review the ISS recommendations and may instruct votes in a manner other than in line with those recommendations where they have good reason to believe it is in the best interests of the shareholders. In these instances full documentation is maintained of any variation from the ISS voting recommendation and reported to the relevant clients.

Conflicts of Interest

The EP Proxy Voting Policy addresses potential conflicts of interest by its adoption of and reliance on the ISS proxy voting guidelines and the day to day implementation of those guidelines by ISS. The procedures provide that, where a portfolio manager decides to instruct a vote in a manner other than in line with an ISS recommendation, the rationale behind his decision is fully documented and retained as well as being reported as an exception to the relevant client.

Recordkeeping

EP retains the following records in relation to its exercise of discretionary voting authority for its clients:

  Proxy voting policies and procedures as amended from time to time
  ISS proxy voting recommendations
  Client requests for proxy voting information; and
  Documentation material to the voting decision for a client proxy or that reflects the basis for that decision

16. Complaints Handling

Edinburgh Partners (EP) maintains and operates effective and transparent procedures for the reasonable and prompt handling of complaints. It is EP's policy that all complaints should be identified and resolved as soon as possible. These procedures are designed to ensure that complaints are handled fairly, effectively and promptly and resolved at the earliest possible opportunity.

Scope

As EP does not deal with ‘eligible complainants’ as defined by the FCA the FCA complaints rules (found in the ‘Dispute Resolution Sourcebook’ (DISP)) are limited in their application. For our MiFID business (which is everything apart from investment trust and EPOF shareholders) only the rules in DISP 1A marked ‘EU’ apply in addition to the complaints reporting rule (DISP 1.1A.38EU)

Definition of a Complaint

The definition of a Complaint for both MiFID and AIFMD business is: Any oral or written expression of dissatisfaction, whether justified or not, about the provision or failure to provide a financial service and which alleges financial loss, material distress or material inconvenience.

Complaints about poor performance do not need to be considered to be within the definition of a complaint for the purposes of this policy. However, performance complaints may include other elements such as issues involving suitability, unexpected volatility, higher than anticipated charges. Therefore staff should carefully consider the context of the complaint before classifying it as a performance complaint.

Procedures

EP has in place appropriate management controls and takes reasonable steps to ensure that in handling complaints it identifies and remedies any recurring or systemic problems. EP achieves this by:

  analysing the causes of individual complaints so as to identify any root causes common to the types of complaint;
  considering whether such root causes may also affect other processes, products or clients, including those not directly complained of; and
  correcting, where reasonable to do so, such root causes.

All personnel within EP must remain alert to the possibility of them being the recipient of a complaint, and how to handle that complaint. Complaints will typically be received by the Client Services department, but could be received by any area within the group.

Any member of staff who receives notice of a complaint should inform the Head of Regulatory and Operational Risk and their Head of Department as soon as possible. The

Head of Regulatory and Operational Risk will log the complaint in the complaints register and monitor the handling of all complaints.

It is the responsibility of the Head of Regulatory and Operational Risk to co-ordinate the investigation. Where required they will seek assistance and input from the Department or person against whom the complaint is made. The Head of Regulatory and Operational Risk may appoint another person to investigate the complaint provided that person is of a suitable level of competence and does not have a conflict of interest.

All complaint correspondence should be forwarded to the Regulatory and Operational Risk Team who will enter the details of the complaint and its resolution in the complaints register.

Timescales

There are no regulatory timescales for responding to non-eligible complainants. However EP always looks to address complaints promptly and appropriately.

EP aims to provide a full response to the complaint as soon as possible. Where the complaint will take longer than 10 working days to investigate and respond to, it may be appropriate to provide an initial acknowledgement either by phone or in writing. Where such an acknowledgement is made by phone, a file note must be made of the call stating when it took place, with whom and the matters discussed. These details should be passed to the Head of Regulatory and Operational Risk who will log them in the complaints register.

Any response should be copied to the Head of Regulatory and Operational Risk.

The complaint record will remain open until the earlier of: The client confirms they are satisfied with the response; or One month after EP issues its final response.

Communications with clients

Any communications with clients about their complaint should be easy to understand and in language suitable for the client. The initial acknowledgement of a complaint must contain information about this policy and provide details of the complaints management function (CMF) within EP. The CMF is the Regulatory and Operational Risk department and details of the policy are contained within a separate document entitled ‘Edinburgh Partners Limited, Handling your complaint’. This document must also be provided to clients or potential clients upon request.

It is unlikely that clients will be able to refer their complaints to the Financial Ombudsman Service so no reference to that service is required in the communication. However, the client’s ability to pursue cival action is stated on the ‘Handling your complaint’ document.

Records & Reporting

Despite a limited application of the DISP rules, EP is required to report all MiFID complaints received to the FCA. To allow the appropriate reporting to be conducted EP maintains records of all complaints including their type and resolution.

Edinburgh Partners Opportunities Funds (EPOF) Investors

The Central Bank of Ireland’s Consumer Protection Code covers all complaints not just those received from ‘eligible complainants’ as defined by the FCA. A regulated entity must have in place a written procedure for the proper handling of complaints. This procedure need not apply where the complaint has been resolved to the complainant’s satisfaction within five business days, provided that a record of this fact is maintained.

Definition of a Complaint

A “complaint” refers to an expression of grievance or dissatisfaction by a consumer, either orally or in writing, in connection with:

  the provision or the offer of the provision of a product or service to a consumer by a regulated entity; or
  the failure or refusal of a regulated entity to provide a product or service to a consumer;

“consumer” means any of the following:

  a person or group of persons, but not an incorporated body with an annual turnover in excess of €3 million in the previous financial year (for the avoidance of doubt a group of persons includes partnerships and other unincorporated bodies such as clubs, charities and trusts, not consisting entirely of bodies corporate) or incorporated bodies having an annual turnover of €3 million or less in the previous financial year (provided that such body shall not be a member of a group of companies having a combined turnover greater than the said €3 million);

Procedure and Timescales

If EP receives a complaint from an EPOF investor in relation to a process owned by EP, such as client reporting, or where an investor’s expectation in relation to product or performance of the fund has been set, but not met by EP, EP will follow the complaints handling process.

When an oral complaint is received, the Consumer Protection Code requires EP to offer the consumer the opportunity to have this handled in accordance with the EP complaints policy noted below. However if an oral complaint is received at EP and dealt with to the shareholders satisfaction within 5 business days, no further action is required provided that a record of the complaint and resolution is maintained.

Process

  If a written complaint is received at EP, it will be acknowledged on paper or on another durable medium within five business days of the complaint being received;

  The Regulatory and Operational Risk team should be notified immediately and the complaint will be recorded within the incident log and will follow the same root- cause analysis as the incident management process.
  The shareholder will be provided with the name of one or more individuals within EP Client Services who will be the point of contact in relation to the complaint until the complaint is resolved or cannot be progressed any further;
  The shareholder will receive a regular update on paper or on another durable medium on the progress of the investigation of the complaint at intervals of not greater than 20 business days, starting from the date on which the complaint was made;
  EP will attempt to investigate and resolve a complaint within 40 business days of having received the complaint; where the 40 business days have elapsed and the complaint is not resolved, EP will inform the shareholder of the anticipated timeframe within which we hope to resolve the complaint and will inform them that they can refer the matter to the relevant Ombudsman. EP will provide the shareholder with the contact details of the Ombudsman;

Resolution

Within five business days of the completion of the investigation, EP will advise the shareholder on paper or on another durable medium of:

  the outcome of the investigation;
  where applicable, the terms of any offer or settlement being made;
  that the consumer can refer the matter to the relevant Ombudsman, and the contact details of such Ombudsman.

EP will ensure that each complaint and the measure taken for its resolution are recorded. Investors should also be able to file complaints free of charge and EP makes information regarding complaint handling available to investors free of charge.

Where a complaint is received in relation to a process owned by Northern Trust (NT), this will be recorded by the EP department that took receipt of the complaint and Northern Trust TA Complaints Manager will be notified. NT Complaints Manager will liaise with all relevant parties and ensure that the complaint is investigated thoroughly and that all regulatory timescales are met. NT has a complaint handling process in place with complaints treated as ‘incidents’ following the same root cause analysis and follow up process.

All complaints received by EP or NT will be notified immediately to the Designated Director and the Board as per the business plan.

EPOF is not covered under the investor compensations scheme.

Investment Trust Shareholders

On occasion EP may receive complaints from shareholders of investment trusts managed by EPL. These may be sent directly to EPL or EPAL by the shareholder or may come via the Trust Board. Investment trust shareholders are not clients of EPL or EPAL and are not ‘eligible complainants’ as defined by the FCA.

Investment Trust shareholder complaints should be directed to the Company Secretary (Kenneth Greig) who will decide who should respond to the complaint and in what capacity.

Investment Trust related complaints are reported to the relevant Investment Trust Board.

Canadian Clients

Section 13.15 of NI 31-103 requires EP to document complaints, and to effectively and fairly respond to them.

An effective complaint system should deal with all formal and informal complaints or disputes in a timely and fair manner. EP does not limit handling of complaint to those relating to possible violation of securities legislation and all expressions of dissatisfaction are taken seriously.

The suggested timeframe for resolving complaints is 90 days (12 weeks). If a complaint from a Canadian client is received the following process should be followed:

  The complaint handling process should be followed (i.e. notification to the Head of Regulatory and Operational Risk).
  Promptly send an initial written response to the complainant. This should be provided within 10 days of receipt; and
  Provide a substantive response to all complaints relating to trading, breach of client confidentiality, theft/fraud, misrepresentation, an undisclosed conflict of interest or personal financial dealings with a client. This response should indicate the firm's decision on the complaint.
  Included in the substantive response will be a statement that the client may use the mediation services of the Provincial regulator in Quebec or other mediation provider in any other state.

If EPL were to take on a non-permitted Canadian client, resolution services are required to be made available. (This would have to be the Ombudsman for Banking Services and Investments ‘OBSI’ in every jurisdiction apart from Quebec, where it would be the local regulator, the AMF)

17. Inducements

This policy sets out the minimum requirements for giving or receiving any gift or entertainment to or from any client or any third party. This policy should be read in conjunction with EP’s Anti Bribery Policy, Conflicts of Interest Policy and the Code of Ethics.

Giving or receiving gifts or entertainment must be appropriate and not give rise to any perceived or actual conflict of interest with EP, its employees, clients, prospective clients or other third parties.

While the giving and receiving of a gift or entertainment can be a customary part of relationship building and business, it can also have the ability to improperly influence and corrupt. Accordingly, giving or accepting a gift or entertainment must never influence or appear to influence EP’s integrity and reputation or improperly influence its staff, clients or other third parties. Gifts and entertainment should be designed to enhance the quality of the relevant service to the client.

It is company policy that, in general terms, we do not accept gifts or entertainment from companies with whom we do not do business or have no intention to do business. Employees should not solicit any third party for any gift, gratuity, entertainment or any other good, regardless of its value.

MiFID Business Specific Provisions

COBS 2.3A outlines that in relation to its MiFID business a firm may not provide to, or receive from, any party (other than a client, prospective client or a person on behalf of the client) any non-monetary benefit in connection with the provision of an investment service.

The exception to this rule is a minor non-monetary benefit which:

(i)	is designed to enhance the quality of the relevant service to the client; and
(ii)	does not impair compliance with the firms duty to act honestly, fairly and professionally, in the best interests of the client or prospective client.

As a result, in relation to EP’s MiFID business, it is not permissible to accept or offer any invitation to a hospitality event that does not enhance the service provided to our clients and is not minor in nature e.g. tickets to any sporting event, concert or award dinners.

The only gifts that may be accepted from companies that only provide MiFID business related services are minor company branded gifts.

These rules predominantly apply to gifts/entertainment provided by brokers.

MiFID permits firms to provide entertainment/hospitality to clients and/or prospective clients and persons on behalf of clients or perspective clients. Any such entertainment or hospitality must not be excessive or such that it could create a conflict of interest. Costs must be reasonable and all instances should be recorded in the Gifts and Entertainment Register.

All sales notes and market commentary received by EP are considered to be minor non-monetary benefits. These sales notes and market commentary are only used as background when formulating ideas in relation to the stock and investment decisions. As such, use of these minor non-monetary benefits help enhance the quality of service provided and allows EP to act in the best interests of the client. Other permissible minor non-monetary benefits may be accepted or offered. A non-exhaustive list is set out in the FCA handbook.

If you are in doubt over whether firm activity is MiFID business or gifts/entertainment is allowed please contact the Regulatory and Operational Risk Team.

Definitions

Entertainment means any recreational activity or event which may or may not include the consumption of food or refreshment. This can include, but is not limited to:

  Attending a sporting or social event, or participating in a hosted golf or other sport tournament;
  Receiving or giving theatre or concert tickets; or
  Receiving a lunch or dinner.

The giver and recipient of entertainment must be in attendance at a relevant event, otherwise the entertainment will be classified as a gift for the purposes of this policy.

Gift is anything which is of value (including services or benefits), excluding entertainment which is covered above e.g. hampers, bottles of wine.

A business meeting is any meeting that takes place in the Edinburgh Partners office or other premises. It must involve discussions with a business aspect rather than a social aspect and may include food and refreshments. Business meetings are not subject to this policy.

The value of a gift or entertainment is calculated to include all aspects of the invitation/gift (for example including any travel which may have been laid on, refreshments, fees, delivery charges etc) and should be based on a market value. For example, an invite to a sporting event may be worth more than the face value of the ticket when refreshments are included.

Recording

It is company policy that all gifts and entertainment, offered or received, should be recorded on the “Gifts and Entertainment Register”, which can be found on the regulatory page of the intranet. This is regardless of value, with the exception of company branded gifts of minimal value and sales notes and market commentary pieces.

Any gift/entertainment that has been offered but not accepted may also be recorded on the Gifts and Entertainment Register.

It is the responsibility of the individual who is offering/receiving the gift/entertainment to record this on the system, ensuring that all fields are completed.

When authorisation is required to accept or offer a gift or hospitality this should be written authorisation. The request for authorisation should include detailed information relating to gift/entertainment so that the line manager can make an informed decision e.g. value, location, attendees, relationship to EP. A detailed explanation of how the gift/entertainment shall enhance the quality of services provided to EP/EP’s clients should also be included.

A copy of the authorisation should then be forwarded to the Regulatory and Operational Risk team for monitoring and record keeping purposes.

Line managers have autonomy over whether authorisation should be given to a request. In making a decision whether authorisation should be granted, consideration will be given to:

  The extent to which the client benefits from the entertainment/gift;
  The amount and frequency of gifts or entertainment given to, or received from, the same company;
  Whether the value is considered excessive in relation to the business which EP conducts with the company;
  Whether the gift/entertainment would result in a conflict; or
  Any other factor relevant to the individual circumstance.

Receiving or Offering Entertainment

Upon receiving, or offering, an invitation to entertainment an entry should be immediately entered into the Gifts and Entertainment Register by the individual.

All entertainment that is valued over £150 per person should be authorised by your line manager. Offers or acceptances should not be sent out until authorisation has been given.

No government official may be provided with more than $2000 in hospitality (travel, lodging, entertainment and meals) annually, without the prior approval of the Head of Regulatory and Operational Risk.

In the situation that authorisation has been declined this should also be recorded on the Gifts and Entertainment Register.

Family members cannot attend any entertainment. Entertainment should be for business purposes and not personal enjoyment.

When on business and the host organises travel from one venue to another, the expectation is that EP is invoiced for travel/accommodation expenses.

Where entertainment is offered, travel and accommodation must be paid by the employee accepting the entertainment. There may be limited certain circumstances where this is not possible.

All client conferences and due diligence and training meetings where EP intends to spend $10,000 or more, including travel, lodging, meals and entertainment, and where one or more government official will be in attendance, must also receive the special prior approval of the Head of Regulatory and Operational Risk.

Receiving or Offering Gifts

Upon receiving, or offering, a gift an entry should be immediately entered into the Gifts and Entertainment Register by the individual who receives the gift or offers the gift.

Gifts should not be offered, or kept, until any appropriate authorisation has been received.

If a gift received has a value of over £50 authorisation is required from your line manager.

No employee may give or receive annually, to or from another person, a gift or multiple gifts whose value exceeds $100.

Non-branded gifts offered on behalf of EP over the value of £20 require authorisation from your line manager.

In the situation that authorisation has been declined this should also be recorded on the Gifts and Entertainment Register.

Exception to the gift authorisation limits is given to any company branded gift of minimal value e.g. umbrella, pen, notebooks. Branded gifts of minimal value do not need to be recorded on the Gifts and Entertainment Register.

Cash and vouchers cannot be offered or accepted as a gift.

Monitoring

The gifts and entertainment register is monitored by Regulatory and Operational Risk Team on an ongoing basis as part of the monitoring programme. The monitoring program may also involve further testing to ensure that employees are adhering to the Inducements Policy and appropriately seeking approval.

18. Anti Bribery Policy

The purpose of this policy is to ensure Edinburgh Partner’s compliance with the UK Bribery Act 2010, the Foreign Corrupt Practices Act of 1977(US) and any other applicable anti bribery and corruption laws and regulations. In the circumstance where there is any difference between this policy and rules or laws of a jurisdiction EP is acting in, the stricter of the two will always apply.

The Bribery Act 2010

The Bribery Act 2010 ('the Act') introduces four main offences:

1.	Offering, promising or giving a bribe;
2.	Requesting, agreeing to receive or accepting a bribe;
3.	Bribery of a foreign public official in order to obtain or retain business; and
4.	A corporate liability for failing to prevent bribery on behalf of an organisation.

The Act applies to offences committed both inside and outside the UK. Under the corporate liability of failing to prevent bribery EP could be liable to prosecution if a person associated with the Group makes or offers a bribe with the intention of obtaining or retaining a business advantage. However, the Group will have a defence providing it can demonstrate that it had adequate procedures to prevent associated persons from making or offering a bribe. An ‘associated person’ is a person (or entity) who performs services for or on behalf of the EP Group.

The Ministry of Justice has provided guidance on what constitutes “adequate procedures” to prevent bribery. The guidance is formulated using six principles:

Proportionate procedures - A firm's anti-bribery procedures should be proportionate to the risks faced and the size, nature and scale of the firm's business;

Top-level commitment - Firms should foster and communicate a zero-tolerance culture regarding bribery and ensure that policies are clearly communicated;

Risk assessment - Firms must keep up to date with the external and internal bribery risks they face;

Due diligence – Firms should put in place due diligence procedures designed to prevent persons associated with them, i.e. service providers from bribing on their behalf;

Communication (including training) – Policies and procedures must be understood by all persons associated with the Firm; and

Monitoring and review – Firms must monitor and review their procedures.

The Foreign Corrupt Practices Act 1977

The Foreign Corrupt Practices Act 1977 (FCPA) is a US criminal statute that prohibits authorizing, giving, promising to give, or offering anything of value, directly or indirectly, to a foreign Government Official corruptly to influence the official to obtain or retain business or any improper advantage.

The FCPA applies to the conduct of the EP and its employees anywhere in the world. More specifically, the FCPA prohibits the paying, offering or promising to pay or authorising the payment; of money or anything of value (including gifts, meals and entertainment); to a foreign Government Official, political party or official thereof, or candidate for political office directly or indirectly through a third party, corruptly (which means to induce the recipient to misuse his or her official position or to obtain an improper advantage) in connection with the Company’s business.

The Anti Bribery Policy applies to any government official. Government official means any official or employee of a government including the US, or a department, agency or public international organisation. It also includes employees, officers or agents of any entity in which a government has substantial direct or indirect ownership or control e.g. sovereign wealth fund, joint venture with government entity. In addition, immediate family members of such persons are included.

Commitment

This Policy and the associated procedures are designed to ensure EP and its associated persons remain compliant with the requirements of the Act.

The Management of EP adopts a zero tolerance approach to bribery and is committed to carrying out business in a fair, honest and open manner. All members of staff have a responsibility for complying with both the requirements of the Act and EP's zero tolerance approach.

EP's approach to bribery, this policy and its procedures have been approved by the Group’s Operations Management Committee and by the Executive Management Committee.

Procedures

All staff are prohibited from offering, promising, giving, requesting or accepting a bribe.

- Inducements

It is important to note that reasonable and proportionate hospitality and gifts are an established part of doing business and it is not the intention of the Act to criminalise such behaviour. However, it is recognised that gifts and hospitality could be used as bribes. EP therefore has an Inducements policy which sets out the procedures in place to manage the risk in this area.

- Facilitation payments

Small payments to assist with or facilitate EP obtaining items such as licenses, permissions, permits etc. are also prohibited. This can be a complex area so staff are required to remain alert to any payment which could be deemed ‘inappropriate’ and should raise any suspicions with the Regulatory and Operational Risk team.

- Political Contributions

The SEC has issued rules which prevent firms from earning investment management fees for two years from a client if they are found to have made political contributions to certain public officials connected to that client. Such payments could be considered a bribe in certain circumstances. EP has adopted a Policy in relation to the payment of political contributions and this should be consulted prior to the payment of any such contributions.

- Charitable Donations

Donations which comply with the Inducements policy will be acceptable; however cash donations should generally not be made in connection with clients or prospective clients (or their advisers / consultants) as these could be viewed as creating a conflict of interest. Any proposed cash donations (as an exception to this rule) should be pre-cleared with the Head of Regulatory and Operational Risk. This policy does not apply to charitable donations which are not connected with clients or prospective clients.

- Payments and Expenses

The FCA’s Inducement rules go further than gifts and entertainment, they also apply to any payment made by the firm in connection with its investment business. Payments are an area where potential bribery may be detected so EP requires that any payment authoriser, whether for business expenses or general payments to suppliers / providers of any kind are alert to the potential for suspicious payments. Any suspicions should be raised with the Regulatory and Operational Risk team.

- Reporting

Staff are encouraged to report any suspicions they may have in relation to potential acts of bribery by both members of staff or by another party acting on behalf of EP. Any reports can be made in accordance with EP's Whistleblowing Policy.

- Risk Assessment

EP has performed a risk assessment of its business based on: the countries it operates in, the types of clients it deals with, its policies and procedures and its key third party suppliers.

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Date Scope

November 1st 2018

This Policy, including any supplemental memoranda and procedures (collectively the “Policy”), applies to all “Covered Persons.” Covered Persons include all officers, directors and employees of, and third-party representatives (such as agents, consultants, intermediaries, introducers, and vendors) who perform services for or on behalf of, Franklin Resources, Inc. and its U.S. and foreign affiliates and subsidiaries (collectively “Franklin” or “the Company”) including those who represent the Company’s interests in any joint ventures or corporate investments. This Policy applies in full to Edinburgh Partners as a subsidiary of Franklin Resources, Inc.

Related Regulatory Rules

Covered Persons are also reminded of Franklin’s policy of strict compliance with all applicable anti-corruption laws and related regulations (“Related Regulatory Rules”) such as those concerning gifts and entertainment (e.g., the rules and regulations of FINRA-- the Financial Industry Regulatory Authority in the United States).

Overview

The purpose of this policy is to ensure that all Covered Persons comply with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) and any other applicable anti-corruption laws and regulations of the local jurisdictions in which Franklin or such Covered Persons operate. Where there are differences between the basic policy and the laws or rules of any such local jurisdiction, the stricter of the two (i.e. the basic policy and such local laws or rules) will apply.

  The Brazil Clean Companies Act addresses the Participation in the Public Bidding Process in Brazil, which is described in Appendix D.
  The Korean Act on the Prohibition of Improper Solicitation and Provision/Receipt of Money and Valuables Act is described in Appendix E.
  The Mexican General Administrative Liabilities Act and other laws are described in Appendix F.

The Foreign Corrupt Practices Act

The FCPA is a U.S. criminal statute that prohibits authorizing, giving, promising to give, or offering anything of value, directly or indirectly, to a foreign Government Official corruptly to influence the official to obtain or retain business or any improper advantage.

The FCPA applies to the conduct of the Company and Covered Persons anywhere in the world. More specifically, the FCPA prohibits:

  paying, offering or promising to pay, or authorizing the payment;
  of money or anything of value (including gifts, meals, and entertainment);
  to a foreign Government Official, political party or official thereof, or candidate for political office;
  directly, or indirectly through a third party;
  corruptly, which means to induce the recipient to misuse his or her official position or to obtain an improper advantage;
  in connection with the Company’s business.

The Foreign Corrupt Practices Act	Notwithstanding that the FCPA covers foreign Government Officials, this Policy applies to any Government Official (“GO”), including any local, state or

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

(continued)	federal U.S. government official. The underlined terms are discussed in more detail below.

The U.K. Bribery Act 2010

Certain of the Company’s subsidiaries and affiliates and related personnel and third- party representatives are also covered by the Bribery Act. Like the FCPA, the Bribery Act prohibits giving things of value to government officials, but is more extensive than the FCPA in that the Bribery Act also covers dealings with private parties (for example, corporate pension fund officials, employees of distributors of investment products such as Franklin Templeton Funds, Edinburgh Partners Funds and vendors). The Bribery Act also prohibits the solicitation or acceptance of a bribe. Accordingly, this Policy extends both to dealings with government officials and to dealings with private parties, and prohibits either giving or receiving a bribe.

Penalties Violations of the FCPA and the Bribery Act each are punishable by severe fines,

other penalties, and potential imprisonment.

Regardless of the customs of a particular country, all Covered Persons must be careful to follow Company standards, local laws, and the FCPA and Bribery Act when conducting Company business.

Franklin’s Statement of Policy

Franklin is committed to winning business through fair, honest and open competition in the marketplace and is intolerant of bribery or any other form of corruption. All Covered Persons must strictly adhere to the letter and spirit of all applicable U.S. and foreign laws, including but not limited to the FCPA and the Bribery Act. In this regard, Covered Persons are strictly prohibited from either receiving or authorizing, offering, promising, or giving, directly or indirectly, cash, gifts, or anything of value from or to an officer, employee, or agent of a commercial counterparty or a GO, political party or official thereof, or candidate for political office, for the purpose of seeking or obtaining improper performance of a person’s duties or other improper advantage, or influencing a decision through provision of a personal benefit.

In addition, Franklin intends to avoid doing business with others who do not adhere to the same standard of zero-tolerance of corruption. Responsibility for maintaining these standards lies with everyone at Franklin. The Company’s Board of Directors and its Audit Committee, the Chief Executive Officer, senior management, the Legal Department, the Global Compliance Department and the Regulatory and Operational Risk Department are all tasked with ensuring that Franklin meets the highest legal and ethical standards.

The thresholds and approval requirements set forth in this Policy apply irrespective of whether Company funds or one’s own personal funds are used. Covered Persons may not, either with Company funds or with personal funds, offer, pay, or give money or anything of value to another person, except as set forth in this Policy.

Any Covered Person who violates this Policy is subject to discipline, up to and including termination of employment.

Whom to Corruption issues are often not black and white. Determining when a payment, gift,

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Contact with Questions about Franklin’s Anti- Corruption Policy or business promotion is permissible under this Policy can involve difficult interpretive questions that depend on the facts of a particular case. The Company does not expect Covered Persons to make these decisions on their own. The Policy is designed to provide guidance, but it cannot anticipate all situations that may arise in the course of the Company’s business. Where a Covered Person is unsure how certain proposed conduct might be covered under the Policy, he or she must seek prior guidance from a supervisor, the Regulatory and Operational Risk Department or Legal Director ) before taking any further action.

Reporting Violations

Covered Persons must promptly report: 1) any violation or suspected violation of this Policy that may involve the payment or receipt of a bribe or any impropriety in the handling or reporting of money or financial transactions: to the Head of Regulatory and Operational Risk or the Chief Operating Officer.

Failure to observe this reporting requirement is a violation of the Policy and, as in the case of any other breach of this Policy, can result in disciplinary action up to and including termination of employment.

It is the Company’s policy to investigate all reported violations. Franklin will not tolerate any form of retaliation or detrimental personnel action against anyone reporting a potential violation in good faith or with reasonable grounds for suspicion or concern. All Covered Persons are required to cooperate in any investigation conducted under this Policy.

Payments, Re- imbursements & Record- keeping

The Company will only reimburse expenditures for goods, services or other expenses that are fully and properly supported by third party invoices or receipts in accordance with the Company’s policies and procedures. All expenditures for gifts, meals, travel, lodging, entertainment, training and conferences for GOs as well as private parties, must be properly documented and approved pursuant to applicable Franklin procedures. They must also comply, as applicable, with the supplemental requirements set forth below in the section entitled “Supplemental Requirements.”

Covered Persons must accurately record in reasonable detail all transactions in accordance with the Company’s policies and procedures, including, but not limited to, payments associated with gifts, meals, travel, lodging, entertainment, training and conferences. Covered Persons are required to create, and Franklin is required to maintain, complete and accurate books and records for all payments made or received by the Company. Generally, such records must be maintained for a minimum of six (6) years. There is no exception for de minimis payments, so these rules apply no matter how small the payment may be.

Important Concepts

What constitutes “anything of value”?

The term “anything of value” includes anything that has a monetary value to the recipient, such as cash or a cash equivalent (e.g., cashier’s check, money order, bearer bond, gift card, voucher, etc.), charitable donations, political contributions, gifts, meals, travel expenses, and entertainment. It also could include many things that may not immediately come to mind, such as a loan, a job offer for a GO’s relative, or services.

Who is a “Government Official”?

The term “Government Official” means any official or employee of a government (federal, state, or local), including the United States and United Kingdom, or a department, agency, or instrumentality thereof, or of a “public international

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY organization” (a term that includes, among other entities, the United Nations, the World Bank, and the World Health Organization1). It also includes employees, officers, or agents of any entity in which a government has substantial direct or indirect ownership or control, such as a sovereign wealth fund or any commercial enterprise in which there is a sufficient level of governmental ownership or control, including a joint venture where any party is government-controlled. In addition, immediate family members of such persons are included. “Government Official” also includes anyone acting in an official capacity for or on behalf of a government.

To the extent that the Company participates in a joint venture with any state-owned or controlled enterprise, the officers and employees of such joint venture company are considered GOs for purposes of this Policy. Covered Persons must exercise great care when interacting with such persons and should consult the Head of Regulatory and Operational Risk or Legal Director (or their respective designees) for additional guidance in advance to avoid any action that might be construed as a violation of this Policy or applicable law.

Note: The concept of who constitutes a GO is often broader than the definition of government or public official under local law. Thus, an individual may be a GO even if he or she does not have a government title or is not directly employed by a government agency. Determining whether a particular person is a GO can be a complex issue. If you are uncertain as to whether any individual with whom you have business contacts meets this definition, please contact the Regulatory and Operational Risk Department.

1 See Schedule A for additional details concerning ‘public international organizations’.

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Supplemental Requirements

Monetary Thresholds: Gifts (to or from anyone); Hospitality for Government Officials

Gifts. Covered Persons should be extremely cautious in receiving or providing any gift whatsoever in a business context as a gift may create an appearance of undue influence on those with whom the Company does or seeks to do business. Any such gifts must be limited to items of nominal value, such as, in the case of giving a gift, FT-‘branded’ items from Ben’s General Store or any EP branded gifts.

Cash gifts or payments may never be accepted or provided (subject only to the narrow exception noted in Appendix A).

Additionally, Covered Persons must familiarize themselves with Company policies, local standards and regulations prior to offering or accepting even a nominal gift, as it may violate local regulations.

Even gifts purchased partly or entirely with your own money are covered by this Policy if they are given in a business context—that is, to a person with whom you or the Company does business or hopes or expects to do business.

Whenever giving or receiving a gift, you must consider the prohibitions and limits reflected in the Inducements Policy as well as any other related procedure or applicable regulatory requirement.

Annual Gift Limit. No Covered Person may give or receive annually, to or from any other person, a gift or multiple gifts whose value exceeds $100 (or local currency equivalent).

Hospitality. Reasonable and bona fide hospitality or other expenditures, such as travel, lodging, entertainment and meal expenses, involving clients and prospects is generally acceptable if directly related to the promotion, demonstration, or explanation of Franklin’s products or services. However, the purpose underlying such expenditures may never be to cause an individual to improperly perform his or her duties or to influence a GO by way of providing personal enrichment of such official or anyone associated with such official. Expenditures for the benefit of family members of clients, prospects or GOs or payment for such activities as side trips or visits to tourist attractions are prohibited, except where approved in writing by the Head of Regulatory and Operational Risk (or his designee).

Special Approval. Any proposed expenses in excess of either of the below-stated thresholds (other than de minimis hospitality expenses not exceeding $50, once such threshold has been reached) must be approved in advance, in writing by the Head of Regulatory and Operational Risk or the Chief Operating Officer. Special Approvals are completed via Form A (See Schedule 7.)

Annual Hospitality Threshold. No GO may be provided with more than $2,000 (or local currency equivalent) in hospitality (travel, lodging, entertainment and meals) annually, without the special prior approval described above.

Due Diligence/Conferences/Training Threshold. All client conferences and due

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY diligence and training meetings where Franklin intends to spend $10,000 or more, including travel, lodging, meals and entertainment, and where one or more GOs will be in attendance, must also receive the special prior approval described below.

Private Parties. Generally, meals, travel, entertainment, etc. provided, or proposed to be provided, to private parties who are not Government Officials (e.g., client conferences, due diligence meetings for fund distributors, etc. that do not include any GO’s) are not subject to the special “GO” pre-approval and documentation requirements described above. However, such expenditures must comply fully with all other applicable procedures and local regulatory requirements (i.e., the Inducements Policy, Employee Handbook and Rules and Regulations of the Financial Industry Regulatory Authority) and must be approved and documented in accordance with the same.

Documenting Gifts, Meals, Travel, and Entertainment. The value of all gifts, meals, travel, lodging, entertainment and conferences (whether or not related to a GO) must be itemized and identified when submitting expense reports. In addition, when submitting any GO-related expense reports (including Forms A and/or B, as applicable) to this Policy, receipts and other supporting paperwork must be submitted in accordance with the EP Expenses Policy. All staff members are responsible for submitting completed Forms A and B and attesting to the accuracy of the information on the forms. It is imperative that all GO expenses are specifically identified in order to meet the recordkeeping requirements of the law.

Third Party Agents, Representatives, Consultants, Intermediaries, Introducers and Certain Vendors. Under the FCPA, the Bribery Act and many other applicable anti-corruption laws, the Company and Covered Persons may, in certain cases, be held liable for improper payments, gifts or other things of value given, promised, or offered by a third-party agent, representative, consultant or intermediary acting on behalf of a Franklin entity. For this reason, prior to engaging or contracting with 1) any person or entity engaged in soliciting new clients/business or retaining existing clients/business, or 2) any person or entity that is retained to seek or secure, on Franklin’s behalf, regulatory or government approvals, endorsements, permissions, permits, licenses or the like (collectively, “Third Party Representatives”), Covered Persons must contact the Head of Regulatory and Operational Risk for instructions on how to 1) conduct and document in writing an appropriate due diligence review of the Third-Party Representative’s background, reputation and business capability; 2) provide for certain representations, warranties and covenants in the Company’s agreement (which must be approved by the Legal Department) with such Third-Party Representative; and 3) deliver a copy of this Policy to such Third Party Representative.

Fund Distributors. A fund distributor will generally not be considered a Third-Party Representative for purposes of these procedures. However to the extent that any proposed new fund distribution agreement involves a distributor domiciled in a high-risk country as reflected in the Company’s risk assessment, the above due diligence procedures may apply. Therefore, prior to engaging or contracting with any fund distributor domiciled in a high risk jurisdiction, Covered Persons should consult with the Head of Regulatory and Operational Risk (or his designee) and refer

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY to the current country risk matrix.

Mergers, Joint Ventures or Acquisitions. Before entering into any merger, joint venture or acquisition agreement, Covered Persons (in addition to following the Company’s general M&A policies and procedures) must contact the Head of Regulatory and Operational Risk, conduct an appropriate due diligence review, including securing a completed an anti-corruption due diligence questionnaire (and undertaking any other appropriate due diligence) and obtain written confirmation of such review from the Head of Regulatory and Operational Risk. Such confirmation will be based on, among other criteria, confirmation that the merger, joint venture or acquisition counterparties represent that they have abided by, and agree to abide by, the FCPA, the Bribery Act, and any other potentially applicable anti-corruption laws and regulations, irrespective of whether those counterparties are subject to such laws as a jurisdictional matter, and agree to abide by this Policy.

“Facilitating payments” are not permitted. GOs sometimes request payments, gifts, or other things of value to expedite or facilitate routine, non-discretionary government actions (for example, obtaining utility service, obtaining electrical service, or processing certain paperwork). Such payments, called “facilitating” or “grease” payments, may in some situations be permissible under the FCPA. However, such payments are prohibited by the Bribery Act and, hence, are prohibited by this Policy. Accordingly, you must never offer or make such a payment. If you receive a request for such a payment, before responding (and before making any payments of this sort), you must contact the Head of Regulatory and Operational Risk (or his designee) in writing. He will review the matter and revert to you in writing.

Country-Specific Schedules. Each country in which the Company operates presents a unique combination of local laws, local customs and commercial circumstances. The Company may develop country- or region-specific schedules for gifts, meals, travel, or entertainment involving customers, business providers and Government Officials (“Country Schedules”). Country Schedules must be consistent with this Policy and applicable law, including the FCPA and the Bribery Act, and must be approved by the Director of Global Compliance or the Deputy General Counsel–International (or their designees).

Charitable and Political Contributions: No Company money or resources can be used to make charitable or political contributions to (or at the request of, or for the direct or indirect benefit of) any GO or related party except with the prior approval of the Head of Regulatory and Operational Risk. No such contribution can directly or indirectly confer a personal benefit to a GO or related party nor be perceived as an exchange for a favorable decision affecting Company business. Charitable and political contributions must comply with high ethical standards, Franklin policy, EP Policy and all applicable laws.

Hiring Decisions. Franklin has implemented a global procedure designed to ensure that proper controls are in place to prevent conflicts of interest or violations of this Policy that could occur in connection with the hiring of candidates associated with GO’s.

Preventative	•	Company personnel must comply at all times with this Policy and all Related
Key Controls

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Procedures and Related Regulatory Rules.

  All payments for gifts, meals, travel, entertainment, training, conferences, etc., whether for GOs or otherwise, must comply with all the requirements set forth in this Policy. In addition, any such expenditures relating to GOs must comply with the additional approval and recordkeeping requirements set forth in this Policy.
  Company personnel must obtain prior approval from his line manager and the Head of Regulatory and Operational Risk (or his designee) before providing any gift, meal, travel, lodging, entertainment, training, seminars, etc. to a GO in excess of the dollar limits set forth in this Policy. To determine whether prior approval is required staff should discuss the nature of the proposed expenditure for the GO with Regulatory and Operational Risk. Should they determine approval is required staff must complete Form A and return to Regulatory and Operational Risk.
  The Finance Department shall receive details of all meals, gifts, travel, lodging, training, conference and entertainment expenses, whether relating to GOs or otherwise through expense returns. All GO related expenses should be specifically identified on these reports and on Form B (see Schedule 8).
  The Policy contains a complete list of entities that qualify as “public international organizations,” which may be updated periodically by Legal and/or Global Compliance.
  Periodic training of appropriate Company personnel on these policies and procedures is required.
  The Policy may be supplemented by country- or region-specific schedules for gifts, meals, travel, or entertainment involving customers, business providers, and Government Officials as needed.

Detective Key	•	The Global Financial Operations Department will provide Global Compliance
Controls		and key business partners with periodic reports of expenses related to GOs and submitted pursuant to this Policy. Staff members who host GO activities and events are responsible for reviewing the accuracy of the reports and making timely and proper submissions of Forms B.

  The Global Compliance Department, Internal Audit and/or the EP Regulatory and Operational Risk team shall perform periodic audits of expenditures that implicate this Policy.
  All Covered Persons must promptly report 1) any violation or suspected violation of this Policy that may involve the payment or receipt of a bribe or any impropriety in the handling or reporting of money or financial transactions, to the Head of Regulatory and Operational Risk or the Chief Operating Officer and the Company’s General Counselor deputy General Counsel – International; and 2) any other violation or suspected violation of this Policy to the Head of Regulatory and Operational Risk The Head of Regulatory and Operational Risk will pass any such reports on to the deputy General Counsel – International or the Director of Global Compliance (or their respective designees).

Corrective	•	Certain incidental failures to comply with the Policy are not necessarily a
Key Controls		violation of the law. Such violations not resulting in a violation of law will be referred to the Director of Global Compliance and/or the Chief Compliance
Officer and/or the relevant management personnel. If warranted, disciplinary action commensurate with the violation will be imposed.
	•	A pattern of violations that individually do not violate the law or the Policy, but

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY which taken together demonstrate a lack of respect for the Policy, may result in more significant disciplinary action, up to and including termination of employment.

  A violation of the Policy resulting in a violation of the law will be severely sanctioned, with disciplinary action potentially including termination of employment and/or referral of the matter to the appropriate regulatory or law enforcement agency for civil and/or criminal investigation or prosecution.

Edit Log

Initially effective as of: May 1st 2018

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix A

Cash Cash - Special Exceptions for Korea and Japan

  Certain exceptions to the prohibition on cash gifts will be considered for Korea (weddings and funerals) and for Japan (funerals) depending on the specific facts and circumstances of the event. However, prior written approval from a Senior Leader and the Regional Chief Compliance Officer is required for any such cash gifts. The gift must be in compliance with the regulations set forth for Korea in Appendix E.
  All regular controls must be followed for any such cash exceptions, including the completion of Forms A (if applicable) and B.

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix B

FORM A

PRIOR APPROVAL FORM FOR GOVERNMENT OFFICIAL GIFT, MEAL, TRAVEL, ENTERTAINMENT

OR SPECIAL EXCEPTION EXPENSES

Anti_Corruption_For
m_A_Template.docx

FORM B

CONFIRMATION FORM FOR GIFT, MEAL, TRAVEL, OR ENTERTAINMENT EXPENSES

PROVIDED TO GOVERNMENT OFFICIALS

(MUST BE SUBMITTED WITH RECEIPTS AND EXPENSE REPORT)

Anti Corruption Form

B	Template.xls

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix C – Designees

General corporate designations pursuant to the policy:

  Designee for Robert Rosselot/Director of Global Compliance is Robert Lim/U.S. Chief Compliance Officer
  Designee for Paul Elmlinger/ Deputy General Counsel – International is Michelle Davila/Senior Associate General Counsel

Due to different corporate structures within Darby, the following designations have been made for purposes of escalation, review, and approval:

Darby

  Deputy General Counsel-International (or designee) shall refer to Darby's General Counsel, Jonathan Haddon.
  Director of Global Compliance (or designee) shall refer to Darby's Chief Compliance Officer, Ken White.
  Senior Leader (or his designee) shall refer to Richard H. Frank or his designees which include Jonathan Haddon and Jon Potokin.

19. FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix D – Participation in the Public Bidding Process in Brazil

The Franklin Resources Inc., Anti-Corruption Policy (the “Policy”) is supplemented by this Appendix D in compliance with the Brazil Clean Companies Act (the “Act”). This Appendix applies to i) all entities within the Company that participate in the public bidding process in Brazil; and ii) all stages of the public bidding process, including the initial invitation to participate; the RFP (request for proposal) process; negotiation and execution of the investment management contract and the actual implementation of the investment contract itself.

The Company shall comply with the terms of the Act in connection with its public bidding participation to ensure that its participation is fair, competitive and free from corruption. In addition to the prohibitions and obligations set forth in the Policy, no Franklin Templeton Investment company shall provide anything of value to any individual or entity in order to gain an unfair advantage during a bidding process in Brazil.

To that end, the following activities are expressly prohibited:

a.	committing fraud or hindering the competitive nature of a public request for bids, either directly or indirectly;
b.	preventing, hindering, or committing fraud with respect to, the public request for bid process;
c.	committing fraud with respect to a public request for bid[s] or a contract derived therefrom;
d.	fraudulently or improperly creating a legal entity in order to participate in a public request for bid[s] or to enter into an administrative contract;
e.	fraudulently obtaining an improper advantage or benefit, such as modifications or extensions in contracts entered into with the public administration, that is not authorized by law, the terms of the invitation to a public request for bid[s], or the respective contractual documents; and
f.	manipulating or committing fraud with respect to the economic and financial terms of the contracts entered into with the public administration in Brazil.

Although not specifically defined by the Act, by way of example, an unfair advantage may include:

1.	postponement of deadlines;
2.	exemptions from requirements not otherwise permitted by local law;
3.	receipt of confidential information; and/or
4.	re-negotiation of terms after the receipt of all sealed bids, contrary to bidding procedures.

Covered Persons who become aware of a violation of this Appendix D shall immediately inform the Director of Global Compliance or his designee in writing setting forth the details of the violation. Questions relating to this Appendix D may be emailed to Anti-Corruption@frk.com or contact your local Brazilian Compliance or Legal Department.

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix E- Addendum for Korea Anti-Corruption Law

The Franklin Resources Anti-Corruption Policy is supplemented by this Appendix in compliance with a new Korean Anti-Bribery legislation entitled “Act on the Prohibition of Improper Solicitation and Provision/Receipt of Money and Valuables” (“Act”) which was passed by the Korea National Assembly and went into effect in September 2016. This Appendix applies to all individuals within the Company engaging in business in Korea or with Korean individuals/entities.

The Act is expected to significantly impact business activities in Korea involving national and local governments, quasi-government institutions, public and private educational institutions, and media companies by: 1) expanding the definition of public/government officials and others subject to regulation; 2) prohibiting improper solicitations to public/government officials regardless of whether such improper solicitation is accompanied by an offer to pay or payment of money or a thing of value; 3) setting relatively low ceilings on gifts, entertainment or other valuables that can be provided to public/government officials under exceptional situations stipulated under the Act; and 4) extending the prohibition relating to gifts, entertainment or other valuables to the spouses of public/government officials if offered or provided in connection with the public/government official's duties.

Below we set forth some of the specifics where there are differences between the Franklin Resources Anti-Corruption Policy and the Act. Franklin employees who engage in business in Korea and/or with Korean public/government officials globally will need to comply with the more restrictive practices required by the Act.

The Act expands the definition of public/government official. In addition to those individuals who are considered government officials under the Franklin Resources Anti-Corruption Policy, the Act also deems the employees of private schools and kindergartens, members of the media which are registered under relevant Korean laws, and 3civilians who perform public functions according to relevant Korean laws3 to be public/government officials.

The Act prohibits improper solicitations to public/government officials. This provision establishes an expansive definition of prohibited and culpable conduct. Unlike the FCPA and other similar Anti-Corruption laws, the Act prohibits giving money or anything of value to public/government officials above certain thresholds, even if there is no improper solicitation or corrupt purpose.

There are specific monetary thresholds that are set forth in the Act. The Act imposes criminal liability on giving to a public/government official, and a public/government official receiving, money or other benefits exceeding KRW1 million (approximately US$900) in a single occasion, or exceeding an aggregate KRW3 million (approximately US$2,700) in a one-year period, regardless of a link to the public official's duties. These are hard limits that cannot be exceeded. The prohibition is extended to a public/government official's spouse if there is a link to the public/government official's duties. It is important to note that the Franklin Resources Anti-Corruption Policy requirement to obtain approval to spend more than $2,000 per year on a GO still applies to a Korean GO, however, regardless of the approval the aggregate annual spend per year cannot exceed the KRW3 million permitted under the Act. Additionally, there are stricter thresholds that apply to certain specific activities:

• KRW30,000 (approximately US$27) for food and drink per occurrence

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY
o	This threshold is applicable only in cases where the activities are needed to smoothly perform the duties or permitted by social rules. Otherwise, this threshold is not available.
o	the amount spent will not be included in the annual aggregate KRW3 million cap

• KRW50,000 (approximately US$45) for gifts o This threshold is applicable only in cases where the activities are needed to smoothly perform the duties or permitted by social rules. Otherwise, this threshold is not available. o This limitation has an exception for “Agricultural/Fishery Products” by permitting up to a limit of KRW 100,000. o The amount spent will not be included in the annual aggregate KRW3 million cap

• KRW50,000 (approximately US$45) for weddings and funerals. o You must adhere to the monetary threshold per occasion. o Note that the offering of flowers as form of condolence or congratulatory gift is subject to a limit of KRW 100,000 o The amount spent will not be included in the annual aggregate KRW3 million cap.

With respect to the “RFP Season” Franklin Templeton employees are prohibited from providing any gifts or entertainment to a Korean public/government officials.

With respect to Franklin Templeton sponsored ICP/Due Diligence events and extended trainings pursuant to an investment management agreement where the per occurrence monetary threshold is exceeded, the Act will prohibit Franklin Templeton employees from hosting Korean public/government officials at these events unless airfare/accommodations incurred by the public/government officials is paid for by the public/government officials.

While the Franklin Resources Anti-Corruption Policy is a global policy, it is also imperative that we comply with local laws and regulations in the jurisdictions in which we conduct business, hence it is important for those conducting business in Korea or with Korean government officials to adhere to the more restrictive of the requirements/thresholds set forth in the body of this Policy or in this Appendix.

Questions relating to this Appendix D may be emailed to Anti-Corruption@frk.com or contact your local Korea Compliance or Legal Department.

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Appendix F – Addendum for Mexico Anti-Corruption Laws

     The Franklin Resources Inc., Anti-Corruption Policy (the “Policy”) is supplemented by this Appendix F in order to comply with certain provisions of Mexican law, as described below.

     Capitalized terms used but not otherwise defined in this Appendix F shall have the meanings ascribed to the same in the Policy.

     This Appendix F supplements, but not amends nor restates, the Policy. Accordingly, the Policy should be observed in its entirety in the Mexico operations of the Company as supplemented by the provisions hereof.

1. Mexican Legal Framework

     The General Administrative Liabilities Act (Ley General de Responsabilidades Administrativas or the “Mexican Anticorruption Law”), approved by the Mexican Congress on July 18, 2016; the Federal Criminal Code (Código Penal Federal) and the criminal codes and anticorruption laws of the 31 States and Mexico City, comprising the Mexican Republic, contain rules that make it illegal to give or offer anything of value to a Government Official in exchange for an undue advantage, that may require that such Government Official to do or refrain from doing something.

     Under Mexican law, liability may be imposed on private parties (including legal entities or corporations) engaged in corrupt acts, thus resulting in criminal liability (that is prison, in the case of individuals), fines, prohibition from participation in a public procurement process and the payment of the damages if the corrupt acts are made on behalf of or for the benefit of such entity. Therefore, the Company and the Covered Persons shall comply with the following prohibitions and restrictions: a. Facilitating Payments Facilitating payments are not permissible in the Mexican operations of the Company. b. Hiring Former Government Officials Private parties may incur in liability under the Mexican Anticorruption Law if i) they hire or engage persons who served as public officers within the immediately preceding year and ii) such persons use material non-public information obtained in the performance of their duties as public officers to obtain a competitive advantage. This conduct is called “misappropriation of non-public information”.

     In order to avoid incurring liability while engaging a person who served as a Government Official, the Company must take appropriate measures to identify candidates that served as public officers within the immediately preceding year. These measures include, but are not limited to the following:

(i)	clarify whether the individual’s position at the Company would be significantly different to the one he/she had in public office;
(ii)	determine the connection between the Company and the public office where the individual served and the kind of tasks that he/she had while in office;
(iii)	determine the individual’s access to non-public information while in office and potential conflicts of interest.
c.	Gifts to Government Officials

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

     Making gifts to Government Officials is not illegal as long as no quid pro quo exists (i.e., provided that such gift is not given in exchange for something). Government Officials, however, are statutorily required to declare such gifts and turn them over to an office within the government that is responsible for managing and selling the property received. Therefore, even though the Annual Gift Limit is not surpassed, Covered Persons shall ensure that any particular gift is not considered as a bribe; in other words, the gift should not be understood as being offered to influence the Government Official to do something, or refrain from doing something within his/her power, or to use his/her influence on another public officer, with the purpose of obtaining an illegal advantage or benefit.

     In all instances, gifts should be of nominal value and within the limits set forth in the Policy. Also, please note that certain Mexican government agencies may have internal directives requiring that all officers turn down gifts. d. Participation in public tenders The Mexican Anticorruption Law, as well as the competition laws and the Federal Criminal Code punish collusion in public tenders. Collusion occurs when a company, either directly or through intermediaries, agrees to enter into or enters into an understanding with other private parties to obtain an illegal advantage or benefit in a public tender process, or if it engages in arrangements with competitors if the same result in harm to the public finance. In order to avoid such situation, Covered Persons must avoid:

  Discussing (especially with competitors) the participation or positions of the Company in public tenders with any person outside of the Company;
  Accepting any kind of offer by a competitor in connection with the participation (or the decision not to participate) of the Company in a tender offer;
  Agreeing, in any way, to the terms of the participation of the Company in a public bid with any person.

     In addition to the provisions of the Mexican Anticorruption Law and the Criminal Law, please note that sharing information with competitors, as well as manipulating a tender offer is a punishable conduct pursuant to the Mexican Federal Competition Act which may result in significant fines and even criminal liability.

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

SCHEDULE A

LIST OF PUBLIC INTERNATIONAL ORGANIZATIONS

REVISED 6/7/17

African Development Bank, Ex. Ord. No. 12403, Feb. 8, 1983, 48 F.R. 6087 African Development Fund, Ex. Ord. No. 11977, Mar. 14, 1977, 42 F.R. 14671 African Union, Ex. Ord. No. 13377, Apr. 13, 2005, 70 F.R. 20263 Asian Development Bank, Ex. Ord. No. 11334, Mar. 7, 1967, 32 F.R. 3933

Border Environment Cooperation Commission, Ex. Ord. No. 12904, Mar. 16, 1994, 59 F.R. 13179 Caribbean Organization, Ex. Ord. No. 10983, Dec. 30, 1961, 27 F.R. 32 Commission for Environmental Cooperation, Ex. Ord. No. 12904, Mar. 16, 1994, 59 F.R. 13179 Commission for Labor Cooperation, Ex. Ord. No. 12904, Mar. 16, 1994, 59 F.R. 13179 Commission for the Study of Alternatives to the Panama Canal, Ex. Ord. No. 12567, Oct. 2, 1986, 51 F.R. 35495 Council of Europe in Respect of the Group of States Against Corruption (GRECO), Ex. Ord. No. 13240, Dec. 18, 2001, 66 F.R. 66257 Customs Cooperation Council, Ex. Ord. No. 11596, June 5, 1971, 36 F.R. 11079 European Bank for Reconstruction and Development, Ex. Ord. No. 12766, June 18, 1991, 56 F.R. 28463 European Central Bank, Ex. Ord. No. 13307, May 29, 2003, 68 F.R. 33338 European Police Office (Europol), Ex. Ord. No. 13259, Mar. 19, 2002, 67 F.R. 13239 European Space Agency, Ex. Ord. No. 11318, Dec. 5, 1966, 31 F.R. 15307; Ex. Ord. No. 11351, May 22, 1967, 32 F.R. 7561; Ex. Ord. No. 11760, Jan. 17, 1974, 39 F.R. 2343; Ex. Ord. No. 12766, June 18, 1991, 56 F.R. 28463 European Union, including the European Communities (the European Community, the European Coal & Steel Community, and the European Atomic Energy Community); institutions of the European Union, such as the European Commission, the Council of the European Union, the European Parliament, the European Court of Justice, the European Court of Auditors, the Economic and Social Committee, the Committee of the Regions, the European Central Bank, and the European Investment Bank, Ex. Ord. No. 13259, Mar. 19, 2002, 67 F.R. 13239 Food and Agriculture Organization, Ex. Ord. No. 9698, Feb. 19, 1946, 11 F.R. 1809 Global Fund to Fight AIDS, Tuberculosis and Malaria, Ex. Ord. No. 13395, Jan. 13, 2006, 71 F.R. 3203 Great Lakes Fishery Commission, Ex. Ord. No. 11059, Oct. 23, 1962, 27 F.R. 10405 Hong Kong Economic and Trade Offices, Ex. Ord. No. 13052, June 30, 1997, 62 F.R. 35659 Inter-American Defense Board, Ex. Ord. No. 10228, Mar. 26, 1951, 16 F.R. 2676 Inter-American Development Bank, Ex. Ord. No. 10873, Apr. 8, 1960, 25 F.R. 3097; Ex. Ord. No. 11019, Apr. 27, 1962, 27 F.R. 4145 Inter-American Institute of Agricultural Sciences, Ex. Ord. No. 9751, July 11, 1946, 11 F.R. 7713 Inter-American Investment Corporation, Ex. Ord. No. 12567, Oct. 2, 1986, 51 F.R. 35495 Inter-American Statistical Institute, Ex. Ord. No. 9751, July 11, 1946, 11 F.R. 7713 Inter-American Tropical Tuna Commission, Ex. Ord. No. 11059, Oct. 23, 1962, 27 F.R. 10405 Intergovernmental Maritime Consultative Organization, Ex. Ord. No. 10795, Dec. 13, 1958, 23 F.R. 9709 International Atomic Energy Agency, Ex. Ord. No. 10727, Aug. 31, 1957, 22 F.R. 7099

International Bank for Reconstruction and Development, Ex. Ord. No. 9751, July 11, 1946, 11 F.R. 7713

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

International Boundary and Water Commission, United States and Mexico, Ex. Ord. No. 12467, Mar. 2, 1984, 49 F.R. 8229 International Centre for Settlement of Investment Disputes, Ex. Ord. No. 11966, Jan. 19, 1977, 42 F.R. 4331 International Civil Aviation Organization, Ex. Ord. No. 9863, May 31, 1947, 12 F.R. 3559 International Civilian Office in Kosovo, Ex. Ord. No. 13568, Mar. 8, 2011, 76 F.R. 13497 International Coffee Organization, Ex. Ord. No. 11225, May 22, 1965, 30 F.R. 7093 International Committee of the Red Cross, Ex. Ord. No. 12643, June 23, 1988, 53 F.R. 24247 International Cotton Advisory Committee, Ex. Ord. No. 9911, Dec. 19, 1947, 12 F.R. 8719 International Cotton Institute, Ex. Ord. No. 11283, May 27, 1966, 31 F.R. 7667 International Criminal Police Organization (INTERPOL) (limited privileges), Ex. Ord. No. 12425, June 16, 1983, 48 F.R. 28069; Ex. Ord. No. 12971, Sept. 15, 1995, 60 F.R. 48617; Ex. Ord. No. 13524, Dec. 16, 2009, 74 F.R. 67803 International Development Association, Ex. Ord. No. 11966, Jan. 19, 1977, 42 F.R. 4331 International Development Law Institute, Ex. Ord. No. 12842, Mar. 29, 1993, 58 F.R. 17081 International Fertilizer Development Center, Ex. Ord. No. 11977, Mar. 14, 1977, 42 F.R. 14671 International Finance Corporation, Ex. Ord. No. 10680, Oct. 2, 1956, 21 F.R. 7647 International Food Policy Research Institute (limited privileges), Ex. Ord. No. 12359, Apr. 22, 1982, 47 F.R. 17791 International Fund for Agricultural Development, Ex. Ord. No. 12732, Oct. 31, 1990, 55 F.R. 46489 International Hydrographic Bureau, Ex. Ord. No. 10769, May 29, 1958, 23 F.R. 3801 International Joint Commission—United States and Canada, Ex. Ord. No. 9972, June 25, 1948, 13 F.R. 3573 International Labor Organization, Ex. Ord. No. 9698, Feb. 19, 1946, 11 F.R. 1809 International Maritime Satellite Organization, Ex. Ord. No. 12238, Sept. 12, 1980, 45 F.R. 60877 International Monetary Fund, Ex. Ord. No. 9751, July 11, 1946, 11 F.R. 7713 International Organization for Migration (formerly Provisional Intergovernmental Committee for the Movement of Migrants from Europe and Intergovernmental Committee for European Migration), Ex. Ord. No. 10335, Mar. 28, 1952, 17 F.R. 2741 International Pacific Halibut Commission, Ex. Ord. No. 11059, Oct. 23, 1962, 27 F.R. 10405 International Renewable Energy Agency, Ex. Ord. No. 13705, Sep. 3, 2015, 80 F.R. 54403 International Secretariat for Volunteer Service, Ex. Ord. No. 11363, July 20, 1967, 32 F.R. 10779 International Telecommunication Union, Ex. Ord. No. 9863, May 31, 1947, 12 F.R. 3559 International Telecommunications Satellite Organization (INTELSAT), Ex. Ord. No. 11718, May 14, 1973, 38 F.R. 12797; Ex. Ord. No. 11966, Jan. 19, 1977, 42 F.R. 4331 International Union for Conservation of Nature and Natural Resources, Ex. Ord. No. 12986, Jan. 18, 1996, 61 F.R. 1693 International Wheat Advisory Committee (International Wheat Council), Ex. Ord. No. 9823, Jan. 24, 1947, 12 F.R. 551 Interparliamentary Union, Ex. Ord. No. 13097, Aug. 7, 1998, 63 F.R. 43065 Israel-United States Binational Industrial Research and Development Foundation, Ex. Ord. No. 12956, Mar. 13, 1995, 60 F.R. 14199

ITER International Fusion Energy Organization, Ex. Ord. No. 13451, Nov, 19, 2007, 72 F.R. 65653

FRANKLIN RESOURCES, INC. ANTI-CORRUPTION POLICY

Korean Peninsula Energy Development Organization, Ex. Ord. No. 12997, Apr. 1, 1996, 61 F.R. 14949 Multilateral Investment Guarantee Agency, Ex. Ord. No. 12647, Aug. 2, 1988, 53 F.R. 29323 Multinational Force and Observers, Ex. Ord. No. 12359, Apr. 22, 1982, 47 F.R. 17791 North American Development Bank, Ex. Ord. No. 12904, Mar. 16, 1994, 59 F.R. 13179 North Pacific Anadromous Fish Commission, Ex. Ord. No. 12895, Jan. 26, 1994, 59 F.R. 4239 North Pacific Marine Science Organization, Ex. Ord. No. 12894, Jan. 26, 1994, 59 F.R. 4237 Office of the High Representative in Bosnia and Herzegovina, Ex. Ord. No. 13568, Mar. 8, 2011, 76 F.R. 13497 Organization for Economic Cooperation and Development (formerly the Organization for European Economic Cooperation), Ex. Ord. No. 10133, June 27, 1950, 15 F.R. 4159 Organization for the Prohibition of Chemical Weapons, Ex. Ord. No. 13049, June 11, 1997, 62 F.R. 32471 Organization of American States (includes Pan American Union), Ex. Ord. No. 10533, June 3, 1954, 19 F.R. 3289 Organization of Eastern Caribbean States, Ex. Ord. No. 12669, Feb. 20, 1989, 54 F.R. 7753 Pacific Salmon Commission, Ex. Ord. No. 12567, Oct. 2, 1986, 51 F.R. 35495 Pan American Health Organization (including Pan American Sanitary Bureau), Ex. Ord. No. 10864, Feb. 18, 1960, 25 F.R. 1507 Preparatory Commission of the International Atomic Energy Agency, Ex. Ord. No. 10727, Aug. 31, 1957, 22 F.R. 7099 South Pacific Commission, Ex. Ord. No. 10086, Nov, 25, 1949, 14 F.R. 7147 United International Bureau for the Protection of Intellectual Property (BIRPI), Ex. Ord. No. 11484, Sept. 29, 1969, 34 F.R. 15337 United Nations, Ex. Ord. No. 9698, Feb. 19, 1946, 11 F.R. 1809 United Nations Educational, Scientific, and Cultural Organization, Ex. Ord. No. 9863, May 31, 1947, 12 F.R. 3559 United Nations Industrial Development Organization, Ex. Ord. No. 12628, Mar. 8, 1988, 53 F.R. 7725 United States-Mexico Border Health Commission, Ex. Ord. No. 13367, Dec. 21, 2004, 69 F.R. 77605 Universal Postal Union, Ex. Ord. No. 10727, Aug. 31, 1957, 22 F.R. 7099 World Bank (see International Bank for Reconstruction and Development) World Health Organization, Ex. Ord. No. 10025, Dec. 30, 1948, 13 F.R. 9361 World Intellectual Property Organization, Ex. Ord. No. 11866, June 18, 1975, 40 F.R. 26015 World Meteorological Organization, Ex. Ord. No. 10676, Sept. 1, 1956, 21 F.R. 6625 World Organisation for Animal Health, Ex Ord. No. 13759, Jan. 12, 2017, 82 F.R. 5323 World Tourism Organization, Ex. Ord. No. 12508, Mar. 22, 1985, 50 F.R. 11837 World Trade Organization, Ex. Ord. No. 13042, Apr. 9, 1997, 62 F.R. 18017

20. Whistleblowing

Whistleblowing

The FCA believes that Whistleblowers play an important role in exposing poor practice in firms and that they have contributed intelligence crucial to action taken against firms and individuals. The FCA’s rules aim to encourage a culture where individuals feel able to raise concerns and challenge poor practice and behaviour. Edinburgh Partners takes the reporting of concerns or suspicions seriously.

Individuals may be reluctant to speak out about wrongdoing for fear of suffering personally as a consequence. As a result EPL has adopted the following procedures to deal with Whistleblowers.

Ordinarily breaches of regulations or internal policies are dealt with through the firm’s Incident Management Process, however this relies on the incident being identified and reported. Any member of staff who knows or suspects a rule or policy has been breached and not reported through this channel may report it in accordance with this policy. In addition, any of the items set out in the section on Public Interest Disclosure Act below may also be reported in this manner.

Ordinarily, in the first instance, staff should report their suspicions to their line manager or the Head of Regulatory and Operational Risk. Where this happens, the line manager should ensure the staff members suspicions are investigated and the results fed back to the staff member and the Regulatory and Operational Risk team. The Head of Regulatory and Operational Risk will ensure that the whistleblowing is recorded in line with the incident response plan. The fact that a suspicion has been raised should not be disclosed to a wider audience than is necessary. However there may be instances where this would not be appropriate or the member of staff would not feel comfortable raising it in this way. As a result staff may raise suspicions directly with the Head of Regulatory and Operational Risk or with a Director. The suspicion can be raised through any communication method and confidentiality will be maintained where possible.

Staff may also convey any concerns about EP or the wider Franklin group that they believe might implicate matters of ethics or questionable practices to the Franklin Ombudsman. Such concerns may be conveyed to the Ombudsman by email or telephone. No staff member shall have access to any reports or communications of the Ombudsman, unless provided on the authority of the applicable Audit Committee or Ombudsman.

Where suspicions are raised staff should feel comfortable that they will be looked into and escalated as appropriate and that confidentiality will be maintained. Staff should also take comfort from the fact that neither the firm nor any person working for it will victimise a Whistleblower in any way.

A member of staff is also able to blow the whistle directly to the FCA, without reporting internally. Alternatively, a disclosure can also be made through the charity ‘Public Concern at Work’ http://www.pcaw.org.uk if the staff member would feel more comfortable using this route.

The Regulatory and Operational Risk department will maintain a record of any reports made to it and will maintain these procedures and make them available to all staff via the firm’s Intranet. In addition the Regulatory and Operational Risk department will provide a report to the Board of EPL on the operation and effectiveness of these procedures.

Public Interest Disclosure Act 1998 (“PIDA”)

PIDA applies to EP in so far as EP may not preclude any individual employed by the firm from making a protected disclosure i.e. blowing the whistle.

A protected disclosure under PIDA is

(a)	a qualifying disclosure
(b)	a qualifying disclosure is one made in good faith, of information which in the reasonable belief of the individual making the disclosure, tends to show that one or more of the following has been, is being or is likely to be, committed;
(i)	a criminal offence,
(ii)	a failure to comply with any legal obligation,
(iii)	a miscarriage of justice,
(iv)	the putting of the health and safety of any individual in danger,
(v)	damage to the environment,
(vi)	deliberate concealment relating to (i) to (v) above.

It is important to note that malicious or false allegations will be subject to disciplinary proceedings within EP.

21. FRANKLIN RESOURCES, INC.

TRADINGBLACKOUT POLICY

As Approved December 11, 2012

Overview and Purpose

This Trading Blackout Policy (this “Policy”) has been adopted by the Board of Directors (“Board”) of Franklin Resources, Inc. (the “Company”) and addresses the implementation of trading blackout periods (as described below) in the Company’s securities (including, common stock, debt, options and other related derivative securities) for officers, directors and other designated employees.

Covered Persons

This Policy is applicable to all designated executive officers, directors, employees and temporary employees of the Company and its subsidiaries and affiliates (each, a “Covered Person”). The Company shall maintain a list of Covered Persons subject to this Policy. Covered Persons shall receive a notice that they are subject to this Policy when they are added to the list. Covered Persons shall receive reminder notices via email at the beginning and end of all blackout periods.

Covered Accounts and Transactions

The following types of accounts and transactions are covered by this Policy:

  Direct or Indirect Beneficial Ownership. This Policy covers securities accounts and transactions in which a Covered Person has a direct or indirect beneficial ownership interest. A Covered Person is deemed have “beneficial ownership” of a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect economic interest in the security. There is a presumption that a Covered Person has an economic interest in Company securities held or acquired by an immediate family member sharing the same household. Therefore, a transaction in Company securities by or for the account of a Covered Person’s immediate family member sharing the same household is treated as though the transaction was conducted by the Covered Person. A person’s “immediate family member” includes such person’s spouse, parents, children, siblings, stepparents, stepchildren, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.
  Economic Interest and Investment Control. This Policy covers transactions for an account in which a Covered Person has an economic interest and has or shares investment control. For example, if a Covered Person invests in a corporation that invests in Company securities and the Covered Person has or shares control over that corporation’s investments, that corporation’s transactions in Company securities would generally be treated as though they were conducted by the Covered Person.
  Control. This Policy covers transactions by immediate family members not sharing the same household as a Covered Person, but whose transactions in Company securities are directed by the Covered Person or subject to the Covered Person’s influence or control (such as parents or children who consult the Covered Person before trading). This Policy also covers transactions where a Covered Person does not have an economic interest (for example, the Company securities are held by a partnership, corporation, trust or similar entity), but the Covered Person either has control of such entity, or has or shares control over investment decisions of the entity. For example, a transaction of a trust or foundation of which a Covered Person is the trustee in which the Covered Person does not have an economic interest (i.e., the Covered Person is not the settlor or beneficiary) is treated as though the transaction was conducted by the Covered Person if the Covered Person had voting or investment control of the trust’s assets or had or shared control over the trust’s investments at the time of the transaction.

Blackout Periods

Quarterly Earnings Blackout Periods. Unless otherwise specified herein, for a period commencing approximately seven (7) calendar days before the end of each fiscal quarter and ending on the second (2nd) trading day after the announcement of earnings for the quarter (the “Quarterly Blackout Period”), no trading will be permitted in the Company’s securities by any Covered Person. If public disclosure occurs on a trading day during the period when the markets are open, then such date of disclosure shall not be considered the first trading day with respect to such public disclosure. A Quarterly Blackout Period may be expanded from time to time as may be determined by the Company’s Legal Department.

Other Potentially Material Information. On occasion, the Company may issue potentially material information by means of a press release, filing with the Securities and Exchange Commission (the “SEC”), posting on its website or other means designated to achieve widespread dissemination of information. Covered Persons should anticipate that trading may be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market. Persons subject to such blackout periods will be notified when these periods are instituted and terminated.

Event-Specific Blackout Periods. The Company reserves the right to impose trading blackout periods from time to time when, in the judgment of the Company, a blackout period is warranted. A blackout period may be imposed for any reason, including the Company’s involvement in a material transaction or the anticipated issuance of material public announcements. The existence of an event-specific blackout period may not be announced, or may be announced only to those who are aware of the transaction or event giving rise to the event-specific blackout period. Persons made aware of the existence of an event-specific blackout period should not disclose the existence of such blackout period to any other person. Persons subject to event-specific blackout periods will be notified when these periods are instituted and terminated.

Transactions

Prohibited Transactions. The following is a nonexclusive list of transactions involving Company securities that are prohibited by this Policy during a blackout period, unless otherwise specified:

  Buying or selling Company securities in the open market or through a broker.
  Exercise of stock options where all or a portion of the acquired stock is sold during the blackout period. This includes any sale of stock as part of a broker-assisted cashless exercise of an option, including a sale for the purpose of generating the cash needed to pay the exercise price of an option. Accordingly, Covered Persons are responsible for

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  paying the exercise price payable in connection with such exercise, and any and all taxes recognized upon exercise, from their own funds.
  Switching existing balances into or out of the Company’s 401(k) Retirement Plan or other benefit plans or changing salary deferral or investment elections, with respect to Company securities.
  Selling Company stock purchased pursuant to the Company’s benefit plans and making elections to participate in the Company’s benefit plans for any enrollment period. For example, a Covered Person may not elect to participate in a plan or withdraw from a plan if such Covered Person is otherwise prohibited from trading in the Company’s securities.

Hardship Exception

Specific exceptions may be made, with proper pre-approval, for a Covered Person who has an unexpected and urgent need to sell Company securities in order to generate cash if such individual does not possess material nonpublic information (as defined in the Edinburgh Partners Personal Account Dealing Policy), and the exception would not otherwise contravene the law or the purposes of this Policy. All hardship requests must be made in writing to and may only be granted by the EP Head of Regulatory and Operational Risk and must specify the circumstances of the hardship and the amount and nature of the proposed trade. In addition, the Covered Person seeking the exception must certify in writing that he or she is not aware of material nonpublic information concerning the Company. Approval for a proposed hardship transaction will remain valid until the close of the business day following the day pre-clearance is granted, but may be extended, shortened or rescinded depending on the circumstances. Hardship exceptions are expected to be granted infrequently.

Permitted Transactions. The following is a nonexclusive list of transactions that do not fall under the coverage of this Policy and are therefore permissible and do not require pre-approval even during blackout periods:

  Transactions pursuant to a pre-approved, written trading plan or arrangements complying with Rule 10b5-1(c) under the Securities and Exchange Act of 1934, as amended, provided that such plans may not be entered into, amended or modified during a blackout period.
  Sales of common stock to the Company to pay taxes due in connection with the vesting of restricted stock and restricted stock unit awards, provided that such sales are reported to the Company’s Audit Committee.
  Exercise of stock options where no Company stock is sold in the market to fund the option exercise and where all exercised shares continue to be held by the option holder.
  Making regular contributions to the Company’s 401(k) plan or other benefit plans pursuant to elections made at the time of enrollment in the plans.
  Gifts of Company stock to charitable organizations or family members, provided that no consideration is received from the recipient and there is no reason to believe that the recipient intends to sell the securities during the current blackout period.

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If you are uncertain whether a particular transaction is permitted under this Policy, please contact the EP Head of Regulatory and Operational Risk.

Company-Imposed Sanctions

The failure to comply with this Policy may subject Covered Persons to Company-imposed sanctions, including dismissal for cause, whether or not the failure to comply results in a violation of law.

Personal Account Dealing Policy

EVEN AT TIMES THAT DO NOT FALL WITHIN ANY SPECIFIED BLACKOUT PERIOD, ANY PERSON POSSESSING MATERIAL NONPUBLIC INFORMATION CONCERNING THE COMPANY SHOULD NOT ENGAGE IN ANY TRANSACTIONS IN COMPANY SECURITIES. ALL DIRECTORS AND EMPLOYEES ARE SUBJECT TO THE EP PERSONAL ACCOUNT DEALING POLICYAND PROCEDURES, AND CODE OF ETHICS,WHICH AMONG OTHER THINGS, PROHIBIT TRADING IN COMPANY SECURITIES WHEN IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION.

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22. Personal Account Dealing

Introduction

These Personal Account dealing rules (“PA dealing”) are designed to meet the requirements of our regulators, including the Financial Conduct Authority, the Canadian Provincial regulatory authorities and also to meet the requirements of Rule 204A-1 of the Advisers Act requiring all investment advisers to have a Code of Ethics for all Access Persons relating to their personal account dealings. Any violation of these rules must be reported to the Head of Regulatory and Operational Risk promptly.

The Regulatory and Operational Risk department will provide staff with a copy of this policy and any amendments to it. Staff are required to provide written acknowledgement of receipt of the policy to Regulatory and Operational Risk. This can be provided by email.

EP's priority is to ensure that the interests of clients are placed first and that clients will not be disadvantaged by PA Dealing. All staff must ensure that PA Dealing activities do not distract them from their day-to-day responsibilities to our clients.

All PA deals must be pre-cleared by the Head of Regulatory and Operational Risk or their delegate in accordance with these procedures by completing the required form which can be found on the intranet.

These procedures may be waived or amended in individual cases where the Head of Regulatory and Operational Risk decides that it would be appropriate to do so in the circumstances (e.g. where a sale of securities is required to alleviate financial hardship). In deciding whether circumstances justify any waiver or special treatment the Head of Regulatory and Operational Risk may require written information and may consult with the Directors.

PA deals include all transactions in securities, quoted or unquoted, options to purchase or sell or other instruments by:

  EP employees, whether for their own account or for another party;
  Any connected person of an EP employee, this would normally include spouse or partner, dependent children and other family members living in the same household: and
  Any person over whom the EP employee has an effective influence in making the dealing decision.

Inside Information

If any person in EP has material, non-public price-sensitive information on any listed security, that person will be an Insider in relation to that security. There is also a danger that EP as a whole will be an Insider, unless the information is “ring-fenced”. Securities cannot be added to the Buy List while EP is an Insider and securities held in portfolios cannot be traded if EP subsequently becomes an Insider. This may disadvantage clients and you should therefore avoid becoming an Insider to the extent reasonably possible. Any person in EP who acquires such information must:

  notify the Head of Regulatory and Operational Risk by email immediately; and
  not disclose the inside information to any other person.

The Head of Regulatory and Operational Risk will decide in each case whether inside information can safely be ring-fenced to allow client and/or PA dealings to continue.

If you are in any doubt about whether you are an Insider or could be made one, you should consult the Head of Regulatory and Operational Risk.

Prohibited transactions

Staff will not normally be permitted to deal in:

  any security where EP is an insider in the relevant security;
  any transaction which would be prohibited under the market abuse regime;
  any transaction which involves the misuse or improper disclosure of confidential information relating to clients;
  any transaction in securities where there are open client orders in the same security;
  transactions in securities which the Head of Regulatory and Operational Risk believes are actively under consideration and that a client order is anticipated;
  any transaction which conflicts with a regulatory obligation we owe to our clients;
  sales of securities by Access Persons which have been held for less than 60 days;
  a security issued by an investment trust or company managed by EP and the proposed transaction is in a closed period (generally between the end of a financial reporting period and the announcement of results).
  securities which are the subject of privatisation or new issue in which EP is planning to apply on behalf of clients any hedging strategy, the purpose of which is to hedge the risk of any downward adjustment in the staff member’s bonus or total remuneration under the firm’s Remuneration Policy.

Staff should not use any knowledge of client transactions to influence their own trading activity. As such, transactions in close time proximity to client orders should be avoided.

PA dealing restrictions do not apply to:

  Transactions in open-ended funds (other than reportable funds) or open-ended collective investment schemes such as unit trusts and OEICs, or unit-linked insurance contracts via regular savings plans, with the exception of in house OEICs which should be dealt in accordance with these personal dealing rules and also with the exception of those open ended collective investment schemes which are Reportable Funds for US regulatory purposes.
  Unlisted securities (please refer to section entitled ‘Clearance’ below).
  Purchases of closed-ended funds, such as investment trusts, through regular savings plans, ISAs or SIPPs, provided permission has been granted to set up the plan before the first purchase is made.
  Transactions in securities held in accounts over which the access person has no direct or indirect influence of control.

Reportable Funds for US purposes means the following:

  Any fund for which EP serves as an investment advisory or
  Any fund for whose investment advisory or principal underwriter controls EP, is controlled by EP or is under common control with EP.

Clearance

PA deals should be entered on the PA Dealing Form (this form can be found on the intranet within the regulatory section), signed and given to the Head of Regulatory and Operational Risk. The form includes a declaration that the security is not restricted under these procedures. The Chief Compliance Officer will return the form to advise whether permission is granted or denied. No dealing should be instructed until permission has been granted. Transactions in unlisted securities do not need to be pre-cleared providing there is no conflict of interest arising from the transaction.

The fact that a proposed transaction received pre-clearance is not a defence against a charge of violating this policy or any related laws and regulations.

If in doubt, consult with Regulatory and Operational Risk.

Dealing and Recording

Permission to deal is valid for orders placed with a broker within 24 hours (7 days for illiquid securities). Permission for limit orders should be obtained in the usual way and will remain valid for 7 days. After expiry, permission must be requested again in order to deal.

On effecting PA deals, EP employees must:

  advise the broker that they are employed by a regulated (FCA) firm;
  not accept any credit or special dealing facilities in connection with the transaction;
  require the broker to send a copy contract note to the Head of Regulatory and Operational Risk;
  report the transaction directly to the EP Head of Regulatory and Operational Risk by returning the original PA Dealing Form on which approval was granted; the Regulatory and Operational Risk team will match this against the copy contract note.

The Regulatory and Operational Risk team will maintain the PA Dealing Register.

Access Persons

All staff within EP will be designated as Access Persons for the purposes of SEC regulations. This designation requires additional disclosures to be made (see below.)

Relevant Securities in relation to these rules includes:

any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

With the exception of:

  Direct obligations of the Government of the United States
  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term instruments, including repurchase agreements; and
  Shares issued by open-ended funds.

If you are unclear regarding any of the above then please contact the Regulatory area who will assist you.

Required Disclosures

In all cases set out below notes for the completion of these forms are provided with the report. It is imperative that individuals follow these to ensure that all the relevant information required by the US regulations is provided. The Regulatory and Operational Risk team will review and maintain all Reports, brokerage statements and/or trade confirmations to monitor for adherence to the policies set forth herein. In addition the Regulatory and Operational Risk team will maintain any documentation related to the review and decision relating to any access person’s investment in an initial public offering.

Holdings Reports

Direct and indirect holdings must be disclosed on the initial and annual holdings reports. An indirect holding would be one belonging to a connected person or a person for who the member of staff had an influence in making the dealing decision. (see above for details).

The holding reports will require connected persons to certify that they do not have investment control of any discretionary accounts other than the right to terminate the account.

For the avoidance of doubt, all holdings should be reported, and not only those for which pre clearance was required (this includes unlisted securities).

The Advisers Act requires that all Access Persons provide quarterly transaction reports of all personal securities transactions except where that information would duplicate information already held by the firm. To qualify for this exemption it is important that the PA dealing approval form is completed correctly and that the broker provides a transaction confirmation promptly.

New Access Persons

Initial Holdings Reports are required to be completed within 10 days of a person being classified as an Access Person. The Initial Holdings Report must contain the following information:

  The name on the account, title and type of security, the tracker symbol or CUSIP number (as applicable), the number of shares and principal amount of each security in which the Access Person has any direct or indirect beneficial ownership when the person became an Access Person;
  The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
  The date that the report is submitted by the Access Person.

The Initial Holdings Report Form for completion will be provided by the Regulatory and Operational Risk team and must be completed with information that is no more than 45 days old.

Annual Holdings Reports

At the end of each calendar year each Access Person must submit an Annual Holdings Report. This report must be current as of a date not more than 45 days prior to the individual becoming an access person (initial report) or the date the report is submitted (annual report). The annual holdings report should contain the details of holdings as set out above in the ‘New Access Persons’ section above. It is the responsibility of the Access Person to ensure the Annual Holdings Report is complete and accurate. The holdings reports must signed and returned to the Head of Regulatory and Operational Risk for filing.

Record Keeping

The Regulatory and Operational Risk team will maintain records for a minimum of 5 years.

23. Record Keeping

US

Rule 204-2 of the Advisers Act requires investment advisers to keep specific books and records and it specifies the records and information that investment advisers must maintain. The SEC construes the general authority of Section 204-2 of the Advisers Act to entitle it to review any record or information maintained by an investment adviser.

  Specifically, Rule 204-2(a)(7) of the Advisers Act states that advisers must maintain all written communications received and copies of all written communications sent by such investment adviser relating to: Any recommendation made or proposed to be made and any advice given or proposed to be given;
  Any receipt, disbursement or delivery of funds or securities;
  The placing or execution of any order to purchase or sell any security; or
  The performance or rate of return of any or all managed accounts or securities recommendations.

Rule 204-2(a)(16) requires that all accounts, books, internal working papers, and any other records or documents are maintained to demonstrate the calculation of the performance or rate of return in any communication that the advisor circulates or distributes, directly or indirectly, to any person. This includes any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes.

As a result firms have implemented retention systems designed to maintain and prevent the deletion of emails.

EP has in place an email retention system which records all emails sent or received by individuals within the company for a period of at least 5 years. For further details of the controls surrounding this please contact the IT Operations Manager.

Canada

The Company must keep all records required for the Company to accurately record its business activities, financial affairs, and client transactions, as well as to demonstrate the extent of the Company's compliance with applicable requirements of Canadian securities legislation. These records must be kept for 7 years, in a safe location and in durable form and in a manner that permits it to be provided to Canadian securities regulators or a Canadian securities regulatory authority in a reasonable amount of time.

The types of records the Company must keep include, but are not limited to, records that do the following:

  permit timely creation and audit of financial statements and other financial information required to be filed or delivered to the securities regulatory authority;
  permit determination of the registered firm's capital position;

demonstrate compliance with the registered firm's capital and insurance requirements;
demonstrate compliance with internal control procedures;
demonstrate compliance with the firm's policies and procedures;
permit the identification and segregation of client cash, securities, and other property;
identify all transactions conducted on behalf of the registered firm and each of its clients, including the parties to the transaction and the terms of the purchase or provide an audit trail for
client instructions and orders, and
each trade transmitted or executed for a client or by the registered form on it own behalf;
permit the generation of account activity reports for clients;
provide securities pricing as may be required by securities legislation;
document the opening of client accounts, including any agreements with clients;
demonstrate compliance with sections 13.2 [know your client] and 13.3 [suitability] of National Instrument 31-103 Registration Requirements and Exemptions;
demonstrate compliance with complaint-handling requirements;
document correspondence with clients;
document compliance and supervision actions taken by the firm.

(see section 11.5 of NI 31-103)

UK

The FCA’s SYSC rules require that firms must maintain records of their business and internal organisation including all services and transactions undertaken, which must allow the regulator to monitor the firm’s compliance with the regulations.

The MiFID II regulations include a requirement for firms to record communications relating to client transactions, with the regulators’ objective being to capture information which may be relevant for market abuse investigations. The regulations are quite specific about which types of content and communication methods that must be recorded.

The regulations state that the following communications are required to be recorded:

1.	All telephone conversations and electronic communications that are intended to result in a transaction or which relate to the receipt and transmission of orders, execution of orders and dealing on our own account as well as the handling of orders and transactions.
2.	Conversations between portfolio managers and brokers or with trade support which relate to trading are recorded. EPL generally does not receive orders from clients and communications with clients about orders or anticipated orders are infrequent. However there may be occasions when it would be necessary to contact a client about a proposed transaction or where a client may notify us of a proposed transaction. Examples are:

  Discussion with a pooled fund investor about timing of their investment, dilution charges etc.
  Discussion with a segregated account investor about whether a particular proposed transaction is permitted (e.g. placing / IPO / investment in collective)

In order to ensure EPL meets the requirements to record relevant internal and external communications in a proportionate manner the following policy is in place:

An internal telephone recording system is in place to record certain individuals;
Emails are recorded for all staff;
A set of policies within the information security policy has been implemented to
ensure	any relevant communications are not sent through inappropriate systems
i.e	personal email accounts or social media;
Calls to clients about potential transactions within their portfolios are not
generally	held however any such calls should be conducted by means of the desk
phone	within EPL offices;
Conversations with brokers about transactions or intended transactions should
not	be made with mobile phones as these are not recorded;
Regular update calls to clients about their portfolios conducted via conference
call	facilities on unrecorded lines are unlikely to be intended to lead to a
transaction	and so are not in scope;
When any conversation which was not originally thought to be in scope but
during	the conversation has inadvertently become in scope of the rules, and is
not	being recorded, a note of the conversation should be made and notified to
Regulatory	and Operational Risk.

To ensure all relevant internal calls are covered all members of the investment team’s desk phones are recorded. In addition, the desk phones of Trade Support staff and their managers are recorded. This will also ensure that any calls made by US-based portfolio managers to Edinburgh-based portfolio managers or to Trade Support are recorded.

US based portfolio managers have been instructed not to speak to clients about transactions as their phones will not be recorded in the US.

To ensure we can cover the very infrequent instances where contact with clients about transactions occurs, the Client Services and Sales Partner and the Client Relations Partners’ phones are recorded.

The FCA rules require that recording systems are monitored on a risk assessed basis.

This requires periodic reviews of emails and voice recordings. The monitoring is conducted infrequently given the volume, frequency and characteristics of our dealing and our client base. Nevertheless we have notified all staff that their communications may be monitored and for those whose phones will be recorded that periodic reviews will be carried out.

Records must be retained for a minimum of 5 years and possibly up to 7 years if requested by the FCA. The e-mail and telephony systems provide for this.

New clients will be notified that they may be recorded. The Legal team / Client Service team will include details of this in future IMAs with clients.

All records will be retained in line with the General Data Protection Regulation and the Data Protection Act 2018. See the Information Security Policy and Staff Handbook for further details.

24. Information Security Policy

Failures in processing information or of the security of systems that maintain it can lead to significant operational losses. EP is required to establish and maintain appropriate systems and controls to manage its information security risks with particular consideration given to: confidentiality, integrity, availability, authentication and accountability.

The Information Security Policy is designed to ensure EP protects customer information and records in accordance with legislative and regulatory requirements and to assist staff in protecting the firm’s systems and data. This policy should be read in line with the Data Protection Policy (contained within the Staff Handbook) in order to protect personal data held on EP systems. It is also intended to give guidance to staff on the acceptable use of our IT systems both internally and externally.

Data Classification

Paper and electronic records must be handled, stored and disposed of in accordance with their security profile. EP has classified data into three categories depending on its sensitivity. EP has a set policy which deals the categorisation of this information. See Schedule 6.

Controls over access to data

- Passwords

All EP desktop machines have an automatic inactivity time-out. Despite this, staff should ensure their machines are locked when away from their desks for a prolonged period of time. Access to EP systems and mobile devices is password protected. Staff should never disclose or document their passwords which must be at least 6 characters long and constitute three of the following four character types: upper case, lower case, numeric and special (i.e. punctuation). The system will prompt all staff to change passwords every 90 days.

- Access to systems

Access is controlled by ‘data owners’ who are normally Heads of Department. It is the responsibility of the data owners to ensure that only those staff who require access to types of data are given the relevant access. The list of data owners details the data type and data users and is reviewed periodically.

For staff leaving the firm, the Head of HR will inform the Head of IT Operations and Head of Regulatory & Operational Risk of the member’s leaving date. The IT Operations team will remove all system access and disable any company phones from close of business on the last day of working.

- Remote access

Facilities are available to work remotely from the office via Cisco VPN, however working from home is not encouraged and all requests for remote access must be authorised by a member of the EMC. The Information Security Policy should be followed when working remotely as it would when working in the office.

- Office security

All entry doors to the office should be locked at all times and staff are required to gain entry via their programmed security card. Staff should ensure that doors are closed securely behind them as they come and go from the office and be alert to anyone trying to ‘tailgate’ their way into the office. All security cards and office keys are recorded on the key register. If anyone loses their security key card or office keys, it should be reported to the Office Manager immediately. Visitors gain entry via the secured Reception entrance and staff should ensure that their visitors are escorted whilst on our premises. Any security breaches or concerns should be reported to the Office Manager immediately.

Protecting Data

- Viruses

EP has installed anti-virus software on all user accounts which is updated in real time. To help ensure the firm is not subject to attack from viruses staff should not open any mail attachments which appear suspicious or which have come from an unknown source. Similarly, links to unknown websites or included in e-mails from unknown sources should not be opened. IT Operations can assist in scanning the item to determine if it is safe to open.

- Use of external devices

The transfer of data through USB ports on PCs is prohibited. USB ports on all PCs have been disabled with the exception of the IT departments, the CEO’s PA, the Office Manager and currently staff in the US.

In the event that access to information stored on a USB device is required or it is necessary to save information to a USB device, staff should ask the IT department or the CEO’s PA to access the information for them.

- Company laptops / phones / iPads

Staff who are given any of these devices must ensure they are access controlled by a pin number or other password. Access to email via mobile devices is protected by an additional layer of password security. In the event that a device is lost or stolen the member of staff should immediately inform the Head of IT Operations who will take action to prevent further use of the device. Any report of loss should detail the data that was held on the device as further action may be required; for example if any client or sensitive data was contained on it. Company laptops are protected through the use of encryption.

These devices should not be left overnight on desks, they should be kept in locked drawers if they are to be left in the office.

- Software

Any new software should be purchased through the IT Operations department. Staff should not download and install software from the internet without first discussing it with IT Operations who will check there are no security concerns in relation to the application.

This also applies to the downloading of applications for iPhones, iPads or other mobile technology.

The Head of IT Operations is responsible for ensuring the continuing suitability of software and that an appropriate level of support is able to be provided. Any concerns about the continuing availability of support or longer term suitability of the service are reported to the Operations Management Committee for consideration.

- Transferring data

Data being transferred outside the firm is the responsibility of the Data Owners to ensure any transfer of data by any means ,is appropriately protected and necessary, depending on the sensitivity of the data. Personal data should not be transferred outwith EP, via any medium, unless there is a legal basis to do so. Guidance should be sought from the Head of Regulatory and Operational Risk if there is any doubt.

Removal of Data

- Hardware

The removal of hardware will be undertaken by the IT Operations Department who will ensure the hard drive is formatted in such a way as to make any data recovery impossible.

- Software

Software on any company device which is no longer used will be removed by the IT Operations department. Any EP data will also be removed.

- Paper records

Documents should be destroyed in accordance with their classification in the Data Classification Matrix (refer to Schedule6). However, the following general rules apply:

  Shredding – for Level 1 data and any documents where secure destruction is desired;
  Confidential waste bins – for Level 2 or 3 data i.e. information which is confidential but less sensitive than level 1 data. The content of these bins are taken off-site for secure destruction.
  Recycling bins – any other non-confidential paper.

Incident management

The immediate reporting of any incident is essential to ensure prompt corrective action can be taken. Any loss of a device (laptop, phone, USB etc.) or suspicion of a computer virus or hacking should be reported to the Head of IT Operations and Head of Regulatory and Operational Risk immediately.

Any report should include details of the incident and what information may have been lost. The Head of IT Operations will determine if any remote deletion of information or service withdrawal is possible. After the initial report has been made the standard incident management policy should be followed i.e. a detailed record should be made and root cause analysis conducted to determine whether additional controls are required.

The Head of Regulatory and Operational Risk will determine who should be informed of the incident and consider what action can be taken by any affected individual or party to minimise the risk to them. This may include clients, regulators, the police and the Information Commissioner.

Training

All new staff receive training on the details of the Information Security Policy upon joining the firm. This training is provided by the Head of IT Operations and from the Regulatory and Operational Risk department on other matters. Refresher training is provided as required depending on the role being performed.

Social Media

The company has in place policies that govern use of its own electronic communication systems, equipment, and resources which employees must follow. We encourage you to use good judgment when communicating via social media.

“Social media” includes all means of communicating or posting information or content of any sort on the Internet, including to your own or someone else’s web log (“blog”), journal or diary, personal web site, social networking or affinity web site, web bulletin board or a chat room, as well as any other form of electronic communication.

The same principles and guidelines found in our staff policies apply to your activities online. Ultimately, you are solely responsible for what you post online. Before creating online content, consider some of the risks and rewards that are involved. Keep in mind that any of your conduct that adversely affects your job performance, the performance of fellow employees or otherwise adversely affects clients, vendors, suppliers, people who work on behalf of the company or its legitimate business interests may result in disciplinary action up to and including immediate dismissal.

EP does not use social media to market its products or services. However, staff are free to use social media sites for personal reasons provided their use does not conflict with the interests of EP or its clients. When using social media, the following general and non-exhaustive list of guidelines should be kept in mind:

  Always consider whether it is appropriate to identify your connection with EP. Ask yourself whether the firm would want to be associated or even identified in that particular site.
  If the social media site contains something you would not say at work or a picture you would not show at work, then you should not state or imply that you work for EP on that site, nor should your post complaints or criticism, avoid using statements, photographs, video or audio that reasonably could be viewed as malicious, obscene, threatening or intimidating, that disparages clients, employees, vendors, or suppliers, or that might constitute harassment or bullying. Examples of such conduct might include offensive posts meant to intentionally harm someone’s reputation or posts that could contribute to a hostile work environment on the basis of race, age, gender, national origin, colour, disability, religion or any other status protected by the Equality Act 2010.
  Do not state or imply that you are representing the views of EP.
  Do not advertise EP products or services (all marketing must be pre-approved by a member of the Regulatory and Operational Risk team.)
  Do not post any information about EP clients, prospective clients, business strategy, investments or any non-public information.
  Do not accept ‘friend’ requests on Facebook from clients. (All client communications need to be recorded and should be made through standard EP systems.)

Electronic Mail and Internet Monitoring

We recognise your need to be able to communicate efficiently with fellow employees and clients. Therefore, we have installed an electronic mail (email) system to facilitate the transmission of business-related information within the company and with our clients.

The email system is intended for business use only. Limited personal use is however, permitted. The same applies to internet usage. Staff should be aware that internet and email usage is monitored and our company's policies against sexual and other types of harassment apply fully to all electronic communication mediums.

Internet access is restricted by the use of “black lists”. These allow us to block certain sites relating to pornography, terrorism, webmail and social media services. These lists are updated on a regular basis and ensure that staff cannot access any sites which are clearly not appropriate in a work setting. Internet usage is recorded.

Other than pre-approved exceptions in relation to ‘blacklists’, violation of this policy is not permitted and may result in disciplinary action, up to and including dismissal. Therefore, staff are reminded that they are prohibited from the display or transmission of sexually-explicit images, messages, ethnic slurs, racial epithets or anything that could be construed as harassment or disparaging to others.

25. Breach and Incident Management

Where it is identified that the required regulation/legislation has not been complied with we are required to retain a register of these incidents. If you consider that you have identified a breach, this should be brought immediately to the attention of the Regulatory and Operational Risk area.

In some instances a failure of an internal control will not result in a breach of a regulation or a client mandate, it may even result in the firm or a client making a ‘lucky’ gain. Our processes ensure that all such instances are recorded and followed up appropriately to determine what action (if any) could be taken to prevent the risk of a repeat and a potential loss to the firm.

Any incident should be raised immediately upon discovery. The priority should be to minimise / crystallise any potential loss as quickly as possible and return the position to what would have been had the error not occurred. Clients will retain any profit as a result of our error and will not be financially disadvantaged. EP will not profit from any error.

In addition, Incidents can be classified as one or more of the following:

Loss Event – A financial loss to Group, due to an incident caused by failure or inadequacy in our processes, people, or systems, or from external events e.g. fraud or natural disaster. Near Miss – An operational risk incident that does not lead to a financial loss, however our existing/usual controls have failed to detect or prevent the incident.

Breach – An incident relating to an obligation that results in, or may result in, a breach of legislation or regulation.

By recording and following up all incidents the information gathered can be used to:

  Confirm whether the risk has been previously identified and recorded in the relevant risk register and if not, add it;
  Identify whether the associated control is robust enough or if improvements need to be made;
  Identify if changes need to be made to the Compliance monitoring programme;
  Identify if changes are required to internal policies, processes or procedures.

There should be no threshold for reporting incidents although judgement needs to be used to determine whether a particular event needs to be recorded. There needs to be a balance between gathering too much information and the cost of bureaucracy in relation to insignificant errors against the risk of not identifying a trend in smaller losses which could cause future, larger problems.

All situations should be brought to the attention of the Head of Regulatory and Operational Risk and the incident recorded in the incident log.

26. Disaster Recovery

EP holds service to clients and compliance with all statutory controls of paramount importance and so they have designed and developed a Disaster Recovery, Crisis Management and Communication Plan strategy to ensure that any unforeseen circumstance will not impact their ability to provide a professional service to their clients or comply with the requirements of all statutory bodies that control and bound their business.

Overview

Edinburgh Partners office is located at 27-31 Melville Street, Edinburgh, EH3 7JF. EP's IT department is established in the same location. In the event of a situation that makes the use of Melville Street impossible we have a contract with Pulsant at The Clocktower, Flassches Yard, Edinburgh EH12 9LB - known as the alternative site. This facility provides duplicate production servers, 25 Workstations and Telephone facilities..

Initial Disaster Recovery Response Overview

Disaster + 1 Hour

Execute emergency & evacuation plans
Secure damaged area
Establish a DRC meeting
Disaster + 1 to 4 Hours

Assemble Initial Evaluation Team at Damaged Site Put DR Suppliers on Stand-by Tapes/documents to DR Site Perform Preliminary Damage Assessment Get contact details of services attending the site If required go to the Roxburghe Hotel (WAR room) Disaster + 4 to -6 Hours

Update Assessment.
If required invoke Disaster Recovery Plan
Assemble all Disaster Recovery Team Members
Disaster + 6 + Hours
Implement Disaster Recovery Plan

27. Advertising

Responsibility for the contents of any financial promotion lies with the individual creating the promotion. It is their responsibility to ensure that it complies with the regulations and procedures set out below and also that the relevant back up material is retained. The Regulatory and Operational Risk team must review and approve each promotion prior to use however, the purpose of this is to not to check facts contained in the promotion but to ensure that all relevant regulatory obligations are met.

It is important that in all instances the target audience for the financial promotion is identified prior to creating the promotion and it is the responsibility of the individual creating the financial promotion to ascertain this. In general terms EPs audience will be eligible counterparties or professional clients. In order to ascertain these details it is essential to establish with the prospective client, what size of funds they are intending to place with the Company and where these are quite small (e.g. under £10m) then it should be asked what proportion this amount forms of their total assets.

For any financial promotion the following procedures apply:-

Process for Approving Presentations

It is company policy that presentations should be as consistent as possible. To ensure this, there are a number of agreed pages which can be used within a presentation. These can be obtained from the Client Services and Sales team.

All approved presentations are retained by the Client Sales and Service team. This applies to all presentations, other than those to existing clients.

- Varying or creating new pages

On occasions an individual creating a presentation may wish to vary items within the standard pages or create new pages. The amended or new page together with a copy of any back up for information contained within the page is included within the marketing pack, which is approved by the Regulatory and Operational Risk team. The new generic page can then be placed in the presentations area of the system and utilised for future presentations. A copy of the signed off presentation together with any backup will be retained in the presentations file within the Client Service and Sales area.

Where performance has been stated in a presentation then, it is important that this is as up-to-date as possible, or where it is not then a statement must be inserted as to where the most up-to-date information is available. The FCA, the SEC and Canadian securities regulators provide strict guidance as to what may be used for performance information.

  Records to be retained
  record must be retained of the date of the presentation, plus to whom the presentation has been made, together with the type of audience they are i.e. market counterparty or professional customers. This record is to be maintained within the Client Service and Sales area's presentation file.

Records must also be retained of the back up evidence for any facts and figures. Back up material for the promotion is to be attached to the presentation for review by the Regulatory and Operational Risk team. Once the presentation has been approved then a copy of the signed off presentation together with backup and comments received from the Regulatory team will be retained in the Client Service and Sale department’s presentations file.

All back up material must be easily accessible and able to be made available within 48 hours.

Periodically, the Client Service and Sales area will review the contents of the generic presentations and archive those generic pages which are out of date.

All appropriate communications with prospects or clients will be recorded by Sales & Marketing or Client Service (either clients or prospective clients); hard copy correspondence files/system correspondence files; or on E-Mails in the ACT database or in personal email files.

Sending follow on information

Where, subsequent to a presentation, further information is sent to the presentation audience or part thereof, then the individual sending the information should ensure that it complies with the regulatory requirements in the same way as for presentations i.e. it should be signed off prior to despatch both by the individual putting together the information and also by the a member of the Regulatory and Operational Risk team. In addition, records must be maintained of whom the information is sent to and of back up evidence for any facts or figures.

US Marketing

The SEC define an advertisement as materials designed to maintain existing clients or solicit new ones. It includes the standardised written materials in presentations used by Investment Advisers, questionnaires from independent rating services and press releases.

Rule 206(4)-1 provides guidance by setting specific prohibitions:

Testimonials – any direct or indirect references to a testimonial concerning the adviser or its advice, analysis, report or other service it has rendered, including any statement of a former, existing or prospective client’s experience with the adviser or endorsement of the adviser’s services; Past Specific Recommendations – any direct or indirect reference to the adviser’s past specific recommendations that were or would have been profitable unless the advertisement sets out or offers to provide a full list of all recommendations made within the last year;

Performance presentation – generally should be net of fees but may be presented gross in certain circumstances (one-on-one presentations) provided they are accompanied by certain disclosures; Graphs, charts and formulas – any direct or indirect representation that a graph, formula or other device: (a) can determine which securities to buy or sell or when to buy or sell securities; or (b) can assist an individual in making such determinations, without prominently disclosing the limitations thereof and the difficulties regarding its use; and ‘Free’ – any report, analysis or other service is free unless such materials or services are entirely free and without any direct or indirect condition.

For further details on the above points, contact the Regulatory and Operational Risk team.

Monthly Fact Sheets

As with presentations, these require approval by the Regulatory and Operational Risk team.

Copies of the backup material used to physically check the factsheets are then placed in the appropriate hard copy files.

- Ad hoc Fact Sheets

For marketing purposes from time to time, individuals may wish to create a fact sheet which is for a different period other than from month end to month end. Any fact sheet created in this way should be dealt with in exactly the same way as for the normal fact sheets set out above including record retention. However, if such a fact sheet is created then it does not replace the normal month end update which should still be completed. Ad hoc fact sheets should only be created for a specific situation and may not be used for general distribution or placement on the website. This must be discussed with the Regulatory and Operational Risk team at draft stage.

- Records to be retained

For each fact sheet, the information used for updating the fact sheet must be retained. This is currently kept in Kurtosys.

Brochures and other promotional material

- General

All other promotional material must comply with the regulatory requirements and the procedures set out here. As with the other types of promotions set out above, it remains the responsibility of the individual creating the promotion to ensure that it complies with the regulations and procedures maintained by the Company.

All promotions must be signed off by the individual creating the promotion and a member of the Regulatory team prior to issue. The package presented to the Regulatory and Operational Risk team must also include all relevant back up evidence for any claims made within the promotion in the same way as for the other items set out above.

- Ad Hoc performance information

Where an individual visiting a client requires ad hoc performance information then this should be treated in the same way as any other part of the promotion. A copy should be set out together with back up evidence and approved by a member of the Regulatory and Operational Risk team and Operational Risk team prior to use. A copy of the performance information should then be retained.

-Specific guidance

The guidance set out below is not exhaustive but endeavours to cover the main areas of concern to the FCA and Canadian securities regulators in the production of promotional material. In circumstances where new ideas are being tried in financial promotions it is important that these are discussed with a member of the Regulatory and Operational Risk team during the creation of the promotion.

Where a promotion is being put together then care should be taken to ensure that it is fair, clear and not misleading. In order to achieve this it is important that it is clear as to the audience for the promotion. If it is targeted at one group with a particular expertise then this fact must be made clear.

Claims must be clearly backed up with appropriate evidence. Claims that the investment is guaranteed may only be made where there is a legally enforceable arrangement with a third party to meet the claim in full.

It is not possible to make the claim that there are “no initial charges” where there is a spread unless the statement is suitably qualified with information about the additional costs of investments. In instances where the initial charge has been waived then the fact that this is a one off waiver of the charge should be made clear.

Any statement of the amount of authorised share capital of a company must also contain the amount of issued share capital

In the event that a promotion contains quotes from someone then the actual wording used should be a fair representation of what the individual said. In addition, the individual’s consent must be obtained in writing for use of the quote and that consent must be retained as evidence. Any connection between the holder of the opinion and the Company should be made clear.

Return on investment is the gain or profit only it should not include the original capital invested.

In order to give a fair and adequate explanation of the investment being promoted then the following should be avoided:

  Accentuating the potential benefits of an investment without also giving a fair indication of the risks;
  Drawing attention to any favourable tax treatment without stating that this may not continue in the future;

  Drawing attention to an investment’s past performance or placing emphasis on past performance, relative to other information given about the product in the promotion; and
  Using prominent headline rates of return where these rates are unrealistic.
  In the case of investment trusts where the trust uses or proposes to use gearing as an investment strategy then it must be made clear that the securities are likely to be subject to fluctuations in value which are significant compared with the likely fluctuations in value of the underlying investments.

The generic risk warnings are available on the system. However, it is not sufficient just to utilise these on each occasion. The individual responsible for a promotion must make clear any risks involved in the investment and any warnings must be relevant. Where relevant this should:

  Identify where there is a possibility of loss of initial capital and disclose this as one of the main points.
  Where past performance data is included then suitable text must be included which states unambiguously and without reservation that past performance should not be seen as an indication of future performance. This text should be presented legibly and prominently in the main text of the promotion (located close to performance figures/graphs where appropriate). The information should relate to a relevant and sufficient period of past performance so as to provide a fair and balanced indication of performance.

There should be no unfair comparisons with the performance of another type of investment. Nor should there be selection of an inappropriate or irrelevant investment period; an unreasonably short time period; comparison with deposits without an indication in clear terms and with equal prominence, that the investment does not include the security of capital which is characteristic of a deposit with a bank/building society.

Where past performance is quoted it should make clear the period of time to which the past performance relates, and where relevant that this information may not be current. If it is not current then an explanation must be included of where up-to-date past performance information may be found.

Where past performance either in a brochure or over the internet includes past performance information that is presented over a number of pages, the past performance warnings set out above must be included on each page on which past performance is presented.

Past performance should be in the standardised format provided by the regulators.

No past performance information may be included in material likely to be seen by a Retail Investor, including hypothetical past performance information, unless past performance information exists for the previous twelve months. Until such time as EP meets these requirements any presentation in which past performance is to be presented must be discussed with the a member of the Regulatory and Operational Risk team prior to presentation or other promotion.

28. Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes, weaknesses in people or systems or from external events. It includes legal, regulatory, financial crime, business continuity and technology risks.

The Regulatory and Operational Risk team are responsible for providing a framework to mitigate operational risks throughout the group. The Operational Risk Framework (ORF) document, which can be found on the regulatory section of the intranet, aims to set out how the various strands of our ORF are managed at EP.

The document sets out the component parts of the risk management framework, defines the accountabilities and outlines the mechanisms for identifying, monitoring and reporting risks within the group.

The ORF addresses each of the following aspects:

  Governance;
  Risk identification, measurement and monitoring; and
  Risk reporting.

Governance

Schedule 3 sets out the principal risk management objectives of the relevant Boards and the Committees within Edinburgh Partners and how they interact.

Identification, measurement and monitoring

We have documented the various strands of the day to day processes within the group. The risk assessment matrices (RAM) are key to understanding operational risks and are prepared within each business area.

The purpose of the RAM is to identify key risks that the Group faces and how the risks are mitigated. Each RAM is reviewed by the OMC on a rotational basis.

The Compliance Monitoring plan is then devised from the RAM (i.e. what activities are required and the frequency). This means that areas perceived as less risky are tested less frequently for example, quarterly. Whilst areas which are considered higher risk are tested more frequently, say anything from weekly to monthly.

The Boards are responsible for the risk profile of the Company. Whenever substantive changes are made to the RAM the Board should review and approve these at the next available Board meeting. In any event the Board shall review the RAM at least annually a summary of the key risks derived from the RAM.

Other processes include the Management Information dashboard, incident management, loss data, monitoring programme, change management process, ICAAP and scenario and stress testing.

Risk reporting

The reporting section sets out the reviews that are performed and the reports that are produced as a result. This includes both internal and external parties.

Internal Controls Report

EP Internal Control report is a Type II report, which has been audited on International Standards for Assurance Engagements (ISAE) 3402.

29. Training and Competence

SYSC 5.1 requires that the firm has systems and controls in place to enable it to employs staff with the skills, knowledge and expertise necessary to perform their roles.

The FCA requires regulated firms to have proportionate Training and Competence (T&C) arrangements in place.

Competency may be demonstrated by passing a relevant examination and/or by undergoing internal assessment of knowledge and practical experience. This status must then be maintained by evidence of continued competence.

Achieving Competence

Competence is achieved when the individual has been formally assessed as having attained:

  Minimum of two years practical 'on the job' experience that may include experience at other employers or in other roles if current and relevant;
  Demonstration of competence in a range of activities relevant to the role; and
  Successful completion of the relevant exam.

Recruitment

EP has arrangements in place to carry out the vetting of individuals, such as taking up references where applications are received for roles covered by the FCA's Training and Competence requirements.

The recruitment process includes the following:

  Notification to the applicant that the job role is deemed 'covered' under the Training and Competence Scheme;
  What this means to the applicant and what will be required/expected;
  If an external recruit, a reference request which includes determining whether the applicant was previously assessed as 'Competent' or passed any relevant examinations; and
  An initial assessment of the Competence of the recruit against the job role.

When a reference is requested from an individual's last employer, a statement regarding the individual's competency status should be requested. This should include confirmation of the role for which the individual was signed off and how the status was achieved (i.e. grandfathered, via an examination).

Initial Assessment

An assessment of the new jobholder's competence, whether an external recruit or an internal transfer must be conducted prior to the role being undertaken. The job description, previous experience, training and education will all be used to determine if the employee can be officially declared as competent for the new role.

If the candidate is not deemed competent, the appropriate department must ensure the new recruit receives a Training and Competence programme setting our what requirements are in order to achieve competence. Throughout the period of being in the 'programme' the individual must be subject to direct supervision.

Time Limit

A time limit of 2 years is set as the maximum time allowed to complete the steps to competent status.

Declaration of Competence

Once an individual has successfully completed all aspects of the Training and Competence programme, they may officially be declared competent. The declaration will be signed by the individual's line manager and the Regulatory and Operational Risk team

Continuing Competence

Individuals should maintain their competence levels. Each individual is required to maintain a record of any training undertaken. The continuing competence records should be forwarded to the Regulatory and Operational Risk team on a six monthly basis. PMs must complete a minimum of 20 hours continuing professional development each year.

30. Political Contributions and Lobbying Policy

Introduction

Rule 206(4)-5 of the Advisers Acts places limits on political contributions and political fundraising activities that may be engaged in by investment advisors and their personnel.

This Rule was enacted due to a large number of high-profile investigations which have highlighted that there is inappropriate influencing of awarding business for state and local government entities by making political contributions to officials holding or running for office.

Failure to comply with the Rule will result in lost advisory fees and/or EP being restricted or closed to business opportunities with governmental entities.

The purpose of this policy is to set out EP's process in relation to political contributions and the regular reporting obligations. Generally, staff are permitted to make contributions up to $350 to an official for whom they can vote or up to $150 for any other official.

Staff members may engage in volunteer political activities, provided:

1.	This will not cause EP or any group company to make a contribution, either monetary or in kind;
2.	EP time and resources are not used to engage in volunteer political activities; and
3.	The volunteer services do not involve the solicitation or coordination of political contributions or payments for an official or a political party of a state or locality.

Staff members are prohibited from establishing or controlling a Political Action Committee, or any other entity that makes contributions.

This policy prohibits EP from engaging third parties to solicit government clients for investment advisory services and to solicit or coordinate political contributions and payments.

Political Contributions Process

1.	All staff and ‘connected persons’ (see PA dealing policy for definition of 'connected are required to obtain pre-clearance from the Head of Regulatory and
Operational Risk before they or a connected person:
Make any political contributions, either directly or indirectly, to US federal, state or local officials; or
Participate in any political fund-raising activity in the US.
2.	In the event that a contribution is made, details of this should be disclosed to the Head of Regulatory and Operational Risk who will record the contribution on the log maintained by the Regulatory and Operational Risk department;

3.	All staff will be required to annually attest that they have disclosed to the Head of Regulatory and Operational Risk any political contributions made to US federal, state or local officials and any political fund raising activity in the US. This attestation will form part of the annual Compliance Manual attestation.
4.	In addition, US based staff will be required to attest on a quarterly basis that they have disclosed to the Head of Regulatory and Operational Risk any political contributions made to US federal, state or local officials and any political fund raising activity in the US. This will be initiated by the Regulatory and Operational Risk Department.
5.	All new members of staff will be asked to disclose any political contributions made to US federal, state or local officials and any political fund raising activity in the US within the last two years. This will form part of the Compliance Induction process.

In addition to the above, staff should give consideration to disclosure of any contributions, UK or otherwise which give rise to an actual, potential or perceived conflict of interest.

Lobbying on Behalf of EP (US)

There are numerous versions of lobbying laws in states and territories, however all states share a basic definition of lobbying as an attempt to influence government action. Written and oral communications are both recognized as lobbying, therefore what might seem like a simple meeting could trigger a registration and/or subsequent reporting requirements.

All lobbying activities must be pre-cleared through the Regulatory and Operational Risk area. The Regulatory and Operational Risk department review all US marketing materials and will ascertain at time of review if the interaction triggers any registration or reporting requirements.

Edinburgh Partners North America (EPNA) is currently registered as a lobbyist employer in California.

Documentation

Compliance will maintain records for a minimum of 5 years.

31. Edinburgh Partners Research Policy

Introduction

Edinburgh Partners historically paid for all external research other than that provided under bundled commissions or CSAs. Following MiFID II, research received as a result of payment of bundled commissions may be considered an ‘inducement’ which is now prohibited unless paid for directly or through a separate research payment account operated in accordance with the FCA rules.

Investment Research

Given the distinctive investment philosophy and process it is natural that EPL believes that company analysis is the most important activity within our investment team. Within EPL, extensive company analysis and research is carried out by our research team. External specialist advice is utilized where appropriate, both company specific and where there may be a wider context. The cost of this research whether it be our analytical team, the Applied Research support team, data suppliers or commissioned research is borne by Edinburgh Partners.

Non bespoke broker research is also used in our analysis to assist with both comparative analytics and to ascertain the likely embedded ‘market’ view.

In this regard we use research from a number of broker research providers, including a combination of global investment banks, selected because they can provide extensive coverage across markets, together with some regional specialists and non-investment bank research. The research services we subscribe to generally provide access to a full range of written materials on the research provider’s platform.

Broker Research Benefits

We believe that third party and broker research provides benefit to our clients by allowing our investment analysts to make comparative judgements and within a better-informed context. It is important to stress that our company research recommendations are internally generated and the comparative nature of the role played by third party research means that we are a comparatively light user of such research.

Selecting Broker Research

Edinburgh Partners has set an internal research budget for the purpose of monitoring the amount needed for third party research in respect of investment services rendered to its clients. Our approach to setting the broker research budget is to determine the minimum number of research providers necessary to give us:

i.	extensive coverage across global markets. We select enough providers in this category in order to get wide coverage, and to allow us to access a range of views on individual companies; and
ii.	access to specialists both sectorally and geographically.

Having selected the providers, we negotiate with them to agree a price for access to their research platform.

We have a single investment team and investment philosophy. All research is available to all members of the team. We therefore have a single research budget for the firm. Edinburgh Partners sets and reviews the research budget as part of its internal administrative measures.

In addition to formal broker research we will also make periodic use of other reports and services provided by research providers. These services can be used without payment to the research provider as long as they meet a number of strict criteria to allow them to be classified as ‘minor non-monetary benefits’ as defined by the FCA. The criteria are set out to ensure we avoid conflicts of interest and that we are satisfied that the service can enhance the quality of our service to our clients.

Minor non-monetary benefits relate to the receipt of certain research reports, trial research periods to allow an assessment of a research providers output, non-substantive short term market commentary as well as hospitality received or provided of a reasonable de-minimus value.

Monitoring and Assessment of Research Quality

We monitor our own research efforts to continually seek to learn and improve, so whilst our use of brokerage research is mainly for comparative purposes it still has to ‘add value’ and deliver genuine ‘research’ benefit; thus for example third party ‘research’ summarizing a company’s results is not classified as ‘research’. We tag useful, added-value external company/industry research onto our Edinburgh Partners database. This also acts as our assessment of the quality of research as other third party research which does not ‘add value’ would not be recorded.

We also carry out an annual survey across the Investment team asking the team to highlight those research providers who have contributed the greatest research input in terms of aspects outlined above.

Schedule 1

Edinburgh Partners
Ltd (EPL) Board

Executive Management
Committee (EMC)

Product Governance	Operations Management	Broker Review
Committee (PGC)	Committee (OMC)	Committee (BRC)

D2	Dealing	PA Dealing conflicting	High	Company/Client	PA dealing policy and procedure in place. Staff and	Yes	PA Dealing
		with client orders.			connected persons require pre clearance of any PA deal		Policy
to ensure no conflict.

D3	Dealing	Investing client	Medium	Company/Client	Client IMA restrictions generally prohibit the use of EP	Yes
		portfolios in			collective investment schemes or trusts without prior
		connected investment			permission. The front office system contains the
		trusts or collective			relevant restrictions.
		investment schemes.			Arrangements for rebate of any fees may be made by
clients in the event of investing in in-house vehicles.

D4	Dealing	Failure to aggregate	Medium	Company/Client	The Company will aggregate client order when	Yes	Execution
		orders.			determining to purchase or sell the same security for		Policy
clients. Clients are advised of this within their IMA.

D5	Dealing	Holding stock in	Low	Company/Client	Normal investment criteria are used to decide whether	No
		companies which are			to invest in clients unless there would be a high
		our clients.			likelihood of a conflict of interest.

Ref	Category	Conflict	Impact	Conflict	Controls In Place	Monitored	EP Policy
		Description	(no	Between
controls)
D6	Dealing	Agency cross	Medium	Company/Client	Where the Company is acting for both the seller and	Yes	Execution
		transactions.			buyer, the orders are placed with a broker (from		Policy
approved broker list). The front office system will not
allow any cross trades to progress for accounts coded
as ineligible for crosses (e.g. ERISA and Canadian
accounts subject to NI regs).

D7	Dealing	Failure to allocate	Low	Company/Client	Allocation policy in place. All allocations are provided	Yes	Execution
		fairly.			on a pro rata basis except where such an allocation		Policy
would prove uneconomic in terms of the size of fund.

D8	Dealing	Trading through a	Low	Company/Client	Client is different group activity from broker. BRC	Yes	Execution
		broker who is also a			oversees split of trading across all brokers. Best		Policy
		client.			execution obligation on broker as a regulated entity.
Brokers selected on ability to provide best execution.

F1	Fees	Excessive turnover for	High	Company/Client	Review of portfolio turnover by performance team	Yes
		performance fee			ensures that client portfolios stay within client accepted
		clients.			tolerances.
Portfolio risk review dispersion within portfolios.
Sample review of turnover by compliance during
monitoring.

F2	Fees	Different client fee	Medium	Company/Client	No difference to client treatment based on their fee	Yes	Execution
		basis.			basis. All clients are subject to the Company's policy on		Policy
customer order priority, best execution and allocation.

F3	Fees	Soft dollars	Medium	Company/Client	The Company does not operate any soft commission	Yes	Execution
		arrangements.			arrangements other than research as detailed in the		Policy
Company's Research policy. This is disclosed to clients
within each IMA and on an annual basis.

ID3	Inducements	Bribery and	High	Company/Client	Anti Bribery policy in place.	Yes	Bribery Policy
		Corruption		/Third Party	Annual risk assessment completed.		ABC Policy
Inducments policy and register in place.
Guidelines for acceptance.
ABC policy in place.

Ref	Category	Conflict	Impact	Conflict	Controls In Place	Monitored	EP Policy
		Description	(no	Between
controls)
P1	Personnel	Business interests of	Medium	Company/Client	All staff must receive prior written permission from the	No	Conflicts of
		existing staff outside			Board before taking up any outside business interest.		Interest
		EP.			The process is detailed in each individual's contract and
in the Conflicts of Interest policy which forms part of
the Compliance Manual which all staff attest to at least
an annual basis.

In addition, the process for current Approved Persons
to notify Regulatory and Operational Risk of any
additional Directorships is documented in the
Compliance Manual which all staff attest to on at least
an annual basis.
P2	Personnel	Cross departmental	Low	Company/Client	Examples of gross misconduct are provided to the	No	Code of
		staff relationships.			employee in their contract.		Conduct

The individuals contract along with the Code of
Conduct and the Misconduct procedure which are both
detailed in the staff handbook provides sufficient
protection.

P3	Personnel	Relationship with third	Low	Company/Third	A list of third party suppliers is maintained which notes	Yes
		party suppliers.		Party Supplier	any existing relationship with third parties.
Confidentiality is a standard term in each member of
staff's contract.

P5	Personnel	CEO and Director of	Low	Company/Client	See Conflict D3 – Investing client portfolios in	Yes	Various
		EPAL is CEO of			connected investment trusts or collective investment
		parent company and			schemes.
		portfolio manager for			See Conflict D5 – Holding stock in companies which
		EPGOT. CEO also has			are our clients
		personal stake in			See ConflictINV1 – PMs with holdings in funds they
		EPGOT.			manage

PX1	Proxy	Vote out of line with	Medium	Company/Client	Proxy voting policy in place. Any votes which are not	Yes	Proxy Voting
	Voting	an ISS			in line with ISS recommendation, any conflicts are		Policy
		recommendation.			considered and the rationale behind the decision is fully
documented and retained as well as reported to the
relevant clients.
INC1	Incident	Allocation of costs of	Medium	Company/Client	Any errors will be borne by EP. The priority is to	Yes	Incident
		errors.			minimise/crystallise any potential loss as quickly as		Management
					possible and return the position to what would have		Policy
been had the error not occurred. Clients will retain
any profit as a result of our error and will not be
financially disadvantaged.

INV1	Investment	PMs with holdings in	Medium	Clients	PA Dealing policy requires that all personal trades are	Yes	PA Dealing,
		funds they manage			pre-approved. Investment process doesn’t differentiate		Execution
					between clients. Fair allocation rules and checks in		policy.
place. GIPS performance outlier monitoring undertaken.

Schedule 3: Operational Risk Governance Principles

No	Principle	Principle Focus
1	Influence risk culture through sponsoring and promoting the	Culture and Accountability
understanding of operational risk, and overseeing effective
and efficient implementation of the policy
2	Maintain oversight of material operational risks (both	Material Risks and Risk Appetite
expected and unexpected) in the business, so that they are
being managed within known and agreed risk appetite
3	Confirm all material operational risks are reflected in capital	Risk Assessment and Capital
	assessment, with scenarios suitably stressed considering	calculations within ICAAP
extreme but plausible events
4	Ensure action plans are sufficient to remediate incidents	Monitoring and Incidents
identified through monitoring, and are implemented in a
timely manner
5	Understand root causes of material incidents and determine	Material Incidents and Learnings
appropriateness of control improvements / remediation
6	Track and monitor forward looking metrics related to each	Key Risk Indicators
of the material operational risks and risk appetite
7	Understand the regulatory/ legislative landscape that governs	Regulatory Environment
business activities, and ensure that operating policies/
procedures are compliant with these requirements
8	Consider and assess how changes in structure, people,	Change Management
process and systems impact the underlying business and its
risk profile
9	Ensure that operational risk has been considered in business	Decision Making and Evidence
strategy and decision-making, evidenced through appropriate
documentation and challenging debate
10	Ensure there is appropriate understanding within the	Management Reporting
business, and reporting to support the principles noted
above

1.1	Compliance Correspondence		Stewart Brown	Kirsty Martin
	§	Client Compliance Reports
	§	Client Compliance Correspondence
	§	Board Regulatory Reports
	§	Regulatory Returns
	§	Regulatory Contact
	§	Broker Contact

1.2	Compliance Monitoring Records		Stewart Brown	Kirsty Martin

1.3	Compliance Registers		Stewart Brown	Kirsty Martin
	§	Restricted Stock List
	§	PA Dealing
	§	Individual Regulatory Registrations
	§	Risk Register
	§	Breach Register
	§	Complaints Register

1.4	Compliance and Risk Policies		Stewart Brown	Kirsty Martin

1.5	Compliance Manual		Stewart Brown	Kirsty Martin

1.6	Third Parties		Stewart Brown	Kirsty Martin
	§	Management Information
	§	Monitoring Reviews

1.7	Internal Controls Report	Stewart Brown	Kirsty Martin

2	Investment
2.1	Stock Research Documentation	Sandy Nairn	Investment Team
2.2	EPICentreAdmin	Fabrice Sendra	ALL
3	Miscellaneous
3.1	Disaster Recovery Plan	DRC Members	Jennifer Douglas
Kenny Gray
3.2	Intranet	Each Department	Departmental

			Head	Members

3.3	Central Record of Software Licences		DRC Members	Kenny Gray

4	Legal

4.1	Agreements		Kenny Greig	Kirsty Elder
	§	Third Party Providers Agreements
	§	Investment Management Agreements
	§	Confidentiality Agreements
	§	Data Licencing Agreements
	§	Distribution Agreements
	§	Rebate Agreements
	§	Terms of Business

4.2	Investment Trusts		Kenny Greig	Robert Coulter
	§	Corporate Documentation		Kirsty Elder
	§	Directors Dealings
	§	Buyback Information

4.3	EPL		Kenny Greig	Jennifer Douglas
	§	Corporate Documentation		Kirsty Elder

5	Fund Operations

5.1	Client Information		Neil Anderson	Operations
	§	Client Correspondence		Department	(Not
	§	Client Bank Details		individually
	§	Custodian Details		segregated)
	§	Client Accounting
Reports/Documentation

5.2	Trading Records

5.3	Stock and Cash Reconciliations

5.4	Order Management System

5.5	Corporate Action Documentation

5.6	Funds Under Management Documentation

5.7	Pooled Fund Commission/Rebate reports

5.8	Broker Documentation

6	Corporate Accounting

6.1	Accounting Records		Andy Macpherson	Fiona Clarke

§	Monthly Management Accounts	Sharon Toner
§	Reconciliations	Konrad Wyczolkowski
§	Trail/Rebate Documentation	Nicola Allan
§	Revenue Fee Invoices	Ansab Waseem

  VAT Returns
  Corporation Tax/Other Tax Schedules
  Budget Schedules

6.2	Statutory Accounts	Andy Macpherson	Fiona Clarke
Sharon Toner
Konrad Wyczolkowski
Nicola Allan
Ansab Waseem

6.3	Client Communications	Andy Macpherson	Fiona Clarke
	§ Fee Invoices		Sharon Toner
	§ Bank Account Details		Konrad Wyczolkowski
Nicola Allan
Ansab Waseem

6.4	Staff Expenses	Andy Macpherson	Fiona Clarke
Sharon Toner
Konrad Wyczolkowski
Nicola Allan
Ansab Waseem

6.5	EPL Bank Account Correspondence	Andy Macpherson	Fiona Clarke
Sharon Toner
Konrad Wyczolkowski
Nicola Allan
Ansab Waseem

6.6	EPL Insurance Policies		Stewart Brown
Andy Macpherson

7	Client Services and Sales

7.1	Client Correspondence		Elaine McGrail
	§ Contact Information	Jamie Mackintosh	Ken Fraser
	§ Portfolio Reports		Tom Dickson
	§ Performance Reports		Yvonne Dier
	§ Client Bank Details		Mairi Rogers

7.2	Sales Information		Elaine McGrail
		Jamie Mackintosh	Ken Fraser
Tom Dickson
Yvonne Dier
Mairi Rogers

8	Performance

8.1	Performance System		Jeni Puxley	Tomek Kubala

8.2	Performance Reporting		Jeni Puxley	Tomek Kubala

9	Human Resources

9.1	HR Documentation		Kenny Greig	Charles Duncan
	§	Staff Performance Records
	§	Staff Personal Details
	§	Salary Documentation
	§	Pension Documentation
	§	BUPA Information
	§	Staff Absence Records
	§	Staff Disciplinary Records

10	IT Operations and Development

10.1	Systems Administration (passwords)		Kenny Gray	Andy Hyde
Chris Ireland

10.2	Source code		Robert McElroy	Craig Thomson
Craig Miller

11	Office Management

11.1	EPL Administration		Jennifer Douglas	Natalie Shah
	§	Buildings Documentation		Aneta Boryszewska
	§	Utilities Documentation
	§	Health and Safety Documentation
	§	Building Security Documentation

12	Projects

12.1	Project Administation	Jonathan Mundy	Emma Shropshire

* Confidential Data - Hard copies are maintained in locked cabinet. Electronic versions have restricted access.

Schedule 5

Edinburgh Partners Ltd
Handling your complaint

Should a client or prospective client wish to make a complaint they should in the first instance contact their client service contact within Edinburgh Partners. The client service contact is responsible for ensuring that the details of the complaint are passed to the Compliance department which is responsible for recording and investigating the complaint.

The Head of Compliance may appoint another person to investigate the complaint provided that person is of a suitable level of competence and seniority and does not have a conflict of interest.

Edinburgh Partners aims to address complaints promptly and appropriately. We aim to provide a full response to the complaint as soon as possible. Where the complaint will take longer than 10 working days to investigate and respond to, we may provide an initial acknowledgement either by phone or in writing and will provide an estimate of how long it will be before a full response can be issued.

We will leave a complaint open until the earlier of: the date the client informs us they are satisfied with the response or one month after we have issued our final response.

In the event that clients or potential clients are not satisfied it is unlikely that they will have recourse to the Financial Ombudsman Service (FOS) in the UK. They may however, have the ability to pursue a civil action.

For notification of complaints please contact -
Client Service Department
0131 270 3800
enquiries@edpam.com

Complaints are investigated by -
Compliance Department
0131 270 3800
Compliance@edpam.com

Schedule 6

Level 1		Electronic data	Paper based data
•	Financial accounting	• Any loss to be reported	•	Any loss to be reported
	information,	immediately,		immediately,
•	Salary & remuneration	• Data being taken or	•	Papers to be shredded
	information,	transferred outwith the		after use,
•	Confidential Committee	office must be encrypted.	•	Papers to be kept in
	or meeting papers,			locked drawer / cabinets
•	Staff related documents,			overnight.
•	PA Dealing information,
•	Client fee data,
•	Client / agent banking
details.

Level 2		Electronic data	Paper based data
•	Incident reports,	• Any loss to be reported	•	Any loss to be reported
•	Client agreements,	immediately,		immediately,
•	Client reports,		•	Papers to be disposed of
•	Board papers,			in confidential waste bins.
•	Performance data.

Level 3		Electronic data	Paper based data
•	Client presentation	• May be taken offsite in	•	Papers to be disposed of
	materials & RFPs,	unencrypted format.		in confidential waste bins.
•	Risk registers,
•	Compliance documents /
correspondence,
•	Client correspondence.

Approval Form for Government Official Gift, Meal, Travel, Entertainment, or Special Exception Expenses

FORM A

Date:
Name of EP contact submitting this form:
EP Office Location:
Please Select One of the Following:

Event Pre-Approval Event Name: Location of the event: Date of the event: How many Gov’t Officials attending: Estimated budget for event:	[venue name and city] [estimated]

Please attach the planned agenda for this event

Pre-approval to exceed $2000 annual threshold or other special exception:

Gov’t Official Name:
Gov’t Entity / Company:
Country of Gov’t Entity:
Sales Relationship Manager:
YTD spent on this Gov’t Official (USD):
Estimated amount to be spent (USD):
Nature of expense:
Pending business:

[only need approval for expense if more than USD $50]
[i.e.: business meal, Due Diligence travel, gift, entertainment, etc.]
[if yes, please describe]

After the above is completed, please email or hand the form to ‘Compliance@edpam’ email group and they will assist in getting the below approvals.

Signatures for Approval:

Chief Compliance
Officer:

(signature)

(printed name)

(date)

Instructions: Covered Person must obtain prior approval from their Senior Leader (or his/her designee) as described in the Franklin Resources, Inc. Anti-Corruption Policy (the Policy). Please use this Form A to obtain required prior approval when such expenses exceed the thresholds described in the Policy. Only reasonable and bona fide hospitality or other expenditures, such as travel and lodging expenses, directly related to the promotion, demonstration, or explanation of Edinburgh Partners products or services are permitted. Expenditures for the benefit of family members of a GO or payment for such activities as side trips or visits to tourist attractions are strictly prohibited. Gifts should be limited to items of nominal value, such as, EP-branded items.

Form B: Confirmation form for Gift, Meal, Travel, or Entertainment Expenses Provided to Government Officials (Must be submitted with receipts and expense report)

Instructions: Covered Persons must complete this form to confirm any gift, meal, travel, or entertainment expenses provided to a GO (even if the expense did not require prior approval). Form B should be attached to expense reports and submitted in accordance with the Global Expense Management Policy.

Analysis Code: ANL 8825

Requestor Details

Name Department Location/Affiliate

Company Employees or
consultants accompanying
Government Officials

Information Regarding Government Officials

Amount per
Description of Gift, Travel,	Reason for Gift, Travel, Entertainment or				Expense			Amount per
		Name of Govt Official	Title of Govt Official	Govt Entity		person (expense	FX Rate
Entertainment or Education	Education				Currency			person (USD)
currency)

By signing this form, the Requestor confirms that the expenses did not exceed approved amounts. If there are any exceptions to this representation,
the Covered Person must attach hereto a copy of the prior written approval of the expense.	Signature of Requestor